UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bernard Chaus, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

Common Stock, $0.01 par value

2)	Aggregate number of securities to which transaction applies:

15,643,382 shares of issued and outstanding Common Stock, other than those owned by the Company, the Camuto Group, Family Newco, the Family Shareholders and Investor Newco (each as defined in this proxy statement). There are no outstanding company options for which the per share merger consideration exceeds the exercise price.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$0.21 per share of Common Stock. In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying 0.0001146 by the maximum aggregate value of the merger, which was determined by multiplying (A) 15,643,382 by (B) $0.21.

4)	Proposed maximum aggregate value of transaction:

$3,285,110.22

5)	Total fee paid:

$376.47

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EXPLANATORY NOTE

The version of the definitive proxy statement that was printed and mailed is filed herewith. It reflects a change in meeting date in the version filed on June 12, 2012. The version filed on June 12, 2012 was never mailed.

June 13, 2012

To the Shareholders of Bernard Chaus, Inc.:

You are cordially invited to attend a special meeting of the shareholders of Bernard Chaus, Inc., a New York corporation (the “Company,” “we,” “us” or “our”) to be held at 10:00 a.m., local time, on July 9, 2012, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York.

On April 3, 2012, we entered into an Agreement and Plan of Merger (the “merger agreement”) with Camuto Consulting Inc., a Connecticut corporation beneficially owned by Vincent Camuto and a trust for the benefit of certain of Mr. Camuto’s family members (the “Camuto Group”), Camuto Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of the Camuto Group (“Investor Newco”), certain shareholders of the Company, including Josephine Chaus, our chairwoman and chief executive officer (the “Family Shareholders”) and BC Family Merger Corp., a New York corporation wholly owned by the Family Shareholders (“Family Newco”), providing for the merger of Family Newco and Investor Newco with and into the Company (the “merger”), with the Company surviving the merger. At the special meeting, we will ask you to adopt the merger agreement.

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $0.21 in cash, without interest and less any taxes required to be withheld under any applicable law. We refer to this amount as the “per share merger consideration.” The following shares of Company common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (a) treasury shares owned by the Company, (b) shares owned by Investor Newco or Family Newco, including shares contributed by the Camuto Group and the Family Shareholders to Investor Newco and Family Newco, respectively, and (c) shares owned by shareholders who have exercised, perfected and not withdrawn a demand for or lost the right to appraisal rights under the New York Business Corporation Law.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and our shareholders (other than the Camuto Group, Investor Newco, Family Newco and the Family Shareholders), and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders adopt the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and our shareholders (other than the Camuto Group, Investor Newco, Family Newco and the Family Shareholders) and recommended that our shareholders adopt the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

The merger cannot be completed unless shareholders holding at least two-thirds of the outstanding shares of Company common stock on the record date adopt the merger agreement. Certain stockholders and affiliates of the Company, including Mrs. Chaus and the Camuto Group, have agreed to vote their shares of Company common stock to adopt the merger agreement. The total number of shares subject to such agreements is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes. More information about the merger is contained in the accompanying proxy statement and a copy of the merger agreement is attached as Annex A thereto.

In considering the recommendation of the special committee and the board of directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. Josephine Chaus, our chairwoman of the board and chief executive officer, beneficially owns approximately 44.9% of the total number of outstanding shares of Company common stock.

The accompanying proxy statement includes additional information regarding certain interests of the Company’s directors and executive officers that may be different from, or in addition to, the interests of our shareholders generally.

We encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

We appreciate your continued support of the Company.

Sincerely,

/s/ Josephine Chaus
Chairwoman and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated June 13, 2012 and is first being mailed to shareholders on or about June 14, 2012.

BERNARD CHAUS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 9, 2012

NOTICE IS HEREBY GIVEN that the special meeting of shareholders of Bernard Chaus, Inc. (the “Company,” “we,” “us” or “our”) will be held at 10:00 a.m., local time, on July 9, 2012, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York, for the following purposes:

1.	To adopt the Agreement and Plan of Merger (the “merger agreement”) by and between the Company, the Camuto Group, a Connecticut corporation beneficially owned by Vincent Camuto and a trust for the benefit of certain of Mr. Camuto’s family members (the “Camuto Group”), Camuto Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of the Camuto Group (“Investor Newco”), certain shareholders of the Company (the “Family Shareholders”), and Family Newco, a New York corporation wholly owned by the Family Shareholders (“Family Newco”) providing for the merger of Family Newco and Investor Newco with and into the Company (the “merger”), with the Company surviving the merger; and
2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For more information about the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached thereto as Annex A.

A special committee of our board of directors, consisting entirely of independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and our shareholders (other than the Camuto Group, Investor Newco, Family Newco and the Family Shareholders), and recommended that our board of directors approve and declare the advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders adopt the merger agreement. Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee, deemed it advisable and in the best interests of the Company and our shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of the Company and our shareholders (other than the Camuto Group, Investor Newco, Family Newco and the Family Shareholders) and recommend that our shareholders adopt the merger agreement at the special meeting. Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

Josephine Chaus, our chairwoman of the board and chief executive officer, beneficially owns approximately 44.9% of the total number of outstanding shares of Company common stock. Only shareholders of record at the close of business on June 12, 2012 are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof.

The adoption of the merger agreement requires the affirmative vote of shareholders holding at least two-thirds of the shares of Company common stock outstanding at the close of business on the record date. Certain stockholders and affiliates of the Company, including Mrs. Chaus and the Camuto Group, have agreed to vote their shares of Company common stock to adopt the merger agreement. The total number of shares subject to such agreements is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes. The approval of the adjournment of the special meeting requires the affirmative vote of the holders of at least a majority of the shares of the Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Regardless of the number of shares of Company common stock you own, your vote is important. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by your broker, dealer, commercial bank, trust company or other nominee.

Company shareholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under New York law, which are summarized in the accompanying proxy statement.

If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date.

By Order of the Board of Directors
/s/ Josephine Chaus Chairwoman and Chief Executive Officer
New York, New York June 13, 2012

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE. IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD, YOU MAY VOTE YOUR SHARES OF COMPANY COMMON STOCK BY SIGNING AND DATING IT AND RETURNING IT PROMPTLY. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

SUMMARY VOTING INSTRUCTIONS

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee:  check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name:  submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

i

BERNARD CHAUS, INC.
SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 9, 2012

PROXY STATEMENT

This proxy statement contains information related to a special meeting of shareholders of Bernard Chaus, Inc. (the “Company,” “we,” “us” or “our”) which will be held at 10:00 a.m., local time, on July 9, 2012, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York and any adjournments or postponements thereof. We are furnishing this proxy statement to shareholders of Bernard Chaus, Inc. as part of the solicitation of proxies by the Company’s board of directors for use at the special meeting. This proxy statement is dated June 13, 2012 and is first being mailed to shareholders on or about June 14, 2012.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “Where You Can Find More Information” beginning on page 86. In this proxy statement, the terms “we,” “us,” “our,” “Bernard Chaus” and the “Company” refer to Bernard Chaus, Inc. and its subsidiaries. We refer to Camuto Consulting Inc. as the “Camuto Group,” and Camuto Merger Sub, Inc. as “Investor Newco”. We refer to BC Family Merger Corp. as “Family Newco”, the Aaron Chaus 1986 Trust, the Ariel Chaus 1986 Trust, the Aaron Chaus 2003 Trust and the Ariel Chaus 2003 Trust collectively as the “Chaus Trusts”, and Josephine Chaus, Ariel Chaus, Aaron Chaus and the Chaus Trusts collectively as the “Family Shareholders.” We refer to The Camuto Descendants Trust (Delaware) u/a/d May 13, 2010 as the “Camuto Trust.”

The Parties

(page 12)

Bernard Chaus, Inc. designs, arranges for the manufacture of and markets an extensive range of women’s career and casual sportswear principally under the JOSEPHINE CHAUS®, JOSEPHINE®, JOSEPHINE STUDIO®, CHAUS®, CHAUS SPORT®, CYNTHIA STEFFE®, SEAMLINE CYNTHIA STEFFE® and CYNTHIA CYNTHIA STEFFE® trademarks and under private label brand names. The Company’s products are sold nationwide through department store chains, specialty retailers, discount stores, wholesale clubs and other retail outlets. The Company’s CHAUS product lines sold through the department store channels are in the opening price points of the “better” category. The Company’s CYNTHIA STEFFE product lines are upscale contemporary women’s apparel lines sold through department stores and specialty stores. The Company’s private label product lines are designed and sold to various customers.

Josephine Chaus, our chairwoman of the board and chief executive officer, beneficially owns approximately 44.9% of the total number of outstanding shares of Company common stock. The Family Shareholders have agreed to contribute to Family Newco all of the shares of Company common stock owned by them in exchange for shares of Family Newco common stock immediately prior to the completion of the merger.

Overview of the Transaction

(page 15)

The Company, the Camuto Group, Investor Newco, Family Newco and the Family Shareholders entered into the merger agreement on April 3, 2012. Under the terms of the merger agreement, Investor Newco and Family Newco will be merged with and into the Company, with the Company surviving the merger. Investor Newco is a wholly owned subsidiary of the Camuto Group, and Family Newco is beneficially owned by the Family Shareholders. The following will occur in connection with the merger:

•	each share of Company common stock issued and outstanding immediately prior the closing (other than treasury shares owned by the Company, shares owned by Investor Newco or Family Newco, including shares contributed to Investor Newco and Family Newco by the Camuto Group and the Family Shareholders, respectively, and shares owned by shareholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the New York Business Corporation Law (“NYBCL”)) will convert into the right to receive the per share merger consideration, as described below; and
•	all shares of Company common stock so converted will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

Following and as a result of the merger:

•	Company shareholders (other than the Family Shareholders and the Camuto Group) will no longer have any interest in, and will no longer be shareholders of, the Company, and will not participate in any of the Company’s future earnings or growth;
•	price quotations with respect to shares of Company common stock in the public market will no longer be available; and
•	the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) will be terminated. Accordingly, public information regarding the Company’s financial and business condition will no longer be available.

The Special Meeting

(page 42)

The special meeting will be held on July 9, 2012 at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York. At the special meeting, you will be asked to, among other things, adopt the merger agreement. Please see the section of this proxy statement captioned “Questions and Answers About the Special Meeting and the Merger” for additional information on the special meeting, including how to vote your shares of Company common stock.

Shareholders Entitled to Vote; Vote Required to Adopt the Merger Agreement

(page 42)

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on June 12, 2012, the record date for the special meeting. On that date, there were 37,481,373 shares of Company common stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company common stock that you owned on that date. Adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the Company’s common stock outstanding and entitled to vote at the special meeting. Certain stockholders and affiliates of the Company, including Mrs. Chaus and the Camuto Group, have agreed to vote their shares of Company common stock to adopt the merger agreement. The total number of shares subject to such agreements is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes. See “The Special Meeting” beginning on page 42 for additional information.

Merger Consideration

(page 61)

If the merger is completed, each share of Company common stock, other than as provided below, will be converted into the right to receive $0.21 in cash, without interest and less any taxes required to be withheld under any applicable law. We refer to this amount as the “per share merger consideration.” Company common stock owned by the Company as treasury stock or owned by Family Newco or Investor Newco will be canceled without payment of per share merger consideration. Shares of Company common stock owned by shareholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the NYBCL will be canceled without payment of per share merger consideration and such shareholders will instead be entitled to appraisal rights under the NYBCL.

A paying agent will send written instructions for surrendering your certificates representing shares of Company common stock (if your shares of Company common stock are certificated) and obtaining the per share merger consideration after we have completed the merger. Do not return your stock certificates with your proxy card and do not forward your stock certificates to the paying agent prior to receipt of the written instructions. If you hold uncertificated shares of Company common stock (i.e., you hold your shares in book entry), you will automatically receive your per share merger consideration as soon as practicable after the effective time of the merger without any further action required on your part. See “The Merger Agreement — Treatment of Common Stock and Options — Exchange and Payment Procedures” beginning on page 62 for additional information.

Treatment of Company Stock Options

(page 61)

The Company shall take such action as shall be required to cause the vesting of any unvested Company stock options granted under any Company stock plans to be accelerated in full effective immediately prior to the effective time; to effectuate the cancellation, as of the effective time, of all Company stock options outstanding immediately prior to the effective time (without regard to the exercise price of such Company stock options); and to cause, pursuant to the Company stock plans, each outstanding Company stock option to represent, as of the effective time, solely the right to receive a lump sum cash payment in the amount, if any (net of applicable taxes), equal to the product of (i) the excess, if any, of (A) the per share merger consideration over (B) the exercise price per share of Company common stock subject to such Company stock option, multiplied by (ii) the total number of shares of Company common stock subject to such Company stock option, and to no longer represent the right to purchase Company common stock or any other equity security of the Company, the surviving corporation or any other person or to any other consideration. For a more detailed description of the treatment of Company stock options, please see “The Merger Agreement —  Treatment of Common Stock and Options — Options” beginning on page 61.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger

(page 19)

Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our shareholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Our board of directors and the special committee believe that the merger is fair (both substantively and procedurally) to our unaffiliated shareholders. For a discussion of the material factors considered by our board of directors and the special committee in determining to recommend the adoption of the merger agreement and in determining that the merger is fair

(both substantively and procedurally) to our unaffiliated shareholders, see “Special Factors —  Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 19 for additional information.

Positions of the Family Shareholders, Family Newco, the Camuto Group, Vincent Camuto, the Camuto Trust and Investor Newco Regarding the Fairness of the Merger

(page 33)

The Family Shareholders, Family Newco, the Camuto Group, Vincent Camuto, the Camuto Trust and Investor Newco believe that the merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC) is fair to the Company’s unaffiliated shareholders on the basis of the factors described under “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” beginning on page 19, and the additional factors described below.

Opinion of National Securities, Financial Advisor to the Special Committee

(page 24)

At the meeting of the special committee of the board of directors of the Company on April 3, 2012, National Securities Corporation (“National”) delivered to the special committee a presentation, followed by the verbal delivery of its Opinion dated April 3, 2012 (and subsequently delivered in written form), stating that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion, the per share merger consideration was fair, from a financial point of view, to the non-affiliated shareholders of the Company.

The full text of the National Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the National Opinion, is attached as Annex B to this proxy statement. The National Opinion is addressed to the special committee and relates only to the fairness of the per share merger consideration to the non-affiliated shareholders of the Company from a financial point of view. The summary of the National Opinion described herein is qualified in its entirety by reference to the full text of the National Opinion. Holders of Company common stock are urged to, and should, read the National Opinion carefully and in its entirety.

Financing of the Merger

(page 36)

The Camuto Group has advised us that it has sufficient funds to pay the per share merger consideration. The merger is not subject to a financing condition.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 36)

In considering the recommendation of our board of directors, you should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

•	The expected ownership of equity interests in the surviving corporation by Josephine Chaus and the other Family Shareholders;
•	Continued indemnification and liability insurance for directors and officers following completion of the merger; and
•	Continued employment of Mrs. Chaus and Ariel Chaus, her son.

See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36 for additional information.

Conditions to the Merger

(page 68)

The respective obligations of each of the Company, Family Newco, the Family Shareholders, the Camuto Group and Investor Newco to consummate the merger are subject to the satisfaction or waiver of certain conditions. For a more detailed description of these conditions, please see “The Merger Agreement — Conditions to the Merger” beginning on page 68.

Regulatory Approvals

(page 39)

The merger is not conditioned on the receipt of any regulatory approvals.

Termination of the Merger Agreement

(page 71)

The merger agreement may be terminated at any time prior to the effective time of the merger under the following circumstances:

•	by mutual written consent of the parties;
•	by Family Newco, the Camuto Group, Investor Newco or the Company if:
•	the merger is not completed by October 3, 2012, subject to certain conditions;
•	certain legal restraints regarding the merger become final and nonappealable; or
•	our shareholders fail to adopt the merger agreement at the special meeting or any postponement or adjournment thereof;
•	by the Company or Family Newco, if the Camuto Group or Investor Newco breaches any of their representations or warranties or fails to perform any of their covenants or agreements set forth in this Agreement, which breach or failure to perform would entitle Family Newco to terminate the merger agreement, subject to the right to cure the breach; or
•	by the Camuto Group or Investor Newco, if the Company, Family Newco or the Family Shareholders breach any of their representations or warranties or fail to perform any of their covenants or agreements set forth in the merger agreement, which breach or failure to perform would entitle the party seeking to terminate the merger agreement not to complete the merger, subject to the right to cure the breach.

The Camuto Group or Investor Newco may also terminate the merger agreement prior to the shareholder approval being obtained if the Company’s board of directors withdraws or modifies in a manner adverse to the Camuto Group or Investor Newco, or proposes publicly to withdraw or modify in a manner adverse to the Camuto Group or Investor Newco, the recommendation by the Company Board of the merger agreement or the merger or resolves or agrees to take any such action.

The Company may also, in certain instances, terminate the merger agreement to enter into a transaction in connection with a superior proposal.

Termination Fees and Reimbursement of Expenses

(page 72)

Generally, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. However, upon termination of the merger agreement under certain circumstances, the Company may be obligated to pay the Camuto Group a termination fee of $225,000 and/or the Camuto Group’s expenses incurred in connection with the merger.

Appraisal Rights

(page 79)

If the merger is consummated, persons who are shareholders of the Company will have certain rights under New York law to dissent and demand appraisal of, and payment in cash of the fair value of, their shares of Company common stock. Any shares of Company common stock held by a person who does not vote in favor of adoption of the merger agreement, demands appraisal of such shares of Company common stock and who complies with the applicable provisions of New York law will not be converted into the right to receive the per share merger consideration. Such appraisal rights, if the statutory procedures were complied with, will lead to a judicial determination of the fair value (excluding any element of value arising from the accomplishment or expectation of the merger) required to be paid in cash to such dissenting shareholders for their shares of Company common stock. The value so determined could be more or less than, or the same as, per share merger consideration.

You should read “Appraisal Rights” beginning on page 79 for a more complete discussion of the appraisal rights in relation to the merger as well as Annex C which contains a full text of the applicable New York statutes.

Voting Agreements

(page 74)

Family Newco and each of the Family Shareholders has entered into a voting agreement with the Company, the Camuto Group and Investor Newco pursuant to which he, she or it will vote all of their shares of Company common stock in favor of, among other things, the adoption of the merger agreement and any actions reasonably required in furtherance thereof and against any other acquisition proposal.

As of April 3, 2012, 18,837,991 shares of Company common stock were subject to the voting agreement, or approximately 50.26% of the outstanding shares of Company common stock as of that date.

The voting agreement will terminate on the earliest of (i) the completion of the merger; (ii) receipt of appropriate notice of termination, and (iii) the termination of the merger agreement.

In the Merger Agreement, the Camuto Group agreed, among other things, to vote its shares of Company common stock in support of the merger. The Camuto Group owns 3,000,000 shares of Company common stock, or approximately 8% of the outstanding shares of Company common stock as of the date of this proxy statement.

In addition, on April 3, 2012, the Company entered into a memorandum of understanding with respect to pending litigation concerning the merger. Pursuant to the memorandum of understanding, certain shareholders of the Company agreed, among other things, to vote their shares of Company common stock in support of the merger. As of April 3, 2012, 5,038,846 shares of Company common stock were subject to the voting provisions of the memorandum of understanding, or approximately 13.44% of the outstanding shares of Company common stock as of that date.

The total number of shares subject to the voting agreement and the voting provisions of the merger agreement and the memorandum of understanding is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes.

Litigation Relating to the Merger

(page 41)

On September 29, 2011, the Company was served with a summons and complaint in connection with a purported shareholder class action lawsuit relating to the merger. The lawsuit was filed in the Supreme Court of the State of New York and alleges, among other things, breach of fiduciary duties by certain current and prior directors of the Company.

On April 3, 2012, the Company entered into a memorandum of understanding with respect to the pending litigation. Pursuant to the memorandum of understanding, certain shareholders of the Company agreed, among other things, to vote their shares of Company common stock in support of the Merger. As of April 3, 2012, 5,038,846 shares of Company common stock were subject to the voting provisions of the memorandum of understanding, or approximately 13.44% of the outstanding shares of Company common stock as of that date.

Material United States Federal Income Tax Consequences

(page 39)

If you are a U.S. Holder (as defined in “Special Factors — Material United States Federal Income Tax Consequences” below), the receipt of cash in exchange for your Company common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, or foreign income or other tax laws. In general, if you are a U.S. Holder, you will recognize capital gain or loss in an amount equal to the difference between the amount of cash you receive and your adjusted tax basis in the Company common stock exchanged for cash pursuant to the Merger. This capital gain or loss will be long-term capital gain or loss if you have held the Company common stock for more than one year as of the date of your exchange of the Company common stock pursuant to the Merger. If you are a Non-U.S. Holder (as defined in “Special Factors — Material United States Federal Income Tax Consequences” below), the receipt of cash in exchange for your Company common stock in the Merger will generally not be a taxable transaction for U.S. federal income tax purposes. You are urged to consult with a tax advisor to determine your particular tax consequences. See “Special Factors — Material United States Federal Income Tax Consequences” below for a more detailed discussion of the U.S. federal income tax considerations relevant to the Merger.

Additional Information

(page 86)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find More Information” beginning on page 86.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:	Why am I receiving this proxy statement?
A:	On April 3, 2012, we entered into an Agreement and Plan of Merger (the “merger agreement”) with the Camuto Group, Investor Newco, the Family Shareholders and Family Newco providing for the merger of Family Newco and Investor Newco with and into the Company (the “merger”), with the Company surviving the merger. You are receiving this proxy statement in connection with the solicitation of proxies by the board of directors of the Company in favor of the adoption of the merger agreement.
Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	Adoption of the merger agreement; and
•	Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
Q:	As a shareholder, what will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive $0.21 in cash, without interest thereon and less any taxes required to be withheld under any applicable law, for each share of Company common stock that you own immediately prior to the effective time of the merger as described in the merger agreement.
Q:	When and where is the special meeting of our shareholders?
A:	The special meeting of shareholders will be held at 10:00 a.m., local time, on July 9, 2012, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York.
Q:	What vote of our shareholders is required to adopt the merger agreement?
A:	For us to complete the merger, shareholders holding at least two-thirds of the shares of Company common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. Certain stockholders and affiliates of the Company, including Mrs. Chaus and the Camuto Group, have agreed to vote their shares of Company common stock to adopt the merger agreement. The total number of shares subject to such agreements is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes.

At the close of business on the record date, 37,481,373 shares of Company common stock were outstanding and entitled to vote at the special meeting, of which 17,030,887 shares were owned by our management.

Q:	Who can attend and vote at the special meeting?
A:	All shareholders of record as of the close of business on June 12, 2012, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or statement reflecting your share ownership as of the record date. “Street name” holders who wish to vote at the special meeting will need to obtain a proxy from the broker, dealer, commercial bank, trust company or other nominee that holds their shares of Company common stock. Seating will be limited at the special meeting. Admission to the special meeting will be on a first-come, first-served basis.

Q:	How does our board of directors recommend that I vote?
A:	Our board of directors, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends that our shareholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

You should read “Special Factors — Recommendation of our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 19 for a discussion of the factors that our special committee and board of directors considered in deciding to recommend the adoption of the merger agreement. In addition, in considering the recommendation of the special committee and the board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers may have interests that are different from, or in addition to, the interests of our shareholders generally. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” beginning on page 36.

Q:	How will our directors and executive officers vote on the proposal to adopt the merger agreement?
A:	Josephine Chaus, the Company’s chief executive officer and chairwoman, has entered into a voting agreement with the Camuto Group and Investor Newco pursuant to which, amongst other things, Mrs. Chaus has agreed to vote all of her shares of Company common stock in favor of adoption of the merger agreement. As of June 12, 2012, the record date for the special meeting, Mrs. Chaus beneficially owned, in the aggregate, 16,837,308 shares of Company common stock, or approximately 44.9% of the outstanding shares of Company common stock.

In addition, our other directors and current executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of their shares of Company common stock in favor of the adoption of the merger agreement. As of June 12, 2012, the record date for the special meeting, our directors and current executive officers (other than Mrs. Chaus) owned, in the aggregate, 193,579 shares of Company common stock, or collectively approximately 0.5% of the outstanding shares of Company common stock.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Company common stock?
A:	Shareholders of Company common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock in lieu of receiving the per share merger consideration if the merger closes but only if they perfect their appraisal rights by complying with the required procedures under New York law. See “Appraisal Rights” beginning on page 79. For the full text of Sections 623 and 910 of the NYBCL, please see Annex C hereto.
Q:	How do I cast my vote if I am a holder of record?
A:	If you were a holder of record on June 12, 2012, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope.

If you properly transmit your proxy, but do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee?
A:	If you hold your shares in “street name,” which means your shares of Company common stock are held of record on June 12, 2012 by a broker, dealer, commercial bank, trust company or other nominee, you must provide the record holder of your shares of Company common stock with instructions on how to vote your shares of Company common stock in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company or other nominee. If you do not provide your broker, dealer, commercial bank, trust company or other nominee with instructions on how to vote your shares, your shares of Company common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement. Please refer to the voting instruction card used by your broker, dealer, commercial bank, trust company or other nominee to see if you may submit voting instructions using the Internet or telephone.
Q:	What will happen if I abstain from voting or fail to vote on the proposal to adopt the merger agreement?
A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.
Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to the Company’s corporate secretary prior to the vote at the special meeting. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.
Q:	What should I do if I receive more than one set of voting materials?
A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive.
Q:	If I am a holder of certificated shares of Company common stock, should I send in my share certificates now?
A:	No. Promptly after the merger is completed, each holder of record as of the time of the merger will be sent written instructions for exchanging their share certificates for the per share merger consideration. These instructions will tell you how and where to send in your share certificates for your cash consideration. You will receive your cash payment after the paying agent receives your share certificates and any other documents requested in the instructions. Please do not send share certificates with your proxy.

Holders of uncertificated shares of Company common stock (i.e., holders whose shares are held in book entry) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Q:	What happens if the merger is not completed?
A:	If the merger agreement is not adopted by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and our common stock will continue to be registered under the Exchange Act and publicly traded. Under specified circumstances, we may be required to pay the Camuto Group a termination fee and/or reimburse the Camuto Group for all of its out of pocket expenses. See “The Merger Agreement — Termination Fees and Reimbursement of Expenses,” beginning on page 72.

Q:	When is the merger expected to be completed?
A:	We are working to complete the merger as quickly as possible. We currently expect the transaction to close in the fourth quarter of the 2012 fiscal year, however, we cannot predict the exact timing of the merger. In order to complete the merger, we must obtain shareholder approval and the other closing conditions under the merger agreement must be satisfied or waived.
Q:	What is householding and how does it affect me?
A:	The Securities and Exchange Commission (“SEC”) permits companies to send a single set of certain disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of Company common stock held through brokerage firms. If your family has multiple accounts holding Company common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

SPECIAL FACTORS

The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The Parties

Bernard Chaus, Inc.

Bernard Chaus, Inc. designs, arranges for the manufacture of and markets an extensive range of women’s career and casual sportswear principally under the JOSEPHINE CHAUS®, JOSEPHINE®, JOSEPHINE STUDIO®, CHAUS®, CHAUS SPORT®, CYNTHIA STEFFE®, SEAMLINE CYNTHIA STEFFE® and CYNTHIA CYNTHIA STEFFE® trademarks and under private label brand names. The Company’s products are sold nationwide through department store chains, specialty retailers, discount stores, wholesale clubs and other retail outlets. The Company’s CHAUS product lines sold through the department store channels are in the opening price points of the “better” category. The Company’s CYNTHIA STEFFE product lines are upscale contemporary women’s apparel lines sold through department stores and specialty stores. The Company’s private label product lines are designed and sold to various customers. The principal executive offices of Bernard Chaus, Inc. are located at 530 Seventh Avenue, New York, New York, 10018, and its telephone number is (212) 354-1280.

None of the Company nor any of the Company’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Company nor any of the Company’s directors or executive officers has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Family Shareholders

Josephine Chaus is a director, chairwoman of the board of directors and chief executive officer of the Company. The business address for Josephine Chaus is c/o Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York, 10018. Ariel Chaus and Aaron Chaus are sons of Josephine Chaus. The Chaus Trusts are affiliated with Mrs. Chaus. The co-trustees of each of the Aaron Chaus 1986 Trust and the Ariel Chaus 1986 Trust are Josephine Chaus and Daniel Rosenbloom. The trustee of each of the Aaron Chaus 2003 Trust and the Ariel Chaus 2003 Trust is Ilya Chaus Hyatt. The business address for Aaron Chaus, Ariel Chaus and the Chaus Trusts is c/o Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York, 10018.

Ariel Chaus has served as the Vice President, Business Development of the Company since 2009. Between 2007 and 2009, he served as Director of Operations of the Company. He is a citizen of the United States.

Aaron Chaus has been a student at all times in the last five years. He is a citizen of the United States.

Family Newco

BC Family Merger Corp., which we refer to as Family Newco, was formed by the Family Shareholders solely for the purpose of completing the merger. Family Newco is wholly owned by the Family Shareholders and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the completion of the merger, Family Newco will cease to exist. The principal executive offices of Family Newco are located at 530 Seventh Avenue, New York, New York, 10018, and its telephone number is (212) 354-1280.

The Camuto Group

Camuto Consulting Inc., which we refer to as the Camuto Group, designs, develops and distributes women’s fashion footwear and accessories. The beneficial owners of the Camuto Group are Vincent Camuto and The Camuto Trust. The Camuto Group’s products are sold worldwide in over 5,400 locations. The Camuto

Group is the owner of the Vince Camuto and Arturo Chiang brands and is the master licensee for the Jessica Simpson Collection. The Camuto Group also develops and manages several exclusive brands for Dillard’s, and holds the footwear license for BCBGeneration, BCBG Max Azria, Lucky Brand and Banana Republic. The Camuto Group’s portfolio also includes the design and sourcing of footwear for Tory Burch as well as a partnership with the apparel lifestyle brand Sanctuary. The principal executive offices of the Camuto Group are located at 411 West Putnam Avenue, Greenwich, CT 06830, and its telephone number is (203) 413-6500.

The Camuto Trust

The Camuto Trust is a trust organized under the law of Delaware. The Camuto Trust is for the benefit of certain of Mr. Camuto’s family members. The address of the Camuto Trust is U.S. Trust Company of Delaware, Trustee of The Camuto Descendants Trust (Delaware) c/o Cathleen McVeigh, Senior Vice President, Bank of America, Bracebridge II, 1100 N. King Street, Mail Stop DE5-002-04-12, Wilmington, Delaware 19884. The trustee of the Camuto Trust is the U.S. Trust Company of Delaware. The Camuto Trust, as a beneficial owner of the Camuto Group, has shared voting power of 21,837,991 shares of Company common stock, and shared dispositive power of 3,000,000 shares of Company common stock. Other than the shares it is deemed to have shared voting power and shared dispositive power over as a beneficial owner of the Camuto Group, the Camuto Trust does not beneficially own any shares of Company common stock.

Investor Newco

Camuto Merger Sub, Inc., which we refer to as Investor Newco, was formed by the Camuto Group solely for the purpose of completing the merger. Investor Newco is wholly owned by the Camuto Group and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the completion of the merger, Investor Newco will cease to exist. The principal executive offices of Investor Newco are located at 411 West Putnam Avenue, Greenwich, CT 06830, and its telephone number is (203) 413-6500.

None of the Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust or Investor Newco has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust or Investor Newco has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, United States federal or state securities laws, or a finding of any violation of United States federal or state securities laws.

Business and Background of Natural Persons Related to the Company

Set forth below for each director and executive officer of the Company is his or her respective present principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director or executive officer. None of the Company nor any of the Company’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Company nor any of the Company’s directors or executive officers listed below has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a citizen of the United States.

Executive Officers

Josephine Chaus is a co-founder of the Company and has held various positions with the Company since its inception. She has been a director of the Company since 1977, Chief Executive Officer from July 1991 until September 1994 and from December 1998 until present, and Chairwoman of the Board from July 1, 1991 until present. In addition, she served as President from 1980 to February 1993 and served as a member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

William P. Runge is the interim Chief Financial Officer of the Company. Previously, Mr. Runge was the Company’s Director of Financial Planning and Control since joining the Company in March 2009. Prior to joining the Company, from 1988 until 2008, Mr. Runge held positions of increasing responsibility with Popular Club Plan, Inc., a club-based multi-channel retailer of apparel and home store merchandise, and was its Vice President-Finance from 2004 until 2008.

Directors

Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer, retail apparel company and retail eyewear company. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993.

Robert Flug was appointed a director of the Company on April 13, 2009. Mr. Flug has worked in the fashion industry for over 30 years. From 2002 until the end of fiscal year 2009, Mr. Flug provided consulting services to the Company related to the Company’s private label and mass channel businesses via a consulting arrangement between the Company and an entity of which Mr. Flug is the principal shareholder. Prior to 2002, Mr. Flug was the owner and Chief Executive Officer of S.L. Danielle, which was acquired by the Company in 2002. Mr. Flug served as a director of Take-Two Interactive Software, Inc. from 1998 until 2007 and served as its interim non-executive chairman from 2006 until 2007.

Business and Background of Natural Persons Related to the Camuto Group and Investor Newco

None of the Camuto Group or Investor Newco nor any of the Camuto Group’s or Investor Newco’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Camuto Group or Investor Newco nor any of the Camuto Group’s Investor Newco’s directors or executive officers has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a United States citizen.

Executive Officers

Vincent Camuto is the founder of the Camuto Group and has served as a director, the Chief Executive Officer and Chairman since the company’s inception in 2001. From 1978 through 1999, Mr. Camuto held various positions with the Nine West Group Inc., a company which he co-founded and which was sold to Jones Apparel Group in 1999. Mr. Camuto, as a beneficial owner of the Camuto Group, has shared voting power of 21,837,991 shares of Company common stock, and shared dispositive power of 3,000,000 shares of Company common stock. Other than the shares he is deemed to have shared voting power and shared dispositive power over as a beneficial owner of the Camuto Group, Mr. Camuto does not beneficially own any shares of Company common stock.

Louise Camuto has served as a director of the Camuto Group since 2012. She was the Creative Director of the Camuto Group from 2001 through 2004 and has served as the company's President of Marketing and Communications since 2004.

Alex Del Cielo has served as a director and the Chief Operating Officer of the Camuto Group since 2001. In 1999, Mr. Del Cielo co-founded Operational Solutions, a consulting services company. From 1988 through 1999, Mr. Del Cielo held various positions with the Nine West Group Inc., including serving as Executive Vice President of Operations from 1994 to 1999, when the company was sold to Jones Apparel Group.

Jeffrey K. Howald has served as the Chief Financial Officer of the Camuto Group since 2007. Mr. Howald was formerly with Sports Brands International, where he served as Worldwide Chief Financial Officer from 2004 to 2007 and Vice President, Finance/Special Projects from 2003 to 2004. Prior to that, Mr. Howald held several financial and operations positions with the Nine West Group, Inc. for 18 years and until the company was sold to Jones Apparel Group.

The executive officers of Investor Newco are Vincent Camuto and Jeffrey K. Howald.

Directors

The sole director of Investor Newco is Vincent Camuto.

The directors of Camuto Group are Vincent Camuto, Louise Camuto and Alex Del Cielo.

Business and Background of Natural Persons Related to the Family Shareholders and Family Newco

Executive Officers

The executive officers of Family Newco are Josephine Chaus and William Runge.

Directors

The sole director of Family Newco is Josephine Chaus.

Overview of the Transaction

The Company, the Family Shareholders, Family Newco, the Camuto Group and Investor Newco entered into the merger agreement on April 3, 2012. Under the terms of the merger agreement, Family Newco and Investor Newco will be merged with and into the Company, with the Company surviving the merger. The following will occur in connection with the merger:

•	each share of Company common stock issued and outstanding immediately prior to the closing (other than treasury shares owned by the Company, shares owned by Family Newco or Investor Newco and shares owned by shareholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the NYBCL) will convert into the right to receive the per share merger consideration; and
•	all shares of Company common stock so converted will, at the closing of the merger, be canceled, and each holder of a certificate representing any shares of Company common stock shall cease to have any rights with respect thereto, except the right to receive the per share merger consideration upon surrender of such certificate (if such shares are certificated).

Following and as a result of the merger:

•	Company stockholders (other than the Family Shareholders and the Camuto Group) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;
•	price quotations with respect to shares of Company common stock in the public market will no longer be available; and
•	the registration of shares of Company common stock under the Exchange Act will be terminated. Accordingly, public information regarding the Company’s financial and business condition will no longer be available.

Management and Board of Directors of the Surviving Corporation

The board of directors of the surviving corporation will, from and after the effective time of the merger (which we refer to as the “effective time”), consist of Josephine Chaus, Ariel Chaus, Vincent Camuto and Alex Del Cielo. The officers of the surviving corporation will, from and after the effective time, be Josephine Chaus, Ariel Chaus and William Runge until their successors have been duly appointed and qualified or until their earlier death, resignation or removal.

Background of the Merger

The Company has suffered from ongoing liquidity and financial concerns, regularly realizing losses from operations and working capital deficits; and the price of the Company’s common stock has fallen precipitously. In addition, CIT Group/Commercial Services, Inc. (“CIT”) is the sole source of the Company’s financing and the Company’s borrowings from CIT are at the discretion of CIT. The board of directors of the Company (the “Board”) and senior management of the Company periodically discussed the Company’s long-term strategic plan with the goal of maximizing shareholder value and attempting to alleviate these ongoing liquidity and financial concerns. As part of this ongoing process, the Board and senior management also discussed strategic alternatives that may be available to the Company; in particular, those strategic alternatives that preserve the ability of the Company to take advantage of its extensive net operating losses.

Beginning in 2007, the Board and senior management of the Company began exploring strategic alternatives with representatives of an investment bank of national reputation. Following those discussions, the Board concluded that continuing with the Company’s then-current plan was the most viable option.

In 2005, the Company entered into a licensee agreement with Kenneth Cole Productions (LIC) (“KCP”) pursuant to which KCP granted the Company a license to manufacture and sell women’s sportswear under various labels owned by KCP. By the 2010 fiscal year, the license agreement with KCP was the source of approximately 50% of the Company’s revenues. Despite the success of this relationship for the Company, KCP sought to retake control of their labels. In October 2010, the Company and KCP agreed to an early termination of the Company’s license agreement and the Company began a process to find new licensing partners in order to secure additional revenue for the Company. The early termination of the license agreement worsened the Company’s liquidity and financial condition, and the failure to replace the lost revenue in a timely manner was likely to have a material adverse effect on the Company’s business. As a result of this process, on November 18, 2010, the Company entered into a trademark license agreement with the Camuto Group. The Company’s license agreement with the Camuto Group granted the Company an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark “Vince Camuto” in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico.

In January 2011, in connection with the early termination of the KCP license agreement, the Company repurchased 6,000,000 shares of Company common stock held by KCP at price of $0.10 per share. The Company relied on short term borrowings to repurchase the KCP shares, having represented to CIT that it would immediately resell the shares for a like amount to the Camuto Group and China Ting Group Holdings, Limited (“China Ting”), the Company’s principal manufacturer, both of whom had indicated a willingness to purchase shares.

In order to fulfill its representation to CIT and to further strengthen its licensing relationship with the Camuto Group, on February 9, 2011, the Company sold 3,000,000 of the shares repurchased from KCP to the Camuto Group at a price of $0.10 per share. The management of the Company considered the Camuto Group’s investment a positive development given that the Camuto Group was its largest source of revenue. The investment also provided much needed liquidity and financial support.

On April 6, 2011, representatives of the Company, the Camuto Group and China Ting met in New York, New York to discuss their business relationships and the financial status of the Company. The representatives of the Camuto Group and China Ting emphasized that the Company needed to find greater financial strength and profitability. The Camuto Group expressed its willingness to provide accounting and administrative services to the Company, thereby reducing the Company’s expense structure, but only on the condition that the Company ceased to be a public company. China Ting expressed its willingness to restructure approximately $12 million of trade receivables owed by the Company as term debt. The Camuto Group and China Ting also discussed the possibility of sponsoring a proposal to take the Company private. In order to preserve the Company’s ability to take advantage of its extensive net operating losses, though, any such transaction would be conditioned on the members of the Chaus family that currently held shares of the Company (the “Family Shareholders”) maintaining their then-current ownership in the Company. The Camuto Group indicated that it wished to explore the possibility of such a transaction. Mrs. Chaus indicated to the Camuto Group that it would be beneficial to the Company and help the Company to solidify its relationship with its principal manufacturer if China Ting were offered the opportunity to participate in any such transaction.

On April 13, 2011, the Board held a special meeting to receive a report on the meeting between the Company, the Camuto Group and China Ting. Members of the Company’s management also participated in the meeting, as did Martin Nussbaum of Dechert LLP (“Dechert”), counsel to the Company. After receiving the report on the April 6 meeting, the Board discussed the proposal from the Camuto Group and China Ting. In light of the potential interest and involvement in the transaction of Josephine Chaus, the Company’s chief executive officer and the chairwoman of the Board, the Board determined that it was advisable and in the best interests of the Company and the shareholders of the Company (other than the Family Shareholders and the Camuto Group) to appoint a special committee of independent and disinterested directors to consider and negotiate any potential transaction with the Camuto Group and China Ting, or any alternative transaction. Phillip Barach and Robert Flug, the two independent members of the Board, were appointed to the Committee.

On April 29, 2011, the Company sold the remaining 3,000,000 shares that it repurchased from KCP to a wholly owned subsidiary of China Ting at a price of $0.10 per share. The management of the Company considered China Ting’s investment a positive development given that China Ting was its largest supplier. The investment also provided much needed liquidity and financial support.

On August 22, 2011, the Committee met with Pryor Cashman LLP (“Pryor Cashman”), and National Securities, to engage such firms as the Committee’s independent counsel and independent financial advisor, respectively, in the event an offer for a possible transaction was to be received.

On September 15, 2011, the Company received a written offer from the Camuto Group for a going private transaction. Under the terms of the offer, a newly formed, transaction specific entity would be merged with and into the Company, with the Company as the surviving entity. All of the common stock of the Company not owned by the Camuto Group, China Ting or the Family Shareholders at the time of the merger would be cancelled and converted into the right to receive $0.13 per share. As a result of the merger, the Family Shareholders, the Camuto Group and China Ting would own all of the common stock of the Company. The offer was conditioned on, among other things, the conversion of all accounts receivable owed by the Company to China Ting into a self-amortizing multi-year loan obligation, subordinate to all obligations of the Company to CIT. The Company issued a press release concerning the offer the following day.

The Company, China Ting and CIT engaged in extensive discussions concerning the terms on which CIT would consent to the conversion of $12 million of past due payables into term indebtedness. These discussions resulted in the execution of term notes and a debt restructuring agreement to effectuate that conversion, all of which were placed in escrow and released on January 31, 2012.

On September 17, 2011, the Company received a written email from Dr. Barry Berkowitz, a significant shareholder of the Company, seeking to discuss the written offer and indicating that Dr. Berkowitz believed the written offer was inadequate.

On September 21, 2011, the Committee held a meeting with representatives of Pryor Cashman and National Securities to discuss, among other things, the written offer from the Camuto Group and the email from Dr. Berkowitz. The Committee found that the Camuto Group’s offer did not represent an adequate premium to the then-current market price. The Committee also expressed an interest in engaging in discussions with Dr. Berkowitz.

On September 22, 2011, the Board held a regularly scheduled meeting. At that meeting, the Board reviewed the written proposal from the Camuto Group and directed it to the Committee for their consideration and recommendation. Following the meeting, Pryor Cashman advised Robinson & Cole LLP (“Robinson & Cole”), counsel to the Camuto Group, that the Committee was considering, and authorized to negotiate, the Camuto Group’s offer.

On September 28, 2011, the Company was served with a complaint by Kenneth Braun concerning a purported class action. The complaint asserted that, among other things, the Board breached its fiduciary duties in relation to the written proposal from the Camuto Group, and sought to enjoin the merger outlined in the written proposal.

On October 24, 2011, Dechert sent Robinson & Cole LLC, a draft of a proposed merger agreement, which had previously been reviewed by the Committee and Pryor Cashman. The proposed merger agreement anticipated a transaction in which the Family Shareholders and the Camuto Group would each form new, transaction specific entities to hold their shares of Company common stock and, in the case of the Camuto Group, an amount of cash equal to the merger consideration. Both of these entities would be merged with and into the Company, with the Company as the surviving entity. Following the merger, all of the Company’s shares would be owned by the Family Shareholders and the Camuto Group.

On October 26, 2011, the Company received a letter from counsel to Dr. Berkowitz and certain other shareholders of the Company demanding discussions with the Company, the Committee and the Camuto Group concerning the offer from the Camuto Group and threatening legal action if their demand was not met.

On October 31, 2011, National Securities advised the Committee of its preliminary valuation analysis of the Company’s common stock and that the price of $0.13 per share contemplated in the Camuto Group’s written offer was not within the range of such preliminary valuation.

On November 1, 2011, Pryor Cashman, National Securities, and representatives of the Company and Dechert met to discuss the Company’s current financial position and financial projections.

On November 4, 2011, National orally updated its valuation analysis to the Committee based on financial projections provided by Company management assuming that the merger would not occur. Utilizing the new data inputs with the same methodologies, and considering the fact that the Camuto license agreement was not transferable, terminated on a change of control and could be terminated by the Camuto Group if the Company was insolvent, National adjusted its preliminary valuation analysis, resulting in a lower fair price range.

On November 9, 2011, the Committee and Pryor Cashman held a teleconference with Dr. Berkowitz and his counsel to discuss the Camuto Group’s offer. Following the teleconference, Pryor Cashman, on behalf of the Committee and based upon analysis provided by National Securities and discussions with Dr. Berkowitz, advised Robinson & Cole that the Committee was prepared to negotiate a merger agreement with the Camuto Group that contemplated cash consideration of $0.24 per share.

On November 15, 2011, representatives of the Camuto Group met with the Committee and the Camuto Group indicated a willingness increase the proposed offer price from $0.13 per share to $0.20 per share, subject to satisfaction of the conditions contained in the original written offer, the satisfactory settlement of the purported class action and Dr. Berkowitz withdrawing his objections to the terms of the offer.

In late November 2011 and early December 2011, the Committee and counsel to Dr. Berkowitz discussed whether Dr. Berkowitz would be prepared to withdraw his objections if at an offer price of $0.20.

On December 14, 2011, representatives of the Company, the Camuto Group, China Ting and CIT met in New York, New York to discuss the proposed transaction, as well as the restructuring of the accounts receivable owed by the Company to China Ting.

In late December 2011, China Ting advised the Company that it was no longer interested in participating in the proposed transaction. The Committee did not consider China Ting’s decision as material because the Camuto Group indicated its willingness to proceed with the transaction without China Ting and had indicated that it had adequate financial resources to complete the transaction on its own.

Between January 5, 2012 and April 3, 2012, Pryor Cashman and counsel to Dr. Berkowitz negotiated the principal terms of a settlement of Dr. Berkowitz’s objections and the purported class action complaint. The Camuto Group had indicated that it would raise its offer to $0.20 per share if it resulted in Dr. Berkowitz’s acceptance of the transaction and a settlement of Mr. Braun’s action. Pryor Cashman assisted counsel to the Company in negotiating a settlement with counsel to Dr. Berkowitz and Mr. Braun involving the payment of legal fees and plaintiff’s awards to Dr. Berkowitz and Mr. Braun not to exceed $80,000 in the aggregate (premised upon a per share merger consideration of at least $0.20 in cash). The per share merger consideration was subsequently increased to $0.21 in cash, and the legal fees and awards payable were reduced to $75,000.

Over a period of time, there were discussions between the Committee, Pryor Cashman, Dechert and counsel to Dr. Berkowitz and Mr. Braun concerning support for the transaction and the proposed settlement. The Camuto Group then indicated it was willing to proceed with the transaction without finalizing the terms of a settlement with Mr. Braun and without Dr. Berkowitz’s support. Dr. Berkowitz then indicated that he was willing to support the transaction if the Camuto Group raised its offer price to $0.21. Following Dr. Berkowitz’s decision, Mr. Braun also indicated he could accept a settlement with a revised offer price of $0.21.

Between January 20, 2012 and April 3, 2012, representatives of Dechert, Robinson & Cole, Pryor Cashman, the Company and the Camuto Group negotiated the terms of the merger agreement.

On April 3, 2012, the Committee held a special meeting to review and discuss the negotiations with the Camuto Group, which were substantially complete. Pryor Cashman provided the Company Board with an overview of its fiduciary duties in the context of the proposed transaction and reviewed the terms of the draft merger agreement. At the request of the Committee, National delivered its opinion to the effect that, as of that date and based on and subject to the various assumptions and limitations to be described in its written opinion, the per share merger consideration is fair to the non-affiliated shareholders of the Company from a financial point of view. The full text of National’s written opinion dated April 3, 2012, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B.

Following the presentations by Pryor Cashman and National, the Committee considered the provisions of the merger agreement. The Committee then unanimously approved the merger agreement and recommended that the Board adopt the merger agreement.

Following the Committee’s meeting, the Board met to consider the Committee’s recommendation. Dechert reviewed the terms of the draft merger agreement. Following review and discussion, the Board unanimously approved the merger agreement and recommended that the Company’s shareholders vote their shares in favor of the adoption of the merger agreement and the merger.

Following the Board meeting, the parties finalized the merger agreement and related schedules. The merger agreement was then executed and the Company issued a press release announcing the transaction on April 4, 2012.

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger

The Committee

After receiving the report on the April 6, 2011 meeting between representatives of China Ting, Camuto and the Company, the Board discussed the proposal from Camuto and China Ting. In light of the potential interest and involvement in the transaction of Mrs. Chaus, the Board determined that it was advisable and in the best interests of the Company and the shareholders of the Company (other than the Family Shareholders, China Ting and Camuto) to appoint a special committee of independent and disinterested directors to consider and negotiate any potential transaction with Camuto and China Ting, or any alternative transaction. Mr. Barach and Mr. Flug, the two independent members of the Board, were appointed to the Committee.

The Board delegated to the Committee, to the fullest extent permitted by law, the full and plenary power and authority of the Board to (1) establish, modify, monitor and direct the process, procedures and activities relating to the review, evaluation and negotiation of any possible transaction with China Ting and Camuto and any alternative transaction; (2) take such actions as the Committee may deem necessary or appropriate in connection with soliciting an alternative transaction; (3) respond to any communications, inquiries or proposals regarding the possible transaction with China Ting and Camuto or any alternative transaction; (4) review, discuss, consider, examine, evaluate, investigate, analyze, assess, explore, respond to, communicate regarding, solicit, pursue, negotiate, reject or make an endorsement or recommendation to the Board regarding the possible transaction with China Ting and Camuto or any alternative transaction; (5) determine whether the possible transaction with China Ting and Camuto or any alternative transaction is advisable and is fair to, and in the best interests of, the Company and the unaffiliated shareholders, and recommend to the Board what action, if any, should be taken in connection with the possible transaction with China Ting and Camuto or any alternative transaction; (6) if the Committee deems it to be in the best interests of the Company and the unaffiliated shareholders, recommend that the Board authorize and approve the consummation of the possible transaction with China Ting and the Camuto Group or any alternative transaction and, if necessary, recommend that the Board submit the possible transaction with China Ting and the Camuto Group or an alternative transaction to the Company’s shareholders for their approval; (7) if the Committee determines that continuing the Company’s business without engaging in a transaction with China Ting and the Camuto Group or an alternative transaction is in the best interest of the Company, to reject the transaction with China Ting and the Camuto Group or any alternative transaction; (8) take such actions as the Committee may deem to be necessary or appropriate in connection with anti-takeover provisions, including, without limitation, actions with respect to the adoption, amendment or redemption of a stockholder rights plan; (9) investigate China Ting, the Camuto Group and any other prospective acquirors, the possible transaction with China Ting and the Camuto Group or alternative transactions and matters related thereto as it deems appropriate; (10) review and consider on behalf of the Company the forms of all requisite documentation or agreements in connection with the possible transaction with China Ting and the Camuto Group and any alternative transaction, including without limitation, any preliminary or definitive proxy statements and amendments thereto relating to the possible transaction with China Ting and the Camuto Group and any alternative transaction to be filed with the SEC, (11) participate in any proceedings, activities and litigation of the Company in connection with the possible transaction with China Ting and the Camuto Group or any alternative transaction; and (12) take such other actions as the Committee may deem to be necessary, convenient, useful, helpful, advisable or appropriate to accomplish the foregoing and/or for the Committee to discharge its duties.

The Committee, at a meeting held on April 3, 2012, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders, and recommended that the Board adopt a resolution approving and declaring the advisability of the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the shareholders of the Company adopt the merger agreement. In reaching its determination, the Committee consulted with and received the advice of its independent counsel and independent financial advisor, discussed certain issues with the Company’s senior management team as well as the Company’s counsel, and considered a number of factors that it believed supported its decision to enter into the merger agreement and consummate the proposed merger, including, but not limited to, the following material factors:

•	the $0.21 per share price to be paid in cash in respect of each share of Company common stock, which represented an approximately 88% premium over the average of the bid and asked prices for the Company’s common stock for the last ten trading days prior to the announcement of the proposed transaction;
•	the possibility that it could take a considerable period of time before the trading price of the Company’s common stock would reach and sustain at least the per share merger consideration of $0.21, as adjusted for present value, and the possibility that the trading price of the Company’s common stock could never reach that level or could decline further from present levels;
•	the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the Company’s shareholders, including because shareholders will not be exposed to the risks and uncertainties relating to the Company’s prospects;
•	the financial analyses presented to the Committee by National Securities and shared with the Board, as well as the opinion of National Securities, dated April 3, 2012, to the Committee which expressly allows reliance on the opinion by those members of the Board who are not members of the Committee to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $0.21 cash per share merger consideration to be received by the holders of shares of Company common stock (other than the Family Shareholders, Family Newco, Investor Newco and the Camuto Group) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of National Securities is attached as Annex B to this proxy statement;
•	the fact that no potential interested parties approached the Company, or indicated their interest or intention to do so, either before or after the press release on September 15, 2011 that the Camuto Group was interested in taking the Company private at a price of $0.13 per share;
•	the Company’s ongoing liquidity and financial concerns, and its regular and ongoing losses from operations and working capital deficits, all of which the Committee expects to persist if the Company does not consummate the merger;
•	the current and prospective environment in the apparel industry, which reflects challenging and uncertain industry conditions and risks that the Committee expects to persist;

•	the likelihood that the merger would be completed based on, among other things, the absence of a financing condition in the merger agreement and the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;
•	the other terms of the merger agreement and related agreements, including the Company’s ability during the period beginning on the date of the merger agreement and continuing until 11:59 p.m., New York City time, on May 3, 2012 to enter into, engage in, and maintain discussions or negotiations with third parties with respect to takeover proposals, the Board’s ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that its shareholders vote to adopt the merger agreement, the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, and the termination fee and expenses payable to the Camuto Group under certain circumstances in connection with a termination of the merger agreement, which the Committee concluded were reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the merger agreement including the per share merger consideration; and
•	the availability of appraisal rights under the NYBCL to holders of Company common stock who comply with all of the required procedures under the NYBCL, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by a court in New York.

In addition to the above, the Committee also considered the following factors:

•	Going Concern Valuation. While the Committee did not establish a specific going concern value of the Company, the Committee believed that National’s valuation methodologies provided relevant valuations of the Company as it continued to operate its business, and, to that extent, the Committee characterized such analyses collectively as forms of going concern valuations. The Committee considered these analyses in the context of the other financial analyses performed by National in the preparation of its opinion and such analyses factored into the Committee’s determination as to the fairness of the proposed transaction.
•	Historical Market Prices. The Committee did not place great weight on historical market prices given the lack of a liquid trading market in shares of Company common stock, although the Committee did note that the final negotiated price represented a significant premium to the market price of the common stock at the time of the initial offer by the Camuto Group and an approximately 88% premium over the average of the bid and asked prices for the Company’s common stock for the last ten trading days prior to the announcement of the proposed transaction.
•	Liquidation Valuation; Net Book Value; Other Factors Not Considered. The Committee did not consider the liquidation value of the Company because the Committee considered the Company to be a viable going concern, at least for some period of time, with its value more properly derived from cash flows from its continuing operations rather than from a sale of its assets in a liquidation. Moreover, the Committee did not consider net book value, which is an accounting concept, because it believed that net book value did not present a meaningful valuation methodology for the Company and its business. In addition, the Committee did not consider firm offers made by unaffiliated persons to acquire all or a substantial part of the Company by merger, asset sale, acquisition of a controlling block of securities or otherwise, as no such firm offers were made during the previous two years to the knowledge of the Committee.
•	Public Company. Based upon the Company’s financial projections, the Committee concluded that the liquidity and financial concerns facing the Company would be further exacerbated by remaining a public company.

The Committee also believed that sufficient procedural safeguards were and are present to ensure the fairness of the proposed merger and to permit the Committee to represent effectively the interests of the Company’s unaffiliated shareholders. These procedural safeguards include:

•	the fact that the Committee is comprised of two independent directors who are not affiliated with the Family Shareholders or the Camuto Group or any direct or indirect wholly owned subsidiary of the Camuto Group and are not employees of the Company or any of its subsidiaries;
•	the fact that, other than their receipt of Board and Committee fees (which are not contingent upon the consummation of the merger or the Committee’s or Board’s recommendation of the merger) and their interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” members of the Committee do not have interests in the merger different from, or in addition to, those of the Company’s unaffiliated shareholders;
•	the fact that the determination to engage in discussions related to the merger and the consideration and negotiation of the price and other terms of the merger was conducted entirely under the oversight of the members of the Committee without the involvement of any director who is affiliated with the Family Shareholders or the Camuto Group or who is a member of the Company’s management and without any limitation on the authority of the Committee to act with respect to any alternative transaction or any related matters;
•	the recognition by the Committee that it had the authority not to recommend the approval of the merger or any other transaction;
•	the Committee’s extensive negotiations with the Camuto Group, which, among other things, resulted in an increase in the offer price from $0.13 to $0.21 per share;
•	the fact that the Committee was advised by National Securities, as independent financial advisor, and Pryor Cashman, as independent counsel, each a reputable firm selected by the Committee, and the fact that the Committee requested and received from National Securities an opinion (based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein), as of April 3, 2012, with respect to the fairness of the per share merger consideration to be received by the holders of Company common stock (other than the Family Shareholders, Family Newco, the Camuto Group and Investor Newco);
•	the fact that the terms and conditions of the merger agreement and related agreements were designed to encourage a superior proposal, including a 30-day period during which the Company may enter into, engage in, and maintain discussions or negotiations with third parties with respect to takeover proposals; and
•	the availability of appraisal rights under the NYBCL to holders of Company common stock who comply with all of the required procedures under the NYBCL, which allows such holders to seek appraisal of the fair value of their shares of Company common stock as determined by a court in New York.

In the course of its deliberations, the Committee also considered a variety of risks and other countervailing factors related to entering into the merger agreement and the proposed merger, including:

•	the risk that the proposed merger might not be completed in a timely manner or at all;
•	that the public shareholders of the Company (other than the Family Shareholders, Family Newco, the Camuto Group and Investor Newco) will have no ongoing equity in the surviving corporation following the proposed merger, meaning that the public shareholders (other than the Family Shareholders and the Camuto Group) will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the Company’s common stock;
•	the restrictions on the conduct of the Company’s business prior to the completion of the proposed merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the proposed merger;
•	the risks and costs to the Company if the proposed merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business and customer relationships;

•	the possibility that the Camuto Group’s expenses plus the $225,000 termination fee payable by the Company upon the termination of the merger agreement could discourage other potential acquirors from making a competing bid to acquire the Company;
•	while the Committee was aware that affiliates of the Company could potentially block an alternative transaction, the Committee believed that the ability to entertain superior proposals was an important aspect of procedural fairness and, in that regard, specifically negotiated a “go-shop” provision into the merger agreement. The Committee also considered that, despite the lengthy period of time following the public disclosure of the Camuto Group’s initial offer of $0.13 per share, no third parties ever approached the Company about an alternative transaction. Further, none of the Family Shareholders ever stated that he, she or it would not support an alternative transaction, or publicly indicated his, her or its intent to support the merger prior to execution of the merger agreement.
•	that the Company will be required to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement as well as, under certain circumstances, pay the Camuto Group a termination fee of $225,000 and/or reimburse the Camuto Group’s expenses in connection with the termination of the merger agreement; and
•	the fact that our executive officers and directors may have interests in the transaction that are different from, or in addition to, those of our unaffiliated shareholders; see the section captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” on page 36.

In analyzing the proposed merger and in reaching its determination as to the fairness (both substantively and procedurally) of the transactions contemplated by the merger agreement, the Committee considered, among other factors, the analyses and methodologies of National Securities in evaluating the going concern value of the Company. See “Special Factors — Opinion of National Securities, Financial Advisor to the Committee” beginning on page 24.

Recommendation of the Board

The Board, at a meeting described above on April 3, 2012, adopted the analyses and conclusions of the Committee and, relying on such analyses and conclusions and acting upon the unanimous recommendation of the Committee:

•	deemed it advisable and in the best interests of the Company and its shareholders (other than the Family Shareholders, Family Newco, the Camuto Group and Investor Newco) that the Company enter into the merger agreement, and that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company and its shareholders (other than the Family Shareholders, Family Newco, the Camuto Group and Investor Newco); and
•	directed that the adoption of the merger agreement be submitted to a vote at a meeting of the shareholders of the Company and recommended to the shareholders of the Company that they vote for the adoption of the merger agreement and all other actions or matters necessary or appropriate to give effect to the foregoing pursuant to the NYBCL.

In reaching these determinations, the Board considered a number of factors, including the following material factors:

•	the Committee’s unanimous recommendation that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair to and in the best interests of the Company and its shareholders (other than the Family Shareholders, Family Newco, the Camuto Group and Investor Newco) and that the Board adopt a resolution approving and declaring the advisability of the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the shareholders of the Company adopt the merger agreement;

•	the fact that the Committee is comprised of two independent directors who are not affiliated with the Family Shareholders or the Camuto Group or any direct or indirect wholly owned subsidiary of Camuto Group and are not employees of the Company or any of its subsidiaries;
•	the fact that, other than their receipt of Board and Committee fees (which are not contingent upon the consummation of the merger or the Committee’s or Board’s recommendation of the merger) and their interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” members of the Committee do not have interests in the merger different from, or in addition to, those of the Company’s unaffiliated shareholders; and
•	the financial analysis presented to the Committee by National Securities and shared with the Board, as well as the opinion of National Securities, dated April 3, 2012, to the Committee, which expressly allows reliance on the fairness opinion by those members of the Board who are not members of the Committee, to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the $0.21 cash per share merger consideration to be received by the holders of shares of Company common stock (other than Family Shareholders, Family Newco, the Camuto Group or Investor Newco) pursuant to the merger agreement was fair, from a financial point of view, to such holders (the full text of which is attached as Annex B to this proxy statement).

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the proposed merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors. In light of the procedural protections described above, other than the Committee and its legal and financial advisors, the Board did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated shareholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger, nor did the Board consider it necessary to make any provision to grant unaffiliated shareholders access to the Company’s corporate files or to obtain counsel or appraisal services for unaffiliated shareholders.

In connection with the consummation of the merger, certain of the Company’s directors may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36 of this proxy statement.

Opinion of National Securities, Financial Advisor to the Special Committee

Opinion with respect to the Merger Consideration

Pursuant to a letter agreement dated as of September 21, 2011, National was engaged to provide its Opinion to the special committee. The special committee selected National based on the recommendation of its counsel, as well as National’s reputation and experience with small and micro-cap issuers in general. National, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. It does not perform tax, accounting, legal services or appraisal services, nor render such advice. At the meeting of the special committee on April 3, 2012, National delivered to the special committee a presentation, followed by the verbal delivery of its Opinion dated April 3, 2012 (and subsequently delivered in written form), stating that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion, the Merger Consideration (as defined below) was fair, from a financial point of view, to the non-affiliated shareholders of the Company. National’s analysis explicitly excluded an opinion on fairness, from a financial point of view, of the Merger Consideration to any of the family members of Bernard Chaus or the Camuto Group who own, or whose affiliates own, a controlling interest in the Company or who own, or whose affiliates own, any securities in the Company.

For purposes of the National Opinion, “Merger Consideration” means a right to receive $0.21 cash per common share of the Company, without interest.

The full text of the National Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the National Opinion, is included in Annex B attached to this proxy statement. The National Opinion is addressed to the special committee and relates only to the fairness of the Merger Consideration to the non-affiliated shareholders of the Company from a financial point of view. The National Opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to any matters relating to the merger. The summary of the National Opinion described herein is qualified in its entirety by reference to the full text of the National Opinion. Holders of Company common stock are urged to, and should, read the National Opinion carefully and in its entirety.

The National Opinion does not address the underlying business decision to enter into the merger agreement or the merger, nor does it evaluate alternative transaction structures or other financial or strategic alternatives. National was not authorized to solicit, and did not solicit, third party indications of interest for the acquisition of all or any part of the Company or the Company common stock and did not (other than services in connection with the fairness opinion) participate in the transaction process.

In arriving at its opinion, National reviewed and analyzed such financial and other matters as National deemed relevant, including, among other things:

•	certain publicly available information concerning the Company that National believed to be relevant to its inquiry, including, without limitation, the Company’s Proxy Statement on Schedule 14A dated November 1, 2010; Annual reports on Form 10-K for the Fiscal years ended July 3, 2010 and July 2, 2011; Quarterly reports on Form 10-Q for the periods ended October 2, 2010, January 1, 2011, April 2, 2011, October 1, 2011 and December 31, 2011; Form 13-G filed by Barry Jay Berkowitz on October 13, 2010 and amended on November 1, 2011, Form 13-D filed by Camuto Consulting Inc. on April 14, 2011 and amended on September 19, 2011, Form 13-D filed by Oceanroc Investments Limited on May 11, 2011 and certain current reports on Form 8-K filed on May 4, 2011, September 20, 2011 and February 1, 2012.
•	certain financial and operating agreements including the Camuto Consulting Inc. licensing agreement, the China Ting Group exclusive supply agreement and the second amended CIT restated factoring and financing agreement;
•	certain financial and operating information with respect to the current business operations, financial condition and prospects of the Company furnished to National by the Company, including, without limitation, pro-forma forecasts for fiscal years 2012 to 2016 prepared by management of the Company;
•	a trading history of Company common stock from August 1, 2011 to March 30, 2012;
•	a comparison of the operating statistics and current quoted market capitalization of Company common stock to that of other operators that are similar to the Company that National deemed relevant and appropriate;
•	a comparison of the financial terms of the merger with the terms of certain other recent transactions that National deemed relevant;
•	the offer letter from the Camuto Group, dated September 15, 2011, detailing its initial offer and the “going private” transaction;

•	a draft of the merger agreement, not including the exhibits or schedules thereto except as expressly stated in the written opinion; and
•	such other financial, strategic and market information that National deemed relevant.

In addition, National had discussions with the Company’s management, staff, and advisors concerning the material terms of the merger and the Company’s business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as National deemed relevant and appropriate.

In preparing the National Opinion, National assumed and relied upon the accuracy and completeness of, and did not independently verify, information (including without limitation the representations and warranties contained in the merger agreement) supplied or otherwise made available to National, discussed or reviewed by or for National or publicly available, and did not assume any responsibility for, nor make any independent verification of, any of the information. National further relied on the assurances of Company management, staff, and advisors that they were unaware of any facts that would make portions of the information supplied to National by them incomplete or misleading.

National did not subject such information to either (i) any independent review of any kind by National or a third party, or (ii) an audit in accordance with generally accepted accounting attestation standards or the Statement on Standards for Prospective Financial Information issued by the American Institute of Certified Public Accountants. Further, the preparation of the National Opinion did not include a detailed review of any Company transactions, and cannot be expected to identify errors, irregularities or illegal acts, including fraud or defalcations, that may exist. In addition, National assumed and relied upon the reasonableness and accuracy of all financial projections, forecasts and analyses provided to National, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company’s management. Accordingly, National did not express an opinion or any other form of assurance on, and assumed no responsibility for, the accuracy, completeness, correctness, assumptions or achievability of such projections, forecasts and analyses.

For purposes of rendering the National Opinion, National assumed that all representations and warranties set forth in the merger agreement were and will be true and correct as of all the dates made or deemed made and that each party would comply with all of the covenants required to be performed by it under the merger agreement. National assumed that the merger would be consummated without waiver or modification, by any party thereto, of any of the material terms or conditions contained in the merger agreement prior to National’s delivery of the National Opinion and that the final form of the draft merger agreement would be substantially the same as the merger agreement reviewed by National. National also assumed that any and all regulatory and third party approvals, consents and releases in respect of the merger, including with respect to any arrangement, contract or license of the Company or its subsidiaries, have been or will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the contemplated benefits of the merger.

The National Opinion was necessarily based upon economic, market and other conditions and circumstances as they existed and could be evaluated as of the date thereof. Although such conditions and circumstances may have changed and may change in the future, National assumed no obligation to update, revise or reaffirm its opinion. Further, National expressed no opinion as to the prices at which Company common stock may trade at any time. The National Opinion was limited to the fairness of the Merger Consideration, from a financial point of view, to the non-affiliated shareholders of the Company, and National assumed that there would be no material changes to the financial terms of the merger agreement after the date thereof. National expressed no opinion as to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company following the merger. National expressed no view or opinion as to any terms or other aspects of the merger (other than the Merger Consideration solely to the extent expressly specified in the National Opinion), including, without limitation, the form or structure of the merger.

In arriving at its opinion, National did not conduct a physical inspection of the properties or facilities of the Company, and did not review any of the books and records of the Company, except as expressly described in the National Opinion. National neither made nor obtained any evaluations or appraisals from a third party of the assets of The Company. National did not consider any tax, accounting or legal effects of the merger or the transaction structure on any person or entity. National did not evaluate the solvency or fair value of The Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

The following is a summary explanation of the various sources of information and valuation methodologies employed by National in its presentation to the special committee. These analyses were presented to the special committee at its meeting on April 3, 2012. This summary describes the financial analyses used by National and deemed to be material, but does not purport to be a complete description of analyses performed by National in arriving at the National Opinion. National did not explicitly assign any relative weights to the various factors or analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by National, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

For purposes of its analysis, National evaluated on a standalone basis, Bernard Chaus, Inc. (inclusive and exclusive of licensed products results on both an historical and forecasted basis).

Bernard Chaus Valuation

Bernard Chaus Comparable Companies Analysis

National compared the Company to a group of comparable public domestic apparel, footwear and accessories companies referred to as the “Bernard Chaus Comparable Companies.” The Bernard Chaus Comparable Companies are public companies that National deemed comparable to the Company’s limited universe because they are all public domestic apparel, footwear and accessories companies headquartered in North America, distribute primarily through third parties (with limited customer contact), are publicly traded and have market capitalizations of less than $250,000,000. National identified the nine public companies listed below as being comparable to the Company with respect to their industry sector, operating model, size and profitability. The companies selected had enterprise values between approximately negative $11 million and $259 million as of March 30, 2012.

• Delta Apparel Inc.	• Ever-Glory International Group, Inc.
• Hampshire Group Ltd.	• Jaclyn Inc.
• Joe’s Jeans Inc.	• Sequential Brands Group, Inc.
• Signature Eyewear Inc.	• Swank Inc.
• Tandy Brands Accessories Inc.

The financial information reviewed by National for these companies in the course of this analysis was based on historical financial information available as of March 30, 2012 and market data as of March 30, 2012. For each of the selected comparable companies, National compared, among other things:

•	the ratio of the company’s total enterprise (calculated as market capitalization plus debt plus minority interests plus preferred shares, minus total cash and cash equivalents) value based on the company’s closing price per common share on March 30, 2012, referred to as “EV”, to historical revenue over the trailing twelve months (“TTM”);
•	the ratio of the company’s EV on March 30, 2012, to historical EBITDA over the trailing twelve months (for purposes of National’s analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted for one-time unusual charges and non-recurring items); and
•	the ratio of the company’s EV on March 30, 2012, to historical Net Income over the trailing twelve months.

Set forth below are the EV, TTM Revenue, TTM EBITDA, TTM Net Income and EV to TTM Revenue for each comparable company (all figures in millions, except multiples):

Company	Market Capitalization	EV	TTM Revenue	TTM EBITDA	TTM Net Income	EV/TTM Revenue
Delta Apparel Inc.	138.83	259.12	491.61	29.95	5.08	0.53x
Ever-Glory International Group, Inc.	25.84	47.81	215.78	15.63	9.65	0.22x
Hampshire Group Ltd.	14.61	(11.15)	86.15	(9.09)	(9.96)	N/A
Jaclyn Inc.	19.65	31.67	198.55	3.39	3.43	0.16x
Joe’s Jeans Inc.	78.91	69.49	95.42	1.75	(1.37)	0.73x
Sequential Brands Group, Inc.	12.60	8.91	23.20	(6.60)	1.76	0.38x
Signature Eyewear Inc.	1.04	4.86	19.05	0.61	0.26	0.26x
Swank Inc.	58.83	59.21	138.62	10.51	5.94	0.43x
Tandy Brands Accessories Inc.	12.31	26.61	123.81	(4.00)	(9.86)	0.21x
Bernard Chaus, Inc.	5.25	21.73	78.27	(8.72)	(8.17)	0.28x

The following table presents the mean of the multiples reviewed by National in its comparable company analysis with respect to the Company:

Comparable Companies Median
EV / TTM Revenue	0.32x
EV / TTM EBITDA	8.3x
EV / TTM Net Income	9.6x

Based on the information for the comparable companies and given the Company’s negative EBITDA and Net Income, National applied the EV to TTM revenue mean multiple to the Company’s revenue for the TTM period (revenues included and excluded licensed products revenue) in order to derive a series of ranges for the implied per share value of the Company ranging from TTM ($0.12) to $0.23. The TTM Revenue for the Company including licensed product revenue was $78.2 million, and excluding licensed product revenue was $37.6 million. Because the Company had negative TTM EBITDA and TTM Net Income, National considered these metrics not meaningful for the purposes of its Opinion. By not factoring these negative metrics in its calculations, the implied value of the Company’s shares increased rather than decreased for purposes of National’s analysis.

None of the comparable companies have characteristics identical to the Company. In evaluating the comparable companies, National made assumptions with respect to the domestic apparel, footwear and accessories industries’ performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Bernard Chaus Precedent Transactions Analysis

National considered ratios of EV to revenues, with regards to the trailing twelve months, or “TTM,” then applicable, to derive multiples that strategic and financial acquirers have been willing to pay for companies in this particular market segment. In order to perform this analysis, National reviewed a number of transactions, including those involving companies deemed by National to be comparable to the Company based on financial performance, market focus and business model. National reviewed nine precedent merger and acquisition transactions announced from May 1, 2006 through December 31, 2011, involving companies in the women’s apparel industry that were headquartered in North America. National considered companies that were both privately held and publicly held, with no limitations on overall size or profitability due to the small sample set. These criteria were consistently applied and all transactions that fit within these criteria were analyzed.

National considered the following precedent transactions for its analysis:

Announcement Date	Acquiror	Target
December 1, 2011	New Wave Group AB	Paris Glove of Canada Ltd.
December 29, 2011	The Gores Group LLC; Liz Claiborne Inc.	Liz Claiborne Inc., Global Mexx Business
September 28, 2008	Phillips-Van Heusen Corporation (nka: PVH Corp.)	Mulberry Thai Silks, Inc., Certain Assets
May 9, 2008	B2X Corporation	Hampshire Group, Certain Assets of David Brooks and Marisa Christina
April 10, 2008	LF USA Inc.	Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands
May 24, 2007	Fruit of The Loom, Inc.	Vanity Fair Intimates, LP (nka: Vanity Fair Brands, LP)
April 2, 2007	Li & Fung Limited	Rosetti Handbags and Accessories Ltd.
October 1, 2006	Hampshire Group Ltd.	Marisa Christina Inc.
May 1, 2006	Li & Fung Limited	Oxford Industries Inc., Womenswear Group

For each precedent transaction above, National derived and compared to the extent publicly available, among other things, the ratio of the EV of the acquired company to the acquired company’s TTM revenue based on the latest publicly available financial statements of the acquired company relating to the period prior to the announcement of the acquisition.

Set forth below are the EV to TTM Revenue for each precedent transaction (all figures in millions, except multiples):

Transaction	EV	TTM Revenue	EV to TTM Revenue
New Wave Group AB/ Paris Glove of Canada Ltd.	$16.2	$28.0	0.59x
The Gores Group LLC; Liz Claiborne Inc./ Liz Claiborne Inc., Global Mexx Business	$85.0	$730.0	0.12x
Phillips-Van Heusen Corporation (nka:PVH Corp.)/ Mulberry Thai Silks, Inc., Certain Assets	$11.3	$25.0	0.45x
B2X Corporation/ Hampshire Group, Certain Assets of David Brooks and Marisa Christina	$5.9	$18.0	0.33x
LF USA Inc./ Liz Claiborne Inc., Emma James, Intuitions, JH Collectibles and Tapemeasure Brands	$30.0	$150.0	0.20x
Fruit of The Loom, Inc./ Vanity Fair Intimates, LP (nka:Vanity Fair Brands, LP)	$350.0	$800.0	0.44x
Li & Fung Limited/ Rosetti Handbags and Accessories Ltd.	$203.0	$195.0	1.04x
Hampshire Group Ltd/ Marisa Christina Inc.	$3.4	$17.7	0.19x
Li & Fung Limited/ Oxford Industries Inc., Womenswear Group	$37.3	$257.0	0.15x
Camuto Consulting Inc./ Bernard Chaus, Inc.	$21.73	$78.27	0.28x

The following table presents the median of multiples reviewed by National in its precedent transactions analysis with respect to the Company:

Precedent Transactions Median Multiple
EV to TTM Revenue	.33x

As the Company did not have positive EBITDA for the TTM period, only EV to TTM revenue from the information derived for each of the precedent transactions above was utilized. National applied median multiple to the Company’s revenue for the TTM period (revenues included and excluded licensed products revenue) in order to derive a series of ranges for the implied per share value of the Company ranging from ($0.11) to $.24.

No transaction utilized in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, National made numerous assumptions with respect to the domestic specialty retailing industry’s performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Bernard Chaus Discounted Cash Flow Analysis

National examined the value of the Company on a standalone basis, based on projected free cash flow estimates that were derived from financial projections (inclusive and exclusive of licensed products) provided by the Company management. The free cash flow estimates were generated by applying financial projections for the fiscal year ending January 2012 through the fiscal year ending January 2016. Exclusive of licensed products, the Company’s free cash flows were negative (in thousands) $14,008, $8,205, $8,746, $9,205 and $9,603 for the forecast period of 2012 to 2016, respectively. Inclusive of licensed products, the Company’s free cash flows were negative $8,999, $4,071, $4,367, $4,580 and $4,719 respectively for the forecast period of 2012 to 2016.

National performed a discounted cash flow analysis to calculate a range of present value for the Company using a discount rate of 17.9%, determined by National in its judgment and experience based on its estimated weighted average cost of capital of the Company, a perpetuity growth rate of 1.0%, and an EBITDA multiple of 8.0x and derived Company share prices ranging from ($1.97) to ($2.15) exclusive of licensed products and ($1.24) to ($1.31) inclusive of licensed products. The weighted average cost of capital used as a discount rate in the discounted cash flow analysis was determined assuming that the Company has a 0% tax rate, a risk free rate of return equal to the yield on the five year US Treasury note, a market risk premium equal to the average risk premium on companies with market capitalization of less than $68 million, and a cost of debt equal to the interest rate paid by comparable companies in recent financing transactions. The terminal growth rate was provided by management based on National’s query of a reasonable rate of growth for cash flow over the longer term, given that near-term cash flows are negative.

The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the National Opinion. In arriving at its fairness determination, National considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, National made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain National analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by National. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

In performing its analyses, National both made and relied upon assumptions with respect to the Company, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. The analyses performed by National are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. National’s analyses were prepared solely as part of National’s analysis of whether, as of the date of the National Opinion, from a financial point of view, the Merger Consideration offered under the merger was fair to the Company’s non-affiliated shareholders.

National was retained by the special committee to give a presentation of its analysis to the special committee and, separately, provide the National Opinion as to the fairness, from a financial point of view, to non-affiliated shareholders of the Company of the Merger Consideration, and will receive a fee of $50,000 and reimbursement of its expenses for such services. National did not recommend the consideration to be paid in the merger. No portion of the fee is contingent upon consummation of the Merger nor is it contingent upon any recommendation by National to the Board of Directors. In addition, the Company has agreed to indemnify National for certain liabilities arising out of its engagement, including the rendering of this opinion. National has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Merger. In the ordinary course of business, National may trade the common stock of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Projected Financial Information of the Company

The Company does not, as a matter of course, make public long-term projections as to future performance or other prospective financial information beyond the current fiscal year, and the Company is especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, as part of their analysis of the merger, the Company's management provided the Committee and National with certain non-public projections about the Company that were utilized by National. These projections also were considered by the Committee for purposes of evaluating the merger. The Company has included below a summary of these projections that it considered when evaluating the merger for the purpose of providing shareholders and investors access to certain non-public information that was furnished for these specific, limited purposes, with the caveat that such information may not be appropriate for other purposes for reasons outlined below. The Committee reviewed, for accuracy and completeness, this financial information and, after such review, determined that National’s reliance upon those materials was reasonable.

The Company's internal projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or with United States generally accepted accounting principles. Neither the Company's independent registered public accounting firm, nor any other independent accountants, has compiled, examined or preformed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability. The summary of these internal projections included below is not being included to influence your decision whether to vote for the merger.

While presented with numeric specificity, these internal projections were based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and other matters specific to the Company's business) that are inherently subjective and uncertain and are beyond the control of the Company's management. Important factors that may affect actual results and cause these results to differ from internal projections include, but are not limited to, the factors listed in the parenthetical above as well as risks and uncertainties relating to the Company's business and other factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC. These Risk Factors should be read and considered in conjunction with the internal projections. These internal projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions and matters that are subject to change. As a result, actual results may differ materially from these internal projections. Accordingly, there can be no assurance that the forecasted results summarized below will be realized.

The inclusion of a summary of these internal projections in this proxy statement should not be regarded as an indication that the Company or its affiliates, advisors or representatives consider these internal projections to be predictive of actual future events, and these internal projections should not be relied upon as such nor should the information contained in these internal projections be considered appropriate for other purposes. Neither the Company nor any of its affiliates, advisors, officers, directors, partners, employees or representatives can give you any assurance that actual results will not differ materially from these internal projections, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal projections to reflect actual performance or circumstances existing after the date these internal projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these projections are shown to be in error. Since the projections cover multiple years, such information by its nature becomes less meaningful and predictive with each successive year. The Company does not intend to make publicly available any update or other revision to these internal projections. Neither the Company nor any of its affiliates, advisors, officers, directors, partners, employees or representatives has made or makes any representation to any shareholder or other person regarding the Company's ultimate performance compared to the information contained in these internal projections or that the forecasted results will be achieved. The Company has made no representation to the Camuto Group, in the merger agreement or otherwise, concerning these internal projections. The below forecasts do not give effect to the merger.

Projections excluding Sales of Licensed Products

	2012E	2013P	2014P	2015P	2016P
Net Sales	$51,178	$51,679	$51,683	$51,683	$51,683
Cost of Goods Sold	$38,875	$39,080	$39,036	$38,993	$38,950
Gross Profit	$12,303	$12,599	$12,647	$12,689	$12,733
Operating Expenses	$19,856	$20,509	$21,092	$21,600	$22,046
Operating Profit	$(7,554)	$(7,909)	$(8,445)	$(8,910)	$(9,314)
Interest Expense	$659	$1,443	$1,366	$1,385	$1,404
Income Taxes	38	100	100	100	100
Net Income†	$(8,251)	$(9,453)	$(9,911)	$(10,395)	$(10,818)

Projections including Sales of Licensed Products

	2012E	2013P	2014P	2015P	2016P
Net Sales	$88,099	$91,888	$95,118	$97,834	$100,635
Cost of Goods Sold	$64,642	$68,377	$70,781	$72,783	$74,847
Gross Profit	$23,457	$23,511	$24,337	$25,051	$25,788
Operating Expenses	$26,563	$27,780	$28,833	$29,789	$30,704
Operating Profit	$(3,106)	$(4,268)	$(4,497)	$(4,738)	$(4,916)
Interest Expense	$659	$1,443	$1,366	$1,385	$1,404
Income Taxes	38	100	100	100	100
Net Income†	$(3,803)	$(5,811)	$(5,963)	$(6,223)	$(6,420)

†	Excludes accrued gain on early termination of the KCP License Agreement

Purposes and Reasons of the Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco for the Merger

The Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco, the purpose of the merger is to enable the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group), to acquire 100% ownership of the Company, in a transaction in which the unaffiliated stockholders will be cashed out for $0.21 per share, so the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group) will bear the rewards and risks of the ownership of the Company after shares of Company common stock cease to be publicly traded. In addition, with respect to the Family Shareholders, the merger will allow the Family Shareholders to maintain their investment in the Company.

Positions of the Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco Regarding the Fairness of the Merger

As described below, Family Newco, each of the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco believes that the merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC) is fair to the Company’s unaffiliated shareholders on the basis of the factors described under “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger, — Opinion of National Securities Corp., Financial Advisor to the Special Committee.” Except for Mrs. Chaus in her role as a member of the Board, none of Family Newco, any of the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust or Investor Newco participated in the deliberations of the special committee or the Board regarding, or received advice from the Company’s legal or financial advisor as to, the fairness of the merger. As disclosed under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” Family Newco and the Family Shareholders have interests in the merger different from those of the unaffiliated shareholders of the Company by virtue of the Family Shareholders’ contribution to Family Newco of shares of Company common stock which will not be converted into the right to receive the per share merger consideration and Mrs. Chaus’ expectation of a continuing leadership role in the surviving corporation.

The Family Shareholders, Family Newco, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco have adopted the analyses and conclusions of the Committee and relied on those analyses and conclusions when considering the merger.

The merger was structured so as to ensure that the Family Shareholders at all times maintained greater than 50% ownership of the Company and that the Company’s net operating losses would survive the merger. The Company, the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as beneficial owners of the Camuto Group) will be the sole beneficiaries of the Company’s net operating loss carry-forwards following the merger. As of July 2, 2011, the Company had generated federal net operating loss carry-forwards of approximately $59.5 million. Pursuant to generally accepted accounting principles, as of March 31, 2012, the Company has determined that it is “more likely than not” that the Company will not be able to utilize the carry-forwards to offset future taxable income and that its carry-forwards have no value for purposes of the Company’s balance sheet. However, if the Company can reduce its costs and increase its revenues going forward, it may be able to obtain some benefit from the carry-forwards. Because the Company’s results going forward are uncertain, the Company is unable at this time to quantify the benefit of the federal net operating loss carry-forwards to the Company, the Family Shareholders or the Camuto Group (or indirectly, Mr. Camuto and the Camuto Trust as beneficial owners of the Camuto Group).

The unaffiliated shareholders of the Company were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee’s financial and legal advisors. Accordingly, none of Family Newco, any of the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust or Investor Newco has performed, or engaged a financial advisor to perform, any independent valuation or other analysis for the purpose of assessing the fairness of the merger to the Company’s unaffiliated shareholders. Each of Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco believe, however, that the merger is substantively and procedurally fair to the unaffiliated shareholders of the Company based upon the factors identified above.

While Mrs. Chaus is an officer and director of the Company, because of her participation in the transaction as described under the section captioned “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger,” she did not serve on the special committee, nor did she participate in, or vote in connection with, the special committee’s evaluation of the merger agreement and the merger. For these reasons, Mrs. Chaus does not believe that her, Family Newco’s or any other Family Shareholder’s interests in the merger influenced the decision of the special committee or the Board with respect to the merger agreement or the merger.

The foregoing discussion of the information and factors considered and given weight by Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by them. Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement and the merger. Rather, Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco made the fairness determinations after considering all of the foregoing as a whole. Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco believe these factors provide a reasonable basis upon which to form their belief that the merger is fair to the Company’s unaffiliated shareholders. This belief should not, however, be construed as a recommendation to any Company shareholder to adopt the merger agreement. Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco do not make any recommendation as to how stockholders of the Company should vote their shares of Company common stock relating to the merger.

Certain Effects of the Merger

If the merger is completed, all of our equity interests will be owned by the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group). Except for the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group), none of our current shareholders will have any ownership interest in, or be a shareholder of, the Company after the completion of the merger. As a result, our current shareholders (other than the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group)) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the merger, the Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group) will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon completion of the merger, each share of Company common stock issued and outstanding immediately prior the closing (other than treasury shares owned by the Company, shares owned by Family Newco and Investor Newco and shares owned by shareholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the NYBCL) will convert into the right to receive the per share merger consideration.

Immediately prior to the effective time of the merger, the vesting of any unvested Company stock options granted under any Company stock plans will be accelerated in full. At the effective time of the merger, all Company stock options outstanding immediately prior to the effective time (without regard to the exercise price of such Company stock options) will be cancelled, and each outstanding Company stock option will represent, as of the effective time, solely the right to receive a lump sum cash payment in the amount, if any (net of applicable taxes) equal to the product of (i) the excess, if any, of (A) the per share merger consideration over (B) the exercise price per share of Company common stock subject to such Company stock option, multiplied by (ii) the total number of shares of Company common stock subject to such Company stock option, and will no longer represent the right to purchase Company common stock or any other equity security of the Company, the surviving corporation or any other person or to any other consideration.

Following the merger, shares of Company common stock will no longer be traded on any public market.

Our common stock is registered as a class of equity security under the Exchange Act. Registration of our common stock under the Exchange Act may be terminated upon the Company’s application to the SEC if our common stock is not listed on a national securities exchange and there are fewer than 300 record holders of the outstanding shares. Termination of registration of our common stock under the Exchange Act will eliminate the information required to be furnished by the Company to the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco expect that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. Family Newco, the Family Shareholders, the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco have informed us that they have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement. The Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group) may initiate from time to time reviews of the Company and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. The Family Shareholders and the Camuto Group (and indirectly, Mr. Camuto and the Camuto Trust as the beneficial owners of the Camuto Group) expressly reserve their right to make any changes that they deem necessary or appropriate in the light of their review or in the light of future developments.

The Camuto Group currently owns 3,000,000 shares of Company common stock. The Family Shareholders currently own 18,831,991 shares of Company common stock. Following consummation of the merger, the Camuto Group will own approximately 49.75% of our outstanding common stock and the Family Shareholders will own approximately 50.25% of our outstanding common stock, and each will have a corresponding interest in our net book value and net earnings or loss. Our net loss for the fiscal year ended July 2, 2011 was approximately $7.9 million and our net book value as of July 2, 2011 was approximately $(16.9) million.

The Camuto Group agreed to contribute approximately $3.29 million to Investor Newco for the purpose of funding the per share merger consideration. The Camuto Group has also agreed to contribute 3,000,000 shares of Company common stock to Investor Newco. The Family Shareholders have agreed to contribute 18,837,991 shares of Company common stock to Family Newco.

The table below sets forth the interests in the Company’s common shares and the interest in the Company’s net book value and net earnings for the Family Shareholders and the Camuto Group before and after the merger, based on the Company’s historical net book value as of July 2, 2011 of $(13,431,000) and the Company’s historical net earnings for the year ended July 2, 2011 of $(7,857,000). All dollar figures are in the thousands and rounded to the nearest dollar amount.

	Prior to the merger			After the merger
	% Ownership	Net Book Value	Net Earnings	% Ownership	Net Book Value	Net Earnings
Family Shareholders	50.26%	$(6,750)	$(3,949)	50.26%	$(6,750)	$(3,949)
Camuto Group	8%	(1,075)	(629)	49.74%	(6,681)	(3,908)
Total	58.26%	$(7,825)	$(4,578)	100%	$(13,431)	$(7,857)

Alternatives to Merger

The Board did not independently determine to initiate a process for the sale of the Company. As noted above, the special committee was formed on April 13, 2011 in response to discussions of a proposed transaction with China Ting and the Camuto Group. Following receipt of the written offer from the Camuto Group on September 15, 2011, the special committee determined the written offer merited further consideration. As further noted above, while exploring the proposal the special committee considered the potential benefits to the Company and its shareholders of possible alternatives to a sale to the Camuto Group, including an alternative sales process and continuing as a stand-alone Company. In late December 2011, China Ting advised the Company that it was no longer interested in participating in the proposed transaction. In electing to approve the merger agreement and the proposed merger with Family Newco and Investor Newco, the special committee determined (and the Board adopted the special committee’s determination) that the merger represents the best value obtainable for the Company’s shareholders (other than the Family

Shareholders, Family Newco, the Camuto Group and Investor Newco). See a discussion of the material factors considered by the special committee under “Special Factors — Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” beginning on page 19. The firm proposals discussed above from the Camuto Group represent the only proposals received by the Company. Other than the proposal from the Camuto Group, we are not aware of any firm offer by any other person during the prior two years for (i) a merger or consolidation of us with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Effects on the Company if Merger is not Completed

If our shareholders do not adopt the merger agreement or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company common stock unless the Company is sold to a third party. Instead, unless the Company is sold to a third party, we will remain an independent public company, our common stock will continue to be publicly traded, and our shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, the Board will evaluate and review the business operations, properties, dividend policy and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize shareholder value. If our shareholders do not adopt the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement and recommend an alternative transaction. See “The Merger Agreement — Termination,” beginning on page 71.

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to the Camuto Group a termination fee and/or reimburse certain of the Camuto Group’s expenses. See “The Merger Agreement — Termination Fees Reimbursement of and Expenses,” beginning on page 72.

Plans for the Company

After the effective time of the merger, the Family Shareholders and the Camuto Group anticipate that the Company will continue its current operations, except that it will cease to be an independent public company. After the effective time of the merger, Josephine Chaus, Ariel Chaus, Vincent Camuto and Alex Del Cielo will become the directors of the Company, and Josephine Chaus, Ariel Chaus and William Runge will become the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Financing of the Merger

The Company, the Family Shareholders, Family Newco, the Camuto Group and Investor Newco estimate that the total amount of funds required to complete the merger and related transactions will be approximately $3.29 million. The Camuto Group expects this amount to be provided through the proceeds of a cash equity investment by the Camuto Group. The Camuto Group has represented that it has funds available to fund the cash equity investment, and the merger is not conditioned on the Camuto Group securing financing for the cash equity investment.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Board and the special committee were aware of these interests and considered them, among other matters, in reaching the decision to approve the merger agreement and recommend that the Company’s shareholders vote in favor of adopting the merger agreement. See “Special Factors — Background of the Merger” and

“Special Factors — Recommendation of our Board of Directors and Special Committee; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” beginning on page 19, for a further discussion of these matters.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the special committee in evaluating the proposed merger, including negotiating the terms and conditions of the merger agreement, the Board determined that each member of the special committee shall receive a retainer of $35,000 for their service on the special committee. Such fees are payable whether or not the merger is completed and were approved by the Board prior to our receipt of the Camuto Group’s written offer. No other meeting fees or other compensation (other than reimbursement for out-of-pocket expenses in connection with attending special committee meetings) will be paid to the members of the special committee in connection with their service on the special committee.

Rollover Agreement

Pursuant to a rollover agreement dated April 3, 2012, between the Company, the Family Shareholders, Family Newco, the Camuto Group and Investor Newco, the Family Shareholders collectively committed to contribute, immediately prior to the consummation of the merger, an aggregate amount of 18,837,991 shares of Company common stock to Family Newco (the equivalent of an approximately $3.96 million investment based upon the per share merger consideration of $0.21) in exchange for equity securities of Family Newco. The Family Shareholders’ commitments pursuant to such letter agreement are conditioned upon the contemporaneous contribution of Company common stock and cash by the Camuto Group to Investor Newco. Such commitments are further conditioned upon the satisfaction or waiver of the conditions to the obligations of the Camuto Group to complete the merger contained in the merger agreement and upon the substantially simultaneous consummation of the merger. The Company is a party of such agreement and has the right to seek specific performance of the commitments of the Family Shareholders under such agreement.

Employee Benefits

Each employee of the Company (including each officer) is currently an at-will employee, and his or her employment is at the sole discretion of the Company. Immediately following the merger, each continuing employee (including each officer) will remain an at-will employee, and his or her continued employment will be at the sole discretion of the Company. The merger agreement requires the surviving corporation to continue to provide (i) base salary and bonus opportunities to each person who is an employee of the Company or any of its subsidiaries immediately prior to the effective time (including officers) that are substantially similar in the aggregate to those in effect immediately prior to the effective time, and (ii) employee benefit plans and arrangements (other than base salary and bonus opportunities) to each continuing employee (including officers) that are substantially similar in the aggregate to those provided by the Company to each continuing employee under the Company benefit plans and Company benefit agreements immediately prior to the effective time, in each case through December 31, 2013. Each continuing employee (including each officer) will remain an at-will employee immediately following the merger, and his or her continued employment will be at the sole discretion of the Company. The salary and benefits provided for in the merger agreement will only be available to employees (including officers) if the Company, at its sole discretion, continues to employ them. For a more detailed description of these requirements, please see “The Merger Agreement — Employee Benefit Matters” beginning on page 67. Although the merger agreement does call for the early vesting of Company options, none of the members of the Committee hold any unvested Company options. Further, all Company options held by members of the Committee have exercise prices greater than the per share merger consideration and are therefore out of the money.

None of the Company’s officers or directors are currently party to any agreements or understandings, whether written or unwritten, regarding employment or compensation with the Company. In addition, in connection with the merger, none of the Company’s officers or directors have entered into any agreements or understandings, whether written or unwritten, regarding employment or compensation immediately following the merger.

Indemnification of Directors and Officers

The Company is organized under the laws of the State of New York. The NYBCL permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law. The Company’s Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of his duty as a director; provided, however, that nothing in the Certificate of Incorporation shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL.

In addition, the Company’s bylaws provide that the Company is required to indemnify any person to the full extent permitted, and in the manner provided, by the NYBCL.

The Company has entered into agreements to indemnify its members of the Special Committee. These agreements generally provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company also maintains directors’ and officers’ liability insurance that insures its directors and officers against certain losses and insures the Company with respect to its obligations to indemnify its directors and officers.

The merger agreement provides that the surviving corporation will honor and fulfill in all respects the indemnification obligations of the Company, including the advancement of expenses incurred in the defense of any action or suit, incurred prior to the effective time of the merger. The certificate of incorporation and by-laws of the surviving corporation will contain provisions substantially similar with respect to the limitation of liabilities of directors and officers and indemnification than are set forth in the Company’s organizational documents in effect on the date hereof. Furthermore, until the sixth anniversary of the effective time of the merger, the surviving corporation will maintain in effect directors’ and officers’ liability insurance with benefits and coverage levels that are no less favorable than the Company’s existing policies in respect of acts or omissions occurring at or prior to the effective time of the merger.

Intent to Vote in Favor of the Merger

Josephine Chaus, the Company’s chief executive officer and chairwoman, has entered into a voting agreement with the Camuto Group and Investor Newco pursuant to which, amongst other things, Mrs. Chaus has agreed to vote all of her shares of Company common stock in favor of adoption of the merger agreement. As of     , 2012, the record date for the special meeting, Mrs. Chaus owned, in the aggregate, 16,837,308 shares of Company common stock, or approximately 44.9% of the outstanding shares of Company common stock.

In addition, as of     , 2012, the record date for the special meeting, our directors and current executive officers (excluding Mrs. Chaus) beneficially owned, in the aggregate, 193,579 shares of Company common stock, or collectively approximately 0.5% of the outstanding shares of Company common stock. Our directors and current executive officers have informed us that, as of the date hereof, they intend to vote all of their shares of Company common stock in favor of the adoption of the merger agreement because they believe that the merger is in the best interests of the Company and its unaffiliated shareholders.

Employment

It is expected that after the merger, Josephine Chaus will be the Company’s Chairwoman and Chief Creative Officer, Ariel Chaus, Mrs. Chaus’ son, will be the Company’s Chief Executive Officer, and William Runge will be the Company’s Chief Financial Officer.

Relationship Between Us and the Camuto Group

On November 18, 2010, the Company entered into a trademark license agreement with the Camuto Group. This agreement grants the Company an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark “Vince Camuto” in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico. The Company

began shipping licensed products in June 2011. The initial term of the Camuto License Agreement expires on December 31, 2015. The Company has the option to renew the agreement for an additional term of three years if it meets specified sales targets and is in compliance with the terms of the agreement. In addition, the Camuto Group has the ability to terminate the agreement under certain circumstances, as described in the agreement. The Company is required to pay the Camuto Group certain royalties on net sales and has agreed to guaranteed minimum yearly royalty and advertising amounts. In addition, it is obligated to expend a minimum amount each quarter on marketing.

Dividends

Pursuant to the merger agreement, we are prohibited from declaring any dividends following execution of the merger agreement on April 3, 2012.

Determination of Per Share Merger Consideration

The per share merger consideration was determined through negotiations between the Camuto Group, Investor Newco and the Company (acting through the Committee).

Regulatory Matters

In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing the certificate of merger with the Secretary of State of the State of New York in accordance with the NYBCL after the adoption of the merger agreement by our shareholders; and
•	complying with U.S. federal securities laws.

At any time before or after consummation of the merger, the Antitrust Division of the DOJ, the FTC or state or foreign antitrust and competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of the Company or the Camuto Group. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

None of the parties is aware of any other required regulatory approvals.

Fees and Expenses

Description	Amount (in thousands)
Financial advisory fee and expenses	$50,000
Legal and accounting fees and expenses	$660,000
Printing, filing fees and mailing costs	$15,000
Special committee fees and expenses	$210,000

Material United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Merger to beneficial owners of Company common stock who exchange their common stock for cash pursuant to the Merger. This summary is based on existing U.S. federal income tax authorities, which are subject to change or differing interpretations, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Merger or that any such contrary position would not be sustained by a court.

This summary is limited to stockholders who hold Company common stock (each, a “Stockholder,” and collectively, “Stockholders”) as “capital assets” (generally for investment). In addition, this summary does not address tax considerations which may be applicable to a Stockholder’s particular circumstances or to (i) Stockholders that may be subject to special tax rules (e.g., financial institutions, mutual funds, insurance companies, broker-dealers, tax-exempt organizations and certain expatriates or former long-term residents of the United States) or (ii) Stockholders who acquired Company common stock in connection with stock option, stock purchase, stock appreciation right, restricted stock unit or restricted stock plans or in other compensatory transactions, or as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below. This discussion assumes that the shares of Company common stock are not U.S. real property interests within the meaning of section 897 of the Code. In addition, this summary does not address any U.S. federal estate or gift tax consequences, nor any state, local or foreign tax consequences, of the Offer or the Merger.

BECAUSE YOUR INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a Stockholder that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States; (ii) a corporation or an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (including for this purpose an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Company common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Accordingly, partnerships that hold Company common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the Merger.

Effect of the Merger.  For U.S. federal income tax purposes, it is intended that each of Family Newco and Investor Newco be disregarded as a transitory entity, and the merger of both Family Newco and Investor Newco with and into the Company should be treated as a taxable transaction to holders of Company common stock, and not be treated as a taxable transaction to the Company. In general, a U.S. Holder who receives cash in exchange for Company common stock in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such U.S. Holder’s adjusted tax basis in the Company common stock surrendered. Gain or loss must be calculated separately for each block of Company common stock (that is, Company common stock acquired at the same price per share in a single transaction). Any such gain or loss will be long-term capital gain or loss if the holding period for the Company common stock exceeds one year as of the disposition pursuant to the Merger. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate and short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding.  Payments made to U.S. Holders in the Merger generally will be subject to information reporting and may be subject to backup withholding, which is currently imposed at a rate of 28%. To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and return the Form W-9 (or substitute Form W-9) included in the Letter of Transmittal, certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding.

Certain holders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder may obtain a refund of any amounts withheld in excess of the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder of Company common stock. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of any Share (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Effect of the Merger.  The receipt of cash in exchange for Company common stock pursuant to the Merger by a Non-U.S. Holder generally will be exempt from U.S. federal income tax, unless:

•	the gain, if any, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (or, generally, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or exchange, and certain other conditions are met.

If gain is effectively connected with the conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax, on a net income basis, on the gain derived from the sale or exchange, except as otherwise required by an applicable U.S. income tax treaty. If the Non-U.S. Holder is a corporation, any such effectively connected gain received by the Non-U.S. Holder may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty). If the Non-U.S. Holder is an individual described in (b) above, such holder will be subject to U.S. federal income tax on the gain derived from the sale or exchange of Company common stock at a 30% rate (or such lower rate as may be prescribed under an applicable U.S. income tax treaty), which may be offset by U.S. source capital losses.

Backup Withholding Tax and Information Reporting.  In general, a Non-U.S. Holder will not be subject to backup withholding or information reporting with respect to a payment made with respect to Company common stock exchanged for cash in the Merger if the Non-U.S. Holder certifies the Non-U.S. Holder’s non-U.S. status on a properly executed IRS Form W-8BEN (or a Form W-8ECI if the gain is effectively connected with the conduct of a U.S. trade or business). If shares of Company common stock are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be credited against a Non-U.S. Holder’s U.S. federal income tax liability, and the Non U.S. Holder may obtain a refund of any amounts withheld in excess of its U.S. federal income tax liability provided that the Non-U.S. Holder furnishes the required information to the IRS in a timely manner.

Delisting and Deregistration of the Company’s Common Shares

If the merger is completed, the shares of Company common stock will be deregistered under the Exchange Act of 1934, as amended, and shares of Company common stock will no longer be publicly traded.

Litigation Relating to the Merger

On September 29, 2011, the Company was served with a summons and complaint in connection with a purported shareholder class action lawsuit relating to the merger. The lawsuit was filed in the Supreme Court of the State of New York and alleges, among other things, breach of fiduciary duties by certain current and prior directors of the Company.

On April 3, 2012, the Company, the directors of the Company, the Camuto Group, Mr. Braun and Dr. Berkowitz entered into a memorandum of understanding with respect to the pending litigation. Pursuant to the memorandum of understanding, Dr. Berkowitz agreed, among other things, to vote his shares of Company common stock in support of the Merger. As of April 3, 2012, 5,038,846 shares of Company common stock were subject to the voting provisions of the memorandum of understanding, or approximately 13.44% of the outstanding shares of Company common stock as of that date. The Company believes the memorandum of understanding to be binding upon the parties.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., local time, on July 9, 2012, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York. Seating will be limited to shareholders. Admission to the special meeting will be on a first-come, first-served basis. If you plan to attend the special meeting, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders owning stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	To adopt the merger agreement (see “The Merger Agreement” beginning on page 60); and
•	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of Our Board of Directors and Special Committee

The Board, after careful consideration and acting on the unanimous recommendation of the special committee composed entirely of independent directors, deemed it advisable and in the best interests of the Company and its unaffiliated shareholders that the Company enter into the merger agreement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company and its unaffiliated shareholders and recommended that the Company’s shareholders adopt the merger agreement at the special meeting. The Board recommends that our shareholders vote “FOR” the adoption of the merger agreement.

Record Date; Shareholders Entitled to Vote; Quorum

Only holders of record of Company common stock at the close of business on June 12, 2012, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 37,481,373 shares of Company common stock were issued and outstanding and held by approximately 394 holders of record. Holders of record of shares of Company common stock on the record date are entitled to one vote per share of Company common stock at the special meeting on each proposal. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose relating to the meeting, during ordinary business hours at our offices located at 530 Seventh Avenue, New York, New York 10018.

Shares of Company common stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to adopt the merger agreement. A quorum will be present at the special meeting if the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date are present, in person or by proxy. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement by our shareholders requires the affirmative vote of the holders of at least two-thirds of the shares of Company common stock outstanding and entitled to vote at the special meeting as of the record date. Certain stockholders and affiliates of the Company, including Mrs. Chaus and the Camuto Group, have agreed to vote their shares of Company common stock to adopt the merger agreement. The total number of shares subject to such agreements is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes.

Failure to vote your shares of Company common stock will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Company common stock present and entitled to vote at the special meeting as of the record date, whether or not a quorum is present.

Stock Ownership and Interests of Certain Persons

As of June 12, 2012, the record date for the special meeting, our directors and current executive officers beneficially owned, in the aggregate, 17,030,887 shares of Company common stock, or collectively approximately 45.4% of the outstanding shares of Company common stock. Mrs. Chaus has entered into a voting agreement pursuant to which she is required to vote all of her shares of Company common stock in favor of the adoption of the merger agreement. Mrs. Chaus beneficially owned, in the aggregate, 16,837,308 shares of Company common stock, or approximately 44.9% of the outstanding shares of Company common stock. Our other directors and current executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the adoption of the merger agreement.

Certain members of our management and the Board have interests that may be different from, or in addition to, those of our shareholders generally. For more information, please read “Special Factors —  Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36.

Voting Procedures

Ensure that your shares of Company common stock can be voted at the special meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your shares of Company common stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee:  check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact your broker, dealer, commercial bank, trust company or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.

If your shares of Company common stock are registered in your name:  submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting.

The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary and appropriate, to solicit additional proxies.

Voting by Proxy or in Person at the Special Meeting

Holders of record can ensure that their shares of Company common stock are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-paid envelope. Submitting by this method will not affect your right to attend the special meeting and to vote in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Company common stock are held in “street name” by a broker, dealer, commercial bank, trust company or other nominee and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of those shares of Company common stock authorizing you to vote at the special meeting.

If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted “FOR” the adoption of the merger agreement and approval to postpone or adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy by mail, by telephone or via the Internet even if you plan to attend the special meeting in person.

Electronic Voting

Many shareholders who hold their shares of Company common stock through a broker, dealer, commercial bank, trust company or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by telephone or the Internet. If you hold your shares of Company common stock through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which options are available.

Please read and follow the instructions on your proxy card or voting instruction card carefully.

Other Business

We do not expect that any matter other than the (a) proposal to adopt the merger agreement and (b) the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Revocation of Proxies

Submitting a proxy on the enclosed form does not preclude a shareholder from voting in person at the special meeting. A shareholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting a proxy by mail, with a later date or by appearing at the special meeting and voting in person. A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares of Company common stock are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

Rights of Shareholders Who Object to the Merger

Shareholders are entitled to statutory appraisal rights under New York law in connection with the merger. This means that you are entitled to have the value of your shares of Company common stock determined by a court of the State of New York, and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under New York law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 79 and the text of the New York appraisal rights statute, Section 623 and 910 of the New York Business Corporation Law, which are reproduced in their entirety as Annex C to this proxy statement.

Solicitation of Proxies

This proxy solicitation is being made by the Company on behalf of the Board and will be paid for by the Company. The Company’s directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. The Company will also request brokers, dealers, commercial banks, trust companies and other nominees to forward proxy solicitation material to the beneficial owners of shares of Company common stock that the brokers, dealers, commercial banks, trust companies and other nominees hold of record. Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

THE BUSINESS

Business:

Bernard Chaus, Inc. designs, arranges for the manufacture of and markets an extensive range of women’s career and casual sportswear principally under the VINCE CAMUTO®, JOSEPHINE CHAUS®, JOSEPHINE®, JOSEPHINE STUDIO®, CHAUS®, CHAUS SPORT®, CYNTHIA STEFFE®, SEAMLINE CYNTHIA STEFFE® and CYNTHIA CYNTHIA STEFFE® trademarks and under private label brand names. The Company’s products are sold nationwide through department store chains, specialty retailers, discount stores, wholesale clubs and other retail outlets. The Company’s CHAUS product lines sold through the department store channels are in the opening price points of the “better” category. The Company’s CYNTHIA STEFFE product lines are upscale contemporary women’s apparel lines sold through department stores and specialty stores. The Company’s private label product lines are designed and sold to various customers. On November 18, 2010, the Company entered into a trademark license agreement (“Camuto License Agreement”) with the Camuto Group. This agreement grants the Company an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark VINCE CAMUTO® in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico. The Company began shipping Camuto Group licensed products in June 2011.

Property:

The Company’s principal executive office is located at 530 Seventh Avenue in New York City, where the Company leases approximately 33,000 square feet. This lease will expire in May 2019. This facility also houses the Company’s Chaus and Vince Camuto showrooms and its sales, design, production, merchandising, administrative, finance personnel and computer operations.

The Company’s Cynthia Steffe subsidiary is located at 550 Seventh Avenue in New York City, where it leases approximately 12,000 square feet. This lease expires in October 2013.

The Company had a sublease for approximately 14,000 square feet located at 65 Enterprise Ave. South, Secaucus, New Jersey for use by its administrative and finance personnel and its computer operations. The Company closed this office as of December 2009 and terminated this lease.

The Company had a lease for approximately 8,500 square feet in Hong Kong. The Company closed this office as of December 2009 and have terminated this lease.

Legal Proceedings:

The Company is involved in legal proceedings from time to time arising out of the ordinary course of business. The Company believes that the outcome of these proceedings in the aggregate will not have a material adverse effect on its financial condition, results of operations or cash flows.

Bernard Chaus, Inc. is a New York corporation incorporated on April 11, 1975 with its principal headquarters located on Seventh Avenue in New York City, New York.

Products

We market our products as coordinated groups as well as separate items of jackets, skirts, pants, blouses, sweaters and related accessories principally under the following brand names that also include products for women and petite sizes:

Chaus and Josephine Chaus — collections of better career and casual clothing as well as separate items that include jackets, pants, skirts, knit tops, sweaters, and dresses.

Cynthia Steffe and Cynthia Cynthia Steffe — a collection of upscale contemporary clothing that includes tailored suits, dresses, jackets, skirts and pants.

Kenneth Cole — a better sportswear line focused on a contemporary customer. Under the KCP License Agreement that terminated on June 1, 2011, the Company had an exclusive license to design, manufacture, sell and distribute women’s sportswear under KCP’s trademark KENNETH COLE REACTION and KENNETH COLE NEW YORK (cream label) in the United States in the women’s better sportswear and better petite sportswear department of approved department stores and approved specialty retailers and UNLISTED and UNLISTED, A KENNETH COLE PRODUCTION brands.

Vince Camuto — a collection of women’s sportswear and ready-to-wear apparel. Under the Camuto License Agreement, the Company has an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark “Vince Camuto” in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico. The Company began shipping Camuto licensed products in June 2011.

Private Label — private label apparel manufactured according to customers’ specifications.

During fiscal 2011, the suggested retail prices of the majority of our Chaus products sold in the department store channels ranged in price between $29.00 and $99.00. Jackets ranged in price between $79.00 and $99.00, skirts and pants ranged in price between $49.00 and $69.00, and knit tops, blouses and sweaters ranged in price between $29.00 and $79.00.

During fiscal 2011, the suggested retail prices of the majority of our Cynthia Steffe products ranged in price between $75.00 and $595.00. Jackets ranged in price between $295.00 and $595.00, skirts and pants ranged in price between $95.00 and $195.00, blouses and sweaters ranged in price between $95.00 and $195.00 and dresses ranged in price between $225.00 and $595.00.

During fiscal 2011, the suggested retail prices of the majority of our Kenneth Cole New York products ranged in price between $39.00 and $129.00. Jackets ranged in price between $99.00 and $299.00, skirts and pants ranged in price between $69.00 and $89.00, knit tops, blouses, and sweaters ranged in price between $39.00 and $99.00, and dresses ranged in price between $99.00 and $139.00.

While the Vince Camuto product line was not available in retail stores during fiscal 2011, the suggested retail prices of the majority of these products will generally range between $39.00 and $195.00. Knit tops, blouses, and sweaters range in price between $39.00 and $165.00, jackets range in price between $150.00 and $195.00, skirts and pants range in price between $69.00 and $125.00, and dresses range in price between $99.00 and $165.00.

The following table sets forth a breakdown by percentage of our net revenue by class for fiscal 2011 and 2010:

	Fiscal Year Ended
	2011	2010
Josephine Chaus and Chaus	21%	23%
Private Labels	11	14
Licensed Products	55	52
Cynthia Steffe and Cynthia Cynthia Steffe	13	11
Total	100%	100%

Business Segments

We operate in one segment, women’s career and casual sportswear. Less than 3% of total revenue is derived from customers outside the United States. Substantially all of our long-lived assets are located in the United States. Financial information about this segment can be found in our consolidated financial statements, which are included herein.

Customers

Our products are sold nationwide in an estimated 4,500 points of distribution operated by approximately 400 department store chains, specialty retailers and other retail outlets. We do not have any long-term commitments or contracts with any of our customers.

During fiscal 2011, approximately 27% of our net revenue was from two corporate entities — TJX Companies (14%) and Dillard’s Department Stores (13%). During fiscal 2010, approximately 38% of our net revenue was from three corporate entities — TJX Companies (14%), Dillard’s Department Stores (13%) and Nordstrom (11%). As a result of our dependence on our major customers, such customers may have the ability to influence our business decisions. The loss of or significant decrease in business from any of our customers could have a material adverse effect on our financial position and results of operations. In addition, our ability to achieve growth in revenues is dependent, in part, on our ability to identify new distribution channels.

Sales and Marketing

Our selling operation is highly centralized. Sales to our store customers are made primarily by our full time sales executives located in our New York City showrooms. Our Cynthia Steffe subsidiary also utilizes independent sales representatives and distributors to market our products to specialty stores throughout the United States and internationally.

Products are marketed to department and specialty store customers during “market weeks,” generally four to five months in advance of each of our selling seasons. We assist our customers in allocating their purchasing budgets among the items in the various product lines to enable consumers to view the full range of our offerings in each collection. During the course of the retail selling seasons, we monitor our product sell-through at retail in order to directly assess consumer response to our products.

We emphasize the development of long-term customer relationships by consulting with our customers concerning the style and coordination of clothing purchased by the store, optimal delivery schedules, floor presentation, pricing and other merchandising considerations. Frequent communications between senior management and other sales personnel and their counterparts at various levels in the buying organizations of our customers is an essential element of our marketing and sales efforts. These contacts allow us to closely monitor retail sales volume to maximize sales at acceptable profit margins for both us and our customers. Our marketing efforts attempt to build upon the success of prior selling seasons to encourage existing customers to devote greater selling space to our product lines and to penetrate additional individual stores within existing customers. We discuss with our largest customers retail trends and their plans regarding anticipated levels of total purchases from us for future seasons. These discussions are intended to assist us in planning the production and timely delivery of our products.

Design

Our products and certain of the fabrics from which they are made are designed by in-house staff based in our New York office. We believe that our design staff is well regarded for its distinctive styling capabilities and ability to contemporize fashion classics. Where appropriate, emphasis is placed on the coordination of outfits and quality of fabrics to encourage the purchase of more than one garment.

Manufacturing and Distribution

We do not own any manufacturing or distribution facilities; all of our products are manufactured in accordance with our design specifications and production schedules through arrangements with independent manufacturers and we utilize third party distribution centers in New Jersey and California for shipping of our finished goods.

We believe that outsourcing our manufacturing maximizes our flexibility while avoiding significant capital expenditures, work-in-process buildup and the costs of a large workforce. For the year ended July 2, 2011, approximately 96% of our product was manufactured in China and elsewhere in the Far East and approximately 4% of our product was manufactured in the United States. During fiscal 2011, we purchased approximately 98% of our finished goods from our ten largest manufacturers, including approximately 69% of our purchases from our largest manufacturer, CTG. As of July 2, 2011 except as discussed below for our exclusive supply agreement, no contractual obligations exist between us and our manufacturers except on an order-by-order basis. As of July 2, 2011 we no longer produce products domestically.

Our technical production support staff coordinates the production of patterns and the production of samples from the patterns by its production staff and by overseas manufacturers. The production staff also coordinates the marking and the grading of the patterns in anticipation of production by overseas manufacturers. The overseas manufacturers produce finished garments in accordance with the production samples and obtain necessary quota allocations and other requisite customs clearances.

We select a broad range of fabrics in the production of our clothing, consisting of synthetic fibers (including polyester and acrylic), natural fibers (including cotton and wool) and blends of natural and synthetic fibers which are purchased by our manufacturers. During fiscal 2011, most of the fabrics used in our products manufactured in the Far East were produced by a limited number of suppliers located in the Far East. To date, our manufacturers have not experienced any significant difficulty in obtaining fabrics or other raw materials and we consider our sources of supply to be adequate.

We operate under substantial time constraints in producing each of our collections. Orders from our customers generally precede the related shipping period by up to four months. In order to make timely delivery of merchandise which reflects current style trends and tastes, we attempt to schedule a substantial portion of our fabric and manufacturing commitments relatively late in a production cycle. However, in order to secure adequate amounts of quality raw materials, especially greige (i.e., “undyed”) goods, we must make some advance commitments to suppliers of such goods. Many of these early commitments are made subject to changes in colors, assortments and/or delivery dates.

Exclusive Supply Agreement

In July 2009 we entered into an exclusive supply agreement with CTG. This agreement expands the long standing relationship we have had with CTG. CTG is a vertically integrated garment manufacturer, exporter and retailer with headquarters in Hong Kong and principal garment manufacturing facilities in Hangzhou, China. CTG became the exclusive supplier of substantially all merchandise purchased by us in Asia beginning with our Spring 2010 line (product shipping in January 2010 to our customers) in addition to providing sample making and production supervision services. CTG is responsible for manufacturing product according to our specifications. As part of this agreement, CTG assumed the responsibilities previously managed by our Hong Kong office and the majority of the staff that worked at our Hong Kong office transferred to CTG and continue to manage these functions under CTG’s supervision.

Imports and Import Restrictions

Arrangements with our manufacturers and suppliers are subject to the risks attendant to doing business abroad, including the availability of quota and other requisite customs clearances, the imposition of export duties, political and social instability, currency revaluations and restrictions on the transfer of funds. Until January 2005 our textile apparel was subject to quotas that restrict the amount of certain categories of merchandise that may be exported and imported between countries. On January 1, 2005 pursuant to the Agreement on Textile and Clothing, quotas were eliminated for World Trade Organization (“WTO”) member countries, including the United States. Although quotas were eliminated, China’s accession agreement for membership in the WTO provides that the WTO member countries, including the United States, reserve the right to impose quotas or other penalties if such country determines that imports from China have surged and caused a market disruption. No such quotas have been imposed to date.

The United States and the countries in which our products are manufactured may, from time-to-time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duty or tariff levels, with the result that our operations and our ability to continue to import products at current or increased levels could be adversely affected. We cannot predict the likelihood or frequency of any such events occurring. We monitor duty and tariff developments, and continually seek to minimize our potential exposure to duty and tariff risks through, among other measures, geographical diversification of our manufacturing sources, allocation of production of merchandise categories where more quota is available and shifts of production among countries and manufacturers. The diversification in the past few years of our varied manufacturing sources and the variety of countries in which we have potential manufacturing arrangements, although not the result of specific import restrictions, have had the result of reducing the potential adverse effect of any increase in such restrictions. In addition, substantially all of our products are subject to United States customs duties. Due to the large portion of our products which are produced abroad, any substantial disruption of our foreign suppliers could have a material adverse effect on our operations and financial condition.

Backlog

As of September 23, 2011 and September 21, 2010 our order book reflected unfilled customer orders for approximately $31.2 million and $34.3 million of merchandise, respectively. Order book data at any date are materially affected by the timing of the initial showing of collections to the market, as well as by the timing of recording of orders and of shipments. The order book represents customer orders prior to discounts. Accordingly, a comparison of unfilled orders from period to period is not necessarily meaningful and may not be indicative of eventual actual shipments.

Trademarks

CHAUS, CHAUS & CO., JOSEPHINE, JOSEPHINE CHAUS, JOSEPHINE STUDIO, CYNTHIA STEFFE, CYNTHIA CYNTHIA STEFFE and FRANCES & RITA are registered trademarks of the Company for wearing apparel. We consider our trademarks to be strong and highly recognized and to have significant value in the marketing of our products. We also registered and made filings for many of our trademarks for use in other categories including accessories, fragrances, cosmetics and related retail selling services in certain foreign countries, including countries in Asia and the European Union.

We have an exclusive license with Camuto to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark “Vince Camuto” in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico. The Company began shipping Camuto licensed products in June 2011.

The Company had a license agreement with KCP to manufacture and sell women’s sportswear under various labels, which terminated as of June 1, 2011.

Competition

The women’s apparel industry is highly competitive, both within the United States and abroad. We compete with many apparel companies, some of which are larger and have better established brand names and greater resources. A greater number of competitors have been making branded products available to various channels of distribution increasing our competition. In some cases we also compete with private label brands of our department store customers.

We believe that our ability to effectively anticipate, gauge and respond to changing consumer demand and taste relatively far in advance, as well as our ability to operate within substantial production and delivery constraints is necessary to compete successfully in the women’s apparel industry. Consumer and customer acceptance and support, which depend primarily upon styling, pricing, quality (both in material and production) and product branding, are also important aspects of competition in this industry. We believe that our success will depend upon our ability to remain competitive in these areas.

Furthermore, our traditional department store customers, which account for a substantial portion of our business, encounter intense competition from off-price and discount retailers, mass merchandisers and specialty stores. We believe that our ability to increase our present levels of sales will depend on such customers’ ability to maintain their competitive position and our ability to increase market share of sales to department stores and other retailers.

Employees

As of July 2, 2011, we employed 76 employees as compared with 90 employees as of July 3, 2010. This total includes 20 in managerial and administrative positions, approximately 39 in design, production and production administration and 17 in marketing, merchandising and sales. We are party to an agreement with Workers United covering 4 full-time employees.

We consider relations with our employees to be satisfactory and have not experienced any business interruptions as a result of labor disagreements with our employees.

Executive Officers

The executive officers of the Company are:

NAME	AGE	POSITION
Josephine Chaus	60	Chairwoman of the Board and Chief Executive Officer
William P. Runge	57	Interim Chief Financial Officer

Executive officers serve at the discretion of the Board of Directors.

Josephine Chaus is a co-founder of the Company and has held various positions with the Company since its inception. She has been a director of the Company since 1977, President from 1980 through February 1993, Chief Executive Officer from July 1991 through September 1994 and again since December 1998, Chairwoman of the Board since 1991 and member of the Office of the Chairman since September 1994.

William P. Runge has been the Company’s Director of Financial Planning and Control since joining the Company in March 2009. Prior to joining the Company, from 1988 until 2008, Mr. Runge held positions of increasing responsibility with Popular Club Plan, Inc., a club-based multi-channel retailer of apparel and home store merchandise, and was its Vice President-Finance from 2004 until 2008.

Financial Statements and Supplementary Data:

The Company’s consolidated financial statements are included herein commencing on page F-1.

Management’s Discussion and Analysis of Financial Condition and Results of Operations:

Forward Looking Statements

Certain statements contained herein are forward-looking statements. Such statements are indicated by words or phrases such as “anticipate,” “estimate,” “project,” “expect,” “believe,” “may,” “could,” “would,” “plan,” “intend” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and our customers in particular; changes in trends in the market segments in which we compete and our ability to gauge and respond to changing consumer demands and fashion trends; the level of demand for our products; our dependence on our major department store customers; the success of the Camuto License Agreement; the highly competitive nature of the fashion industry; our ability to satisfy our cash flow needs, including the cash requirements under the Camuto License Agreement; our ability to achieve our business plan and have adequate access to capital; our ability to operate within production and delivery constraints, including the risk of failure of manufacturers and our exclusive supplier to deliver products in a timely manner or to quality standards; the ability and willingness of our exclusive supplier to continue to supply product to us on favorable payment terms; our ability to meet the requirements of the Camuto License Agreement; our ability to source product in an environment of high volatility and inflationary pressures on prices of labor and raw materials; our ability to attract and retain qualified personnel; and changes in economic or political conditions in the markets where we sell or source our products, including war and terrorist activities and their effects on shopping patterns, as well as other risks and uncertainties set forth in the Company’s publicly-filed documents, including this Quarterly Report on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For a detailed discussion of some of the foregoing risks and uncertainties, see “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended July 2, 2011, as well as the other reports filed by us with the Securities and Exchange Commission.

We undertake no obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC, all of which are available in the SEC EDGAR database at www.sec.gov and from us.

Results of Operations

Three and Nine Months Ended March 31, 2012

The following table sets forth, for the periods indicated, certain items expressed as a percentage of net revenue.

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Net Revenue	100.0%	100.0%	100.0%	100.0%
Gross Profit	25.3%	19.1%	25.4%	19.3%
Selling, general and administrative expenses	29.7%	29.9%	31.7%	31.3%
Merger related costs	1.5%	— %	— %	— %
Accrued gain on early termination of license agreement	— %	(5.0) %	— %	(6.0) %
Interest expense	0.8%	0.7%	0.6%	0.8%
Net loss	(6.8)%	(6.5)%	(8.2)%	(6.9)%

Net revenues for the three months ended March 31, 2012 increased by 18.1%, or $4.2 million, to $27.5 million from $23.3 million for the three months ended April 2, 2011. Units sold decreased by approximately 9.2% and the overall price per unit increased by approximately 28.2%. Our net revenues increased in our Chaus product lines by $4.6 million and in our Cynthia Steffe product lines by $2.2 million, partially offset by decreases in our licensed product line by $1.9 million, and in our private label product lines by $0.7 million. The increase in the Chaus product line revenue was largely reflected in the special make and club channels. The increase in the Cynthia Steffe product line was primarily reflected in the special make and discount channel. The decrease in licensed product revenues reflects the net impact of Vince Camuto licensed product line sales in this year’s quarter versus the terminated Kenneth Cole licensed product sales in last year’s quarter. The decrease in overall licensed product sales in the quarter, year on year, results from eliminated shipments to Kenneth Cole retail and outlets as well as to the club channel, which were partially offset by higher department store sales. The private label revenue decrease was largely a result of the loss of business with two customers during the latter part of fiscal 2011. The overall increase in the average price per unit was primarily a result of product mix, particularly associated with a higher proportion of overall revenues to the department store channel and to a lesser extent selective increases in wholesale prices.

Net revenues for the nine months ended March 31, 2012 decreased by 3.5%, or $2.3 million, to $65.5 million from $67.9 million for the nine months ended April 2, 2011. Units sold decreased by approximately 23.3% and the overall price per unit increased by approximately 24.5%. Our net revenues decreased in our licensed product line by $8.0 million and in our private label product lines by $4.0 million, which were partially offset by increases in our Chaus product lines of $8.3 million, and in our Cynthia Steffe product lines by $1.4 million. The decrease in licensed product revenues reflects the net impact of the launch of the Vince Camuto licensed product line versus the terminated Kenneth Cole licensed product line. The decrease in overall licensed product sales for the nine months, year on year, results from eliminated shipments to Kenneth Cole retail and outlets as well as to the club channel, which were partially offset by higher department store sales. The private label revenue decrease was largely a result of the loss of business with two customers during the latter part of fiscal 2011. The increase in the Chaus product line revenue was reflected across all channels. The increase in the Cynthia Steffe product line was primarily reflected in the special make channel. The overall increase in the average price per unit was primarily a result of product mix, particularly associated with a higher proportion of overall revenues to the department store channel and to a lesser extent selective increases in wholesale prices.

Gross profit for the three months ended March 31, 2012 increased by $2.5 million to $6.9 million as compared to $4.4 million for the three months ended April 2, 2011 as a result of an increase in gross profit percentage and an increase in revenues. The increase in gross profit dollars was primarily reflected in our Chaus product lines of $1.9 million and licensed product lines of $0.6 million. As a percentage of sales, gross profit increased to 25.3% for the three months ended March 31, 2012 from 19.1% for the three months ended April 2, 2011. The increase in gross profit percentage reflected a strategic focus on key volume programs to achieve negotiated lower material and production costs, higher wholesale prices, product mix particularly associated with a higher proportion of overall revenues to the department store channel, and selective increases in wholesale prices.

Gross profit for the nine months ended March 31, 2012 increased by $3.5 million to $16.6 million as compared to $13.1 million for the nine months ended April 2, 2011 as a result of an increase in gross profit percentage offset partially by a decrease in revenues. The increase in gross profit dollars was primarily reflected in our Chaus product lines of $3.7 million and licensed product lines of $0.9 million, which were partially offset by decreases in our private label product lines of $0.6 million and our Cynthia Steffe product lines of $0.5 million. As a percentage of sales, gross profit increased to 25.4% for the nine months ended March 31, 2012 from 19.3% for the nine months ended April 2, 2011. The increase in gross profit percentage reflected a strategic focus on key volume programs to achieve negotiated lower material and production costs, product mix particularly associated with a higher proportion of overall revenues to the department store channel, and selective increases in wholesale prices.

Selling, general and administrative (“SG&A”) expenses increased by $1.2 million to $8.2 million for the three months ended March 31, 2012 from $7.0 million for the three months ended April 2, 2011. As a percentage of net revenue, SG&A expenses decreased to 29.7% for the three months ended March 31, 2012 compared to 29.9% for the three months ended April 2, 2011. The increase in SG&A expenses for the three months ended March 31, 2012 was the result of increases in marketing and advertising costs of $0.7 million and restructuring costs due to the closing of a location related to the Cynthia Steffe line of $0.5 million. Increases in marketing and advertising costs reflect the combined effects of increased spending this year for the Vince Camuto licensed brand and decreased spending last year related to the terminated Kenneth Cole licensed brand.

SG&A expenses decreased by $0.5 million to $20.8 million for the nine months ended March 31, 2012 from $21.3 million for the nine months ended April 2, 2011. As a percentage of net revenue, SG&A expenses increased to 31.7% for the nine months ended March 31, 2012 compared to 31.3% for the nine months ended April 2, 2011. The decrease in SG&A expenses for the nine months ended March 31, 2012 was largely the result of payroll and payroll related expenses of $1.2 million, partially offset by restructuring costs due to the closing of a location related to the Cynthia Steffe line of $0.5 million and increases in marketing and advertising costs of $0.4 million. The decreases in payroll and payroll related expenses were due to staff reductions. Increases in marketing and advertising costs reflect the combined effects of increased spending this year to launch the Vince Camuto licensed brand and decreased spending last year related to the terminated Kenneth Cole licensed brand.

Merger related costs of $0.4 million and $0.8 million for the three and nine months ended March 31, 2012, respectively, were due to the Camuto merger proposal and primarily related to legal and professional fees.

Accrued gain on early termination of the KCP License Agreement last year was $1.2 million and $4.1 million for the three and nine months ended March 31, 2012, respectively. This gain was based on sales to certain customers as defined in the KCP Termination Agreement.

Interest expense for both the three months ended March 31, 2012 and April 2, 2011 was $0.2 million. Interest expense decreased for the nine months ended March 31, 2012 to $0.4 million as compared to $0.5 million for the nine months ended April 2, 2011. The decrease was primarily due to lower bank borrowings partially offset by interest due to China Ting under the new notes.

Our income tax provision for the three and nine months ended March 31, 2012 and April 2, 2011 includes provisions for state and local taxes and a deferred provision for the temporary difference associated with the Company’s trademarks.

We periodically review our historical and projected taxable income and consider available information and evidence to determine if it is more likely than not that a portion of the deferred tax assets will be realized. A valuation allowance is established to reduce the deferred tax assets to the amount that is more likely than not to be realized. As of March 31, 2012 and April 2, 2011, based upon its evaluation of taxable income and the current business environment, we recorded a full valuation allowance on our deferred tax assets including net operating losses (“NOL”). If we determine that a portion of the deferred tax assets will be realized in the future, that portion of the valuation allowance will be reduced and we will provide for an income tax benefit in our Statement of Operations at our estimated effective tax rate. See “Critical Accounting Policies and Estimates” below for more information regarding income taxes and our federal NOL carry-forward.

Fiscal Year Ended July 2, 2011

The following table sets forth, for the years indicated, certain items expressed as a percentage of net revenue.

	Fiscal Year Ended
	2011	2010
Net revenue	100.0%	100.0%
Gross profit	19.0%	24.4%
Selling, general and administrative expenses	32.5%	29.6%
Gain on early termination of license agreement	5.1%	—
Interest expense	0.9%	0.8%
Net loss	(9.3)%	(6.0)%

Fiscal 2011 Compared to Fiscal 2010

Net revenues for fiscal 2011 decreased 15.3% or $15.4 million to $84.8 million as compared to $100.2 million for fiscal 2010. Units sold decreased by 15.7% and the overall price per unit increased by approximately 0.5%. Our net revenues decreased primarily due to decreases in revenues in our Chaus product lines of $5.7 million, in our licensed product lines of $5.5 million and private label product lines of $5.0 million offset by an increase in revenues in our Cynthia Steffe product lines of $0.8 million. The decrease in business in our Chaus product lines was primarily attributable to decreases in our club and discount channels of distribution as a result of our decision to reduce levels of inventory with off-price retailers. The decrease in licensed product lines was primarily due to the KCP license termination agreement. The decrease in private label revenue resulted from a reduction of business with two customers. The increase in our Cynthia Steffe product lines was due to increases in all channels of distribution.

Gross profit for fiscal 2011 decreased $8.3 million to $16.1 million as compared to $24.4 million for fiscal 2010, primarily attributable to decreases in revenues. Specifically, the decrease in gross profit was primarily due to decreases in gross profit in our licensed product lines of $3.8 million, private label product lines of $2.2 million, Chaus product lines of $1.7 million and, Cynthia Steffe product lines of $0.6 million. As a percentage of sales, gross profit decreased to 19.0% for fiscal 2011 from 24.4% for fiscal 2010. The decrease in gross profit percentage was reflected across all channels of distributions and all product lines due to rising costs for raw materials and labor in Asia combined with lower average selling prices.

SG&A expenses decreased by $2.0 million to $27.6 million for fiscal 2011 as compared to $29.6 million in fiscal 2010. As a percentage of net revenue, SG&A expenses increased to 32.5% in fiscal 2011 as compared to 29.6% in fiscal 2010. The decrease in SG&A expenses was primarily due to decreases in distribution costs of $0.7 million, marketing and advertising cost of $0.6 million, payroll and payroll related costs of $0.4 million, product development costs of $0.2 million, and depreciation and amortization of $0.2 million. The decrease in distribution costs was due to reduced shipping. The decrease in marketing and advertising costs was primarily due to lower advertising royalty costs and fewer marketing promotions. The decrease in payroll and payroll- related costs was due to staff reductions during the third and fourth quarters of fiscal 2011. The decrease in product development costs was a result of cost reduction initiatives across all product lines. The increase in SG&A expense as a percentage of net revenue was due to the overall decrease in sales volume which decreased our leverage on SG&A expenses.

Gain on early termination fee of the KCP License Agreement was $4.4 million for the year ended July 2, 2011 and was based on sales to certain customers as specified in the KCP Termination Agreement.

Interest expense decreased by $0.1 million in fiscal 2011 compared to fiscal 2010, primarily due to reduced bank borrowing throughout the year, partially offset by increased interest rates in connection with the amendment to our CIT agreement in March 2010.

Our income tax provision for fiscal 2011 includes provisions and prior year overaccruals for state and local taxes and a deferred provision for the temporary difference associated with the Company’s trademarks.

We periodically review our historical and projected taxable income and consider available information and evidence to determine if it is more likely than not that a portion of the deferred tax assets will be realized. A valuation allowance is established to reduce the deferred tax assets to the amount that is more likely than not to be realized. As of July 2, 2011 and July 3, 2010, based upon its evaluation of taxable income and the current business environment, we recorded a full valuation allowance on our deferred tax assets including net operating losses (“NOLs”). In fiscal 2011, the valuation allowance was decreased by $6.5 million to $27.1 million as of July 2, 2011 from $33.6 million as of July 3, 2010, primarily due to the partial expiration of NOL carryforwards, offset by our current year’s net operating loss, and other changes in deferred tax assets. If we determine that a portion of the deferred tax assets will be realized in the future, that portion of the valuation allowance will be reduced, and we will provide for an income tax benefit in our Statement of Operations at our estimated effective tax rate. See discussion below under “Critical Accounting Policies and Estimates” regarding income taxes and our federal NOL carryforward.

Financial Position, Liquidity and Capital Resources

Three and Nine Months Ended March 31, 2012

Net cash used in operating activities was $4.0 million for the nine months ended March 31, 2012, as compared to net cash provided by operating activities of $1.8 million for the nine months ended April 2, 2011. Net cash used in operating activities for the nine months ended March 31, 2012 resulted primarily from an increase in accounts receivable — factored of $11.5 million and a net loss of $5.4 million, which was partially offset by an decrease in accounts payable of $11.6 million. The increase in accounts receivable — factored of $11.5 million was due to the increase of sales for the three months ended March 31, 2012 as compared to the three months ended July 2, 2011. Net cash provided by operating activities was $1.8 million for the nine months ended April 2, 2011 which resulted primarily from a decrease in accounts receivable — factored of $4.9 million and inventories of $3.6 million, which was partially offset by a net loss of $4.7 million, a decrease in accrued expenses and long term liabilities of $1.1 million, and an increase in prepaid expenses and other assets of $0.8 million. The decrease in accounts receivable — factored of $4.9 million was due to the reduction of sales for the three months ended April 2, 2011 as compared to the three months ended July 3, 2010.

Cash used in investing activities for the nine months ended March 31, 2012 was $0.9 million compared to $0.3 million in the previous year. The purchases of fixed assets for the nine months ended March 31, 2012 consisted primarily of store fixtures for the new Camuto licensed products.

Net cash provided by financing activities of $4.9 million for the nine months ended March 31, 2012 resulted from revolving credit borrowings. Net cash used in financing activities of $1.5 million for the nine months ended April 2, 2011 resulted primarily from repayments of revolving credit borrowings.

Fiscal Year Ended July 2, 2011

Net cash provided by operating activities was $9.2 million in fiscal 2011 as compared to net cash used in operating activities of $8.1 million for fiscal 2010. Net cash provided by operating activities for fiscal 2011 resulted primarily from a decrease in accounts receivable — factored ($12.9 million), a decrease in inventory ($3.8 million) and an increase in accounts payable ($1.2 million), offset by our net loss of ($7.9 million) and an increase in prepaid expenses and other assets of ($0.9 million). The decrease of accounts receivable —
factored was predominately due to the decrease in sales during the fourth quarter of fiscal 2011 as compared to fiscal 2010. The decrease in inventory is primarily the result of a decrease in sales and the termination of the KCP license agreement. Net cash used in operating activities in fiscal 2010 resulted primarily from an increase in accounts receivable — factored ($8.8 million), our net loss ($6.0 million), an increase in inventory ($5.0 million) and an increase in accounts receivable ($1.6 million). These items were offset by an increase in accounts payable ($13.1 million). The net increase of accounts receivable — factored and accounts receivable

($10.4 million) was predominately due to the increase in sales during the fourth quarter of fiscal 2010 as compared to fiscal 2009. The increase in accounts payable of $13.1 million is primarily the result of an increase in purchases from China Ting on more favorable terms.

Net cash used in investing activities was $622,000 in fiscal 2011 as compared to $587,000 in fiscal 2010. The purchases of fixed assets during 2011 consisted primarily of in store shop and showroom fixtures and upgrades in management information systems and software.

Net cash used in financing activities of $8.6 million for fiscal 2011 resulted from repayments of revolving credit borrowings. Net cash provided by financing activities of $8.6 million for fiscal 2010 resulted primarily from revolving credit borrowings of $4.6 million and proceeds from the China Ting supply premium of $4.0 million.

The foregoing discussion contains forward-looking statements which are based upon current expectations and involve a number of uncertainties, including our ability to maintain our borrowing capabilities, maintain our current arrangement with China Ting and replace the revenues which will be lost as a result of the termination of the KCP License Agreement. Should any of these events fail to occur, this could result in a material adverse effect on our business, liquidity and financial condition.

Financing Agreement

We have a financing agreement with CIT that permits CIT to make loans and advances on a revolving basis at CIT’s “Sole Discretion,” which is defined as “the sole and absolute discretion exercised in good faith in accordance with customary business practices for similarly situated asset-based lenders in comparable asset-based lending transactions.” Borrowings are based on a borrowing base formula, as defined, and include a sublimit in the amount of $2 million for the issuance of letters of credit. Our obligations under the agreement are secured by a first priority lien on substantially all of our assets, including our accounts receivable, inventory, intangibles, equipment, and trademarks, and a pledge of our interest in our subsidiaries. The agreement had an original maturity of September 30, 2011 with automatic annual extensions to September 30th (“Anniversary Date”) unless terminated by CIT by written notice at least sixty days before the Anniversary Date. No such termination notice has been received by the Company from CIT.

The borrowings under the agreement accrue interest at a rate of 3.00% above prime; however, the applicable rate shall revert to the original 2.00% interest rate in the event that we achieve two successive quarters of profitable business. The interest rate as of March 31, 2012 was 6.25%. We have the option to terminate the agreement with CIT. If we terminate the agreement with CIT due to non-performance by CIT of certain of its obligations for a specified period of time, we will not be liable for any termination fees. Otherwise, in the event of an early termination by us, we will be liable for minimum factoring fees.

On March 31, 2012, the Company had $1.2 million of outstanding letters of credit, total availability of approximately $8.4 million and revolving credit borrowings of $7.5 million under the agreement. On April 2, 2011, the Company had $1.1 million of outstanding letters of credit, total availability of approximately $1.1 million, and $10.0 million of revolving credit borrowings, including a short-term extension of $0.3 million.

Factoring Agreement

The agreement with CIT also provides for a non-recourse factoring arrangement which provides notification factoring on substantially all of our sales. The proceeds of this agreement are assigned to CIT as collateral for all indebtedness, liabilities and obligations due to CIT. A factoring commission based on various rates is charged on the gross face amount of all accounts with minimum fees as defined in the agreement.

Notes Payable — Related Party

On January 20, 2012, we entered into a Debt Restructuring Agreement with an affiliate of China Ting to convert $12 million of accounts payable into two interest-bearing senior unsecured notes payable. One note is in the principal amount of $2 million and matures on September 1, 2013. The other note is in the principal amount of $10 million (“$10 million Note”) and matures on September 1, 2016. If no event of default exists under the notes and the principal balance on the $10 million Note is $5,000,000 or less as of September 1, 2016, the $10 million Note can be extended by China Ting for an additional two years. Both notes accrue interest at 5.25% per annum compounded quarterly beginning January 31, 2012. Please see Note 4 to the Consolidated Financial Statements included elsewhere in this report for more information regarding the Debt Restructuring Agreement and related notes.

Off-balance Sheet Arrangements

As of March 31, 2012, we do not have any off-balance sheet arrangements except for letters of credit under the agreement with CIT. The borrowings under the letters of credit finance the Company’s operating expenses and are a significant source of liquidity for the Company. For more information about borrowing terms, see “Financing Agreement” discussion above.

Future Financing Requirements

For the nine months ended March 31, 2012, we realized losses from operations of $5.4 million, and as of March 31, 2012 we had a working capital deficit of $4.8 million and stockholders’ deficiency of $18.8 million. Our business plan requires the availability of sufficient cash flow and borrowing capacity to finance our product lines and to meet our cash needs. We expect to satisfy such requirements through cash on hand, cash flow from operations and borrowings from our lender. Our fiscal 2012 business plan anticipates improvement from fiscal 2011, primarily by achieving increased revenues and improved gross margin percentages. Our ability to achieve our fiscal 2012 business plan is critical to maintaining adequate liquidity. We rely on CIT, the sole source of our external financing, to borrow money in order to fund our operations. Should CIT cease funding our operations, we may not have sufficient cash flow from operations to meet our liquidity needs. In addition, China Ting manufactures the majority of our product on favorable payment terms. In the event China Ting terminates the supply agreement or requires a change in the favorable payment terms, we may be unable to locate alternative suppliers in a timely manner or obtain similarly favorable payment terms. For the fiscal year ended July 2, 2011, the KCP License Agreement accounted for approximately 54% of our revenues, and this agreement terminated on June 1, 2011. While we entered into the Camuto License Agreement, there can be no assurance that we will be able to derive revenue from this agreement sufficient to offset the loss in revenue resulting from the termination of the KCP License Agreement. There could be a material adverse effect on our business, liquidity and financial condition should any of the following occur: a) CIT ceases its funding of our operations, b) China Ting terminates its supply agreement with us or requires a change in the favorable payment terms, or c) we fail to offset the revenue lost as a result of the termination of the KCP License Agreement.

Inflation

We do not believe that the relatively moderate rates of inflation which recently have been experienced in the United States, where we compete, have had a significant effect on our net revenue or profitability.

Seasonality of Business and Fashion Risk

Our principal products are organized into seasonal lines for resale at the retail level during the Spring, Summer, Fall and Holiday Seasons. Typically, our products are designed as much as one year in advance and manufactured approximately one season in advance of the related retail selling season. Accordingly, the success of our products is often dependent on our ability to successfully anticipate the needs of retail customers and the tastes of the ultimate consumer up to a year prior to the relevant selling season.

Historically, our sales and operating results fluctuate by quarter, with the greatest sales typically occurring in our first and third fiscal quarters. It is in these quarters that our Fall and Spring product lines, which traditionally have had the highest volume of net sales, are shipped to customers, with revenues recognized at the time of shipment. As a result, we experience significant variability in our quarterly results and working capital requirements. Moreover, delays in shipping can cause revenues to be recognized in a later quarter, resulting in further variability in such quarterly results.

Critical Accounting Policies and Estimates

Significant accounting policies are more fully described in Note 1 to the consolidated financial statements. Certain of our accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. These judgments are based on historical experience, observation of trends in the industry, information provided by customers and information available from other outside sources, as appropriate. Significant accounting policies include:

Revenue Recognition — Sales are recognized upon shipment of products to customers since title and risk of loss pass upon shipment. Revenue relating to goods sold on a consignment basis is recognized when we have been notified that the buyer has resold the product. Provisions for estimated uncollectible accounts, discounts and returns and allowances are provided when sales are recorded based upon historical experience and current trends. While such amounts have been within expectations and the provisions established, we cannot guarantee that we will continue to experience the same rates as in the past.

Factoring Agreement and Accounts Receivable — We have a factoring agreement with CIT whereby substantially all of our receivables are factored. The factoring agreement is a non-recourse factoring agreement whereby CIT, based on credit approved orders, assumes the accounts receivable risk of our customers in the event of insolvency or nonpayment. We assume the accounts receivable risk on sales factored to CIT but not approved by CIT as non-recourse, which approximated $0.2 million as of March 31, 2012, $0.2 million as of July 2, 2011 and $0.4 million as of April 2, 2011. We receive payment on non-recourse factored receivables from CIT as of the earlier of: a) the date that CIT has been paid by our customers; b) the date of the customer’s longest maturity if the customer is in bankruptcy or insolvency proceedings; or c) the last day of the third month following the customer’s longest maturity date if the receivable remains unpaid. All receivable risks for customer deductions that reduce the customer receivable balances are retained by us, including, but not limited to, allowable customer markdowns, operational chargebacks, disputes, discounts and returns. These deductions totaling approximately $3.3 million as of March 31, 2012, $2.3 million as of July 2, 2011 and $2.0 million as of April 2, 2011, have been recorded as a reduction of either accounts receivable-factored or accounts receivable-net based on the classification of the respective customer balance to which they pertain. We also assume the risk on accounts receivable not factored to CIT, which are shown as Accounts Receivable-net on the accompanying balance sheets.

Inventories — Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out method. The majority of our inventory purchases are shipped FOB shipping point from our suppliers. We take title and assume the risk of loss when merchandise is received at the boat or airplane overseas. Reserves for slow moving and aged merchandise are provided to adjust inventory costs based on historical experience and current product demand. Inventory reserves were $0.5 million as of March 31, 2012, $0.4 million as of July 2, 2011 and $0.4 million as of April 2, 2011. Inventory reserves are based upon the level of excess and aged inventory and estimated recoveries on the sale of the inventory. While markdowns have been within expectations and the provisions established, we cannot guarantee that we will continue to experience the same level of markdowns as in the past.

Valuation of Long-Lived Assets and Trademarks — Trademarks relate to the Cynthia Steffe trademarks and were determined to have an indefinite life. We conduct impairment testing annually in the fourth quarter of each fiscal year, or sooner if events and changes in circumstances suggest that the carrying amount may not be recoverable from its estimated future cash flows including market participant assumptions, when available. The review of trademarks and long lived assets is based upon projections of anticipated future undiscounted cash flows. While we believe that our estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect evaluations. To the extent these future projections or our strategies change, the conclusion regarding impairment may differ from the current estimates. There were no impairment charges for the nine months ended March 31, 2012 and April 2, 2011.

Income Taxes — Results of operations have generated a federal tax NOL carryforward of approximately $59.5 million as of July 2, 2011. Approximately 15% of the Company’s NOL carryforward expires in 2012. Generally accepted accounting principles require that we record a valuation allowance against the deferred tax asset associated with this NOL if it is “more likely than not” that we will not be able to utilize it to offset future taxable income. As of March 31, 2012, based upon its evaluation of our historical and projected results of operations, the current business environment and the magnitude of the NOL, we recorded a full valuation allowance on our deferred tax assets including NOLs. The provision for income taxes primarily relates to provisions for state and local taxes and a deferred provision for temporary differences associated with indefinite lived intangibles. It is possible, however, that we could be profitable in the future at levels which cause us to conclude that it is more likely than not we will realize all or a portion of the NOL carryforward. Upon reaching such a conclusion, we would record the estimated net realizable value of the deferred tax asset at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates. Subsequent revisions to the estimated net realizable value of the deferred tax asset could cause our provision for income taxes to vary from period to period, although our cash tax payments would remain unaffected until the benefit of the NOL is utilized.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Quantitative and Qualitative Disclosures About Market Risk.

Interest Rate Risk — We are subject to market risk from exposure to changes in interest rates based primarily on our financing activities. The market risk inherent in the financial instruments represents the potential loss in earnings or cash flows arising from adverse changes in interest rates. These debt obligations with interest rates tied to the prime rate are described in “Financial Condition, Liquidity and Capital Resources”, as well as Note 6 of the Notes to the Consolidated Financial Statements. We manage these exposures through regular operating and financing activities. We have not entered into any derivative financial instruments for hedging or other purposes. The following quantitative disclosures are based on the prevailing prime rate. These quantitative disclosures do not represent the maximum possible loss or any expected loss that may occur, since actual results may differ from these estimates.

As of July 2, 2011 and July 3, 2010, the carrying amounts of our revolving credit borrowings approximated fair value. As of July 2, 2011, our revolving credit borrowings bore interest at a rate of 6.25%. As of July 2, 2011, a hypothetical immediate 10% adverse change in prime interest rates relating to our revolving credit borrowings would have less than $0.1 million unfavorable impact on our earnings and cash flows over a one-year period.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. In addition, the assertions embodied in the representations and warranties contained in the merger agreement are qualified by information in a confidential disclosure letter that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs this merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, the Camuto Group, Investor Newco, the Family Shareholders and Family Newco were qualified and subject to important limitations agreed to by the Company, the Camuto Group, Investor Newco, the Family Shareholders and Family Newco in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Investor Newco and Family Newco with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger.

The board of directors of the surviving corporation will, from and after the effective time, consist of those individuals set forth in Exhibit C of the merger agreement until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the surviving corporation will, from and after the effective time, be those individuals set forth in Exhibit D of the merger agreement, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

At the effective time of the merger (which we refer to as the “effective time”), the Restated Certificate of Incorporation of the Company, as amended (the “Company Certificate”), shall be amended to be in the form of Exhibit B of the merger agreement and, as so amended, shall be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. The bylaws of the surviving corporation will be in the form of the bylaws of Investor Newco, as in effect immediately prior to the effective time, until thereafter changed or amended as provided therein or by applicable law.

Closing and Effective Time of the Merger

The closing of the merger (which we refer to as the “closing”) will take place at 10:00 a.m., New York time, on the first business day after which the last of the conditions to closing (described under “The Merger Agreement — Conditions to the Merger,” beginning on page 68) have been satisfied or (to the extent permitted by applicable law) waived (other than the conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, or remotely via the exchange of PDF or facsimile documents and signatures, unless another time, date or place is agreed to in writing by Family Newco, the Camuto Group, Investor Newco and the Company.

The merger shall become effective at such date and time as the certificate of merger is filed with the Department of State of the State of New York. The time on the closing date at which the merger becomes effective is referred to in the merger agreement as the “effective time.”

Treatment of Common Stock and Options

Capital Stock

At the effective time, by virtue of the merger and without any action on the part of the holder of any shares of Company capital stock or any shares of capital stock of Family Newco or Investor Newco, each share of capital stock of Family Newco and of Investor Newco issued and outstanding immediately prior to the effective time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation. Each share of Company common stock that is directly owned by Family Newco or Investor Newco or held by the Company as treasury shares and all outstanding shares of Company preferred stock immediately prior to the effective time (collectively, the “cancelled shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. All other shares of Company common stock issued and outstanding immediately prior to the effective time (excluding the dissenting shares and the cancelled shares) will be converted into the right to receive $0.21 in cash per share of Company common stock, without interest (the “merger consideration”). At the effective time, all such shares of Company common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate that immediately prior to the effective time represented any such shares of Company common stock (each, a “certificate”) will cease to have any rights with respect to the Company common stock, except the right to receive the merger consideration and any dividends or other distributions with a record date prior to the effective time which may have been authorized by the Company and which remain unpaid at the effective time. Company common stock owned by shareholders who have exercised, perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the NYBCL will be canceled without payment of consideration and such shareholders will instead be entitled to the appraisal rights provided under the NYBCL as described under “Appraisal Rights,” beginning on page 79.

Options

The Company shall take such action as shall be required to cause the vesting of any unvested Company stock options granted under any Company stock plans to be accelerated in full effective immediately prior to the effective time, to effectuate the cancellation, as of the effective time, of all Company stock options outstanding immediately prior to the effective time, and to cause, pursuant to the Company stock plans, each outstanding Company stock option to represent solely the right to receive a lump sum cash payment in an amount, if any (net of applicable taxes) equal to the product of (i) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of Company common stock subject to such Company stock option, multiplied by (ii) the total number of shares of Company common stock subject to such Company stock option (whether or not then vested or exercisable), without any interest thereon, and to no longer represent the right to purchase Company common stock or any other equity security of the Company, the surviving corporation or any other person or to any other consideration.

As soon as practicable following the execution of this merger, the Company will mail to each person who is a holder of Company stock options a letter describing the treatment of and payment for such Company stock options and providing instructions for use in obtaining the option consideration, if any, with respect to the Company stock options held by such person.

The Company will terminate the Company stock plans in accordance with their terms as of or prior to the effective time and take such action as will be required to suspend any current offering period under any Company stock plans and provide that no further offering period will commence under the Company stock plans at any time after the date of the merger agreement.

Exchange and Payment Procedures

Prior to the effective time, the Camuto Group will designate Citibank, N.A. to act as the paying agent for the per share merger consideration (which we refer to as the “paying agent”). At or prior to the effective time, Investor Newco shall deposit, and the Camuto Group shall cause Investor Newco to deposit, with the paying agent an amount in cash sufficient for the paying agent to make payment of the aggregate merger consideration as and when required to be paid pursuant to the merger agreement.

As promptly as reasonably practicable after the effective time, the Camuto Group shall cause the paying agent to mail to each holder of record of a certificate: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon proper delivery of the certificates to the paying agent) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration.

You should not return your certificates with the enclosed proxy card, and you should not forward your certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you surrender your certificate or certificates along with a duly completed and executed letter of transmittal to the paying agent. In the event of a transfer of ownership of Company common stock which is not registered in the transfer records of the Company, payment of the merger consideration may be made to a person other than the person in whose name the certificate so surrendered is registered if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any fiduciary or surety bonds or any transfer or other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of the Camuto Group that such tax has been paid or is not applicable.

No interest will be paid or accrued on the cash payable as the per share merger consideration. The Camuto Group, the surviving corporation and the paying agent will be entitled to deduct and withhold any taxes required to be withheld under any applicable law from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

At the close of business on the day on which the effective time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfer on the stock transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time. If, after the effective time, any certificate is presented to the surviving corporation for transfer, it shall be cancelled against delivery of cash to the holder thereof as provided above.

Any portion of the per share merger consideration deposited with the paying agent that remains unclaimed by former record holders of common stock for twelve months after the effective time shall be delivered to the surviving corporation, upon demand. Record holders of common stock who have not complied with the above-described exchange and payment procedures will thereafter only look to the surviving corporation for payment of the per share merger consideration. None of the surviving corporation, the Camuto Group, the paying agent or any other person will be liable to any former record holders of Company common stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the surviving corporation, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Company Cooperation

Each of the parties has agreed in the merger agreement to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing (in the case of the Company, to the extent consistent with the fiduciary duties of the Company Board), all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities) and taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

Each of the Company (to the extent consistent with the fiduciary duties of the Company Board), the Family Shareholders, Family Newco, the Camuto Group and Investor Newco agreed in the merger agreement that, between the date of the merger agreement and the closing date, except as permitted by the non-solicitation provisions of the merger agreement, they will not, and will cause their affiliates not to, directly or indirectly, take any action that, individually or in the aggregate, would, or would reasonably be expected to, prevent or materially impede, interfere with, hinder or delay the consummation of the merger and the other transactions contemplated by the merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company, the Camuto Group, Investor Newco, Family Shareholders, and Family Newco as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement (including the disclosure schedule delivered by the Company in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. The representations and warranties made by the Company to the Camuto Group and Investor Newco include representations and warranties relating to, among other things:

•	organization, standing and corporate power;
•	subsidiaries;
•	capital structure;
•	authority, noncontravention;
•	SEC documents;
•	information supplied;
•	absence of certain changes or events;
•	litigation;
•	contracts;
•	compliance with laws, regulations;
•	environmental matters;
•	absence of changes in Company benefit plans and Company benefit agreements;
•	ERISA compliance, Section 280G;
•	taxes;
•	title to property, sufficiency of assets;
•	intellectual property;

•	insurance;
•	labor and employment matters;
•	voting requirements;
•	state takeover statutes;
•	brokers and other advisors;
•	opinion of financial advisor; and
•	no other representations or warranties.

Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “material adverse effect.” For purposes of the merger agreement, “material adverse effect” means any change, effect, event or occurrence or state of facts that (i) is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole taking into account all relevant factors, including without limitation the size of the Company and the financial condition of the Company, or (ii) prevents or materially impedes, interferes with, hinders or delays the consummation by the Company of the merger or the other transactions contemplated by the merger agreement, other than any change, effect, event or occurrence or state of facts relating to (A) economic, financial market or geographical conditions in general, (B) changes in Law or applicable accounting regulations or principles or interpretations thereof, (C) the business of manufacturing and marketing apparel, (D) any change, in and of itself, in the Company’s stock price or trading volume, or any failure, in and of itself, by the Company to meet revenue or earnings projections (it being understood that the facts giving rise or contributing to any such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect), (E) the announcement of the merger agreement and the transactions contemplated hereby and performance of and compliance with the terms of the merger agreement, or (F) any action taken by Family Newco, the Camuto Group, Investor Newco or any of their respective affiliates (except, in the case of clauses (A), (B) and (C), to the extent such change, effect, event or occurrence or state of facts has a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to others in the business of manufacturing and marketing apparel).

The representations and warranties made by the Family Shareholders and Family Newco, jointly and severally, to the Company, the Camuto Group and Investor Newco include representations and warranties relating to, among other things:

•	organization, standing and corporate power;
•	authority, noncontravention;
•	information supplied;
•	capitalization of Family Newco, operations;
•	brokers and other advisors;
•	the absence of any undisclosed broker’s or finder’s fees;
•	NYBCL Section 912;
•	litigation; and
•	no other representations and warranties.

The representations and warranties made by the Camuto Group and Investor Newco, jointly and severally, to the Company and Family Newco include representations and warranties relating to, among other things:

•	organization, standing and corporate power;
•	authority, noncontravention;
•	information supplied;
•	financial capability;
•	capitalization of Investor Newco, operations;

•	brokers and other advisors;
•	the absence of any undisclosed broker’s or finder’s fees;
•	NYBCL Section 912;
•	litigation; and
•	no other representations and warranties.

The representations and warranties in the merger agreement of each of the Company, the Camuto Group, Investor Newco, the Family Shareholders and Family Newco will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms. Many of the Camuto Group, Investor Newco, Family Shareholders and Family Newco representations and warranties are qualified as to, among other things “materiality” or “family material adverse effect” or “investor material adverse effect.” For purposes of the merger agreement, “family material adverse effect” means any change, effect, event, occurrence or state of facts that prevents or materially impedes, interferes with, hinders or delays the consummation by Family Newco or the Family Shareholders of the merger or the other transactions contemplated by the merger agreement, and “investor material adverse effect” means any change, effect, event, occurrence or state of facts that prevents or materially impedes, interferes with, hinders or delays the consummation by the Camuto Group or Investor Newco of the merger or the other transactions contemplated by the merger agreement.

Conduct of Our Business Pending the Merger

Under the merger agreement, the Company has agreed that, except as contemplated or permitted by the merger agreement, required by law or as set forth in the disclosure schedules delivered by the Company in connection with the merger agreement, between the date of the merger agreement and the effective time, unless Investor Newco gives its prior written consent (which cannot be unreasonably withheld, delayed or conditioned), the Company will, and will cause each of its subsidiaries to, carry on its business in the ordinary course and, and, to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its current business organization, to keep available the services of its current employees and preserve its relationships with material customers, suppliers, licensors, distributors, wholesalers, lessors and others having business dealings with it.

Except as contemplated or permitted by the merger agreement, required by law or as set forth in the disclosure schedules delivered by the Company in connection with the merger agreement, between the date of the merger agreement and the effective time, the Company and its subsidiaries are restricted from, among other things:

•	issuing, delivering, selling, pledging or otherwise encumbering or subjecting to any lien any shares of Company capital stock or other voting securities or any options, warrants, calls or rights to acquire any such shares or other voting securities;
•	purchasing, redeeming or otherwise acquiring any of the Company’s capital stock or other voting securities, or any options, warrants, calls or rights to acquire, or any such securities convertible into or exchangeable for, any shares or voting securities, subject to certain exceptions;
•	declaring, setting aside or paying any dividend on, or making any other distribution in respect to, any shares of the Company’s capital stock, subject to certain exceptions;
•	splitting, combining, or reclassifying any of the Company’s capital stock or issuing or authorizing the issuance of any other securities in substitution for shares of the Company’s capital stock;
•	subject to certain exceptions, incurring any indebtedness for borrowed money, issuing or selling any debt securities or warrants or other rights to acquire debt securities of the Company or any of its subsidiaries or guaranteeing indebtedness of another;
•	making any loans or capital contributions to, or investments in, any other person;

•	selling, leasing or otherwise disposing of any of the Company’s real or personal properties or assets that are material, individually or in the aggregate, to the Company or its subsidiaries, taken as a whole, other than sales of inventory and other assets in the ordinary course of business;
•	making any capital expenditures in excess of $500,000 in the aggregate other than those in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident;
•	granting any increase in compensation to any director or executive officer of the Company, subject to certain exceptions; entering into or materially amending any Company benefit agreement with any director or executive officer of the Company; or adopting or materially amending in any material respect any Company benefit plan (except as required to comply with applicable laws);
•	making any changes in accounting methods, principles or practices that would materially affect the consolidated assets, liabilities or results of operations of the Company, subject to certain exceptions;
•	entering into any material contract of a nature, or modifying, amending or terminating any material contract to which the Company or any of its subsidiaries is a party in a manner, that would be required to be filed as an exhibit to Form 10-K under the Exchange Act;
•	amending the Company’s certificate of incorporation or by-laws or other comparable charter or organizational document of any of its subsidiaries;
•	merging or consolidating with, or purchasing an equity interest in, all or substantially all of the assets of any person or entity or division or business thereof; and
•	authorizing any of, or committing or agreeing in writing to take any of, the foregoing actions.

Section 382

Except as contemplated in the merger agreement or the rollover agreement, each of the Family Shareholders will not knowingly take any action, or permit the Company or any other holder of a direct or indirect interest in Family Newco to knowingly take any action, prior to the effective time which to the knowledge of such Family Shareholder would, taking into account any other prior or contemporaneous events occurring within the relevant “testing period” for purposes of Section 382 of the Code, result, whether at, before or after the effective time, in an ownership change of the Company for purposes of Section 382 of the Code.

The Company shall not knowingly take any action prior to the effective time which to the knowledge of the Company would, taking into account any other prior or contemporaneous events occurring within the relevant “testing period” for purposes of Section 382 of the Code, result, whether at, before or after the effective time, in an ownership change of the Company for purposes of Section 382 of the Code.

Shareholder Meeting

The Company will, as promptly as reasonably practicable following the date of the merger agreement and the date on which this proxy statements is cleared by the SEC for mailing in definitive form to the shareholders of the Company, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the shareholders approval required by the merger agreement. Subject to the ability of the Company Board to make an adverse recommendation change pursuant to the merger agreement, the Company shall, through the Company Board, recommend to its shareholders the approval of the merger agreement and shall include such recommendation in the proxy statement.

The Camuto Group has agreed that it shall vote all of the shares of Company common stock over which it has voting control in favor of the transactions contemplated by the merger agreement.

Filing; Other Actions; Notifications

The Company has agreed:

•	to file all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company after the date of the merger agreement (the “post execution SEC documents”), all of which shall comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and none of the post closing SEC documents will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and
•	that the financial statements (including the notes thereto) of the Company included in the post execution SEC documents when filed will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, will be prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly or other stub statements, as permitted by Form 10-Q of the SEC or the published rules and regulations of the SEC) applied on a consistent basis during the periods involved, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

Employee Benefit Matters

After the effective time, the surviving corporation shall honor in accordance with its terms each Company benefit agreement and Company benefit plan and all obligations thereunder, including any obligations arising as a result of the consummation of the transactions contemplated by the merger agreement, and the Company, Family Newco, the Camuto Group and Investor Newco acknowledge that the consummation of the merger constitutes a change in control or change in control, as the case may be, for all purposes under the Company benefit plans and Company benefit agreements.

Excluding any applicable collective bargaining agreements, from the effective date through December 31, 2013, the surviving corporation shall provide (i) base salary and bonus opportunities to each person who is an employee of the Company or any of its subsidiaries immediately prior to the effective time (each, a “continuing employee”) that are substantially similar in the aggregate than those in effect immediately prior to the effective time, and (ii) employee benefit plans and arrangements (other than base salary and bonus opportunities) to each continuing employee that are substantially similar in the aggregate than those provided by the Company to each continuing employee under the Company benefit plans and Company benefit agreements immediately prior to the effective time.

From and after the effective time, the surviving corporation shall give or cause to be given to each continuing employee full credit for purposes of eligibility to participate, early retirement eligibility and early retirement subsidies, and vesting under any employee benefit plans and arrangements provided, maintained or contributed to by the surviving corporation or any of its subsidiaries with respect to such continuing employees, for such continuing employee’s service with the Company or any of its subsidiaries, to the same extent recognized by the Company or any of its subsidiaries immediately prior to the effective time, except to the extent that such credit would result in duplication of benefits for the same period of service.

With respect to any employee welfare benefit plan maintained by the surviving corporation or any of its subsidiaries in which continuing employees are eligible to participate after the effective time, the surviving corporation shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to the continuing employees and their dependents and beneficiaries under such plan and (ii) provide each continuing employee and his or her eligible dependents and beneficiaries with credit under such plan for any co-payments and deductibles paid under corresponding Company benefit plans prior to the effective time in the calendar year in which the effective time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements (and any annual and lifetime maximums).

Conditions to the Merger

The respective obligations of the Company, the Camuto Group, Investor Newco, the Family Shareholders and Family Newco to effect the merger are subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the date of closing of the following conditions:

•	the shareholder approval shall have been obtained;
•	the contributions shall have been consummated on the terms set forth in the rollover agreement; and
•	no temporary restraining order, preliminary or permanent injunction or other judgment issued by any Federal or state court of competent jurisdiction shall be in effect enjoining or otherwise prohibiting the consummation of the merger.

The obligations of Family Newco to effect the merger are further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the date of closing of the following conditions:

•	the representations and warranties of the Camuto Group and Investor Newco set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date as though made on the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to “materiality” or “investor material adverse effect” set forth therein, individually or in the aggregate, would not have an investor material adverse effect;
•	the Camuto Group and Investor Newco having in all material respects performed all covenants and agreements required to be performed by them under the merger agreement on or prior to the closing date except where the failure of the Camuto Group or Investor Newco to have performed would not have an investor material adverse effect; and
•	Family Newco having received a certificate of an executive officer of the Camuto Group and an executive officer of Investor Newco certifying that certain conditions set forth in the merger agreement have been satisfied.

The obligations of the Camuto Group and Investor Newco to effect the merger are subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the date of the closing of the following additional conditions:

•	the representations and warranties of the Company set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date as though made on the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to “materiality” or “material adverse effect,” individually or in the aggregate, would not have a material adverse effect;
•	the representations and warranties of the Family Shareholders and Family Newco set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the closing date as though made on the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to “materiality” or “family material adverse effect,” individually or in the aggregate, would not have a family material adverse effect;
•	the Company will have in all material respects performed all covenants and agreements required to be performed by it under the merger agreement on or prior to the closing date except where the failure of the Company to have performed would not have a material adverse effect;

•	the Family Shareholders and Family Newco will have in all material respects performed all covenants and agreements required to be performed by them under the merger agreement on or prior to the closing date except where the failure of the Family Shareholders and Family Newco to have performed would not have a family material adverse effect;
•	the Camuto Group and Investor Newco will have received a certificate of an executive officer of the Company certifying that certain conditions set forth in the merger agreement have been satisfied;
•	the Camuto Group and Investor Newco will have received a certificate of an executive officer of Family Newco and the Family Shareholders certifying that certain conditions set forth in the merger agreement have been satisfied; and
•	the Camuto Group shall have received a copy of the written opinion of National Securities, dated as of the date of the merger agreement, delivered pursuant to the merger agreement.

The obligations of the Company to effect the merger are further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the date of the closing of the following additional conditions:

•	the representations and warranties of the Camuto Group and Investor Newco set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date as though made on the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to “materiality” or “investor material adverse effect,” individually or in the aggregate, would not have an investor material adverse effect;
•	the Camuto Group and Investor Newco will have in all material respects performed all covenants and agreements required to be performed by them under the merger agreement on or prior to the closing date except where the failure of the Camuto Group or Investor Newco to have performed would not have an investor material adverse effect; and
•	the Company will have received a certificate of an executive officer of The Camuto Group and an executive officer of Investor Newco certifying that certain conditions set forth in the merger agreement have been satisfied.

None of the Company, Family Newco, the Camuto Group or Investor Newco may rely on the failure of any condition to their respective obligations to effect the closing to be satisfied if such failure was caused by such party’s failure to perform any of its obligations under the merger agreement, to act in good faith or to use commercially reasonable efforts to consummate the merger and other transactions contemplated by the merger agreement.

No Solicitation

During the period beginning April 3, 2012 and continuing until 11:59 p.m. (New York City time) on May 3, 2012, the Company and its subsidiaries and their respective officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors, affiliates and other representatives (collectively, “representatives”) shall have the right to directly or indirectly enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any confidential information with respect to, any takeover proposal; provided, that prior to engaging in any such discussions or negotiations, the Company shall have delivered written notice to the Camuto Group of the terms and conditions relating to the takeover proposal in reasonable detail.

Except as permitted by the non-solicitation provisions of the merger agreement and except as may relate to any excluded party (for as long as such person or group is an excluded party), the Company shall and shall cause each of its Subsidiaries and Representatives to (i) from 12:00 a.m. (New York City time) on May 4, 2012, immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal and (ii) from May 4, 2012 until the effective time or, if earlier, the termination of this agreement in accordance with its terms, not, directly or indirectly, (A) solicit, initiate or knowingly encourage the submission of any takeover proposal, or (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Family Newco or its representatives, the

Camuto Group or its representatives, Investor Newco or its representatives, of the Company’s representatives) any confidential information with respect to any takeover proposal. Notwithstanding anything in the merger agreement to the contrary, at any time prior to obtaining the shareholder approval, the Company may, in response to a written takeover proposal that the Board determines constitutes or could reasonably be expected to lead to a superior proposal and subject to compliance with the non-solicitation provisions of the merger agreement, (i) furnish confidential information with respect to the Company and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a customary confidentiality agreement and (ii) participate in discussion and negotiations with the person making such takeover proposal (and its representatives) regarding such takeover proposal.

For purposes of the merger agreement, the term “takeover proposal” means any inquiry, proposal or offer from any third party (including “group” as defined under the Exchange Act) relating to any direct or indirect acquisition by such third party (or in the case of a direct merger between such third party and the Company, the equity holders of such third party), including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) assets that constitute or represent 15% or more of the total revenue or assets of the Company and its Subsidiaries, taken as a whole or (ii) 15% or more of the outstanding shares of Company common stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly hold the assets referred to in clause (i) above, in each case other than the transactions contemplated by the merger agreement.

The Board shall not (i) withdraw or modify in a manner adverse to the Camuto Group or Investor Newco, or propose publicly to withdraw or modify in a manner adverse to the Camuto Group or Investor Newco, its recommendation of the merger agreement or the merger or resolve or agree to take any such action (any such action, resolution or agreement being referred to herein as an “adverse recommendation change”), (ii) recommend, adopt or approve any takeover proposal, or propose publicly to recommend, adopt or approve any takeover proposal or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any takeover proposal (other than a confidentiality agreement) unless the Board determines that the failure to take any of the actions described in (i), (ii), or (iii) would be reasonably likely to be inconsistent with its duties under applicable law; provided, that such determination shall be based on a written opinion letter received by the Board from the Company’s outside legal counsel. Subject to the terms of the non-solicitation provisions of the merger agreement, the Board may, in response to a superior proposal, cause the Company to enter into a definitive agreement with respect to a superior proposal and terminate the merger agreement; provided, however, that the Company shall not exercise its right to terminate the merger agreement until after (i) the period of two (2) business days following the Camuto Group’s receipt of written notice from the Company advising it that the Board has received a superior proposal (or, in the event of a material modification of a superior proposal with respect to which prior written notice has been provided, the period shall be one business day), specifying the material terms and conditions of the superior proposal (or material modification thereto) and stating that the Board intends to exercise its right to terminate the merger agreement and (ii) a determination by the Board that the takeover proposal described in such written notice constitutes a superior proposal after taking into account any changes to the merger agreement proposed and irrevocably committed to by the Camuto Group and Investor Newco during such two (2) business day period.

For purposes of the merger agreement, the term “superior proposal” means any takeover proposal (i) made on terms which the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of shares of Company common stock (other than those holders of shares of Company common stock who are party to the rollover agreement) than the merger, taking into account all the terms and conditions of such takeover proposal and the merger agreement (including any commitment by Family Newco, the Camuto Group and Investor Newco to amend the terms of the merger agreement and the merger during the two

(2) business day period referred to herein) and (ii) that the Board believes is reasonably capable of being completed, taking into account all financial, regulatory, legal, timing and other aspects of such takeover proposal.

Notwithstanding the foregoing, the Board may make an adverse recommendation change in the absence of a takeover proposal if the Board has concluded in good faith, after consultation with its outside legal counsel, that an adverse recommendation change is necessary to comply with its fiduciary duties, provided, however, that the Board shall not make an adverse recommendation change unless the Company has (A) provided to the Camuto Group at least two (2) business days’ prior written notice advising the Camuto Group that the Board intends to take such action and specifying the reasons therefore in reasonable detail and (B) during such two (2) business day, or shorter, period, if requested by the Camuto Group, engaged in good faith negotiations with the Camuto Group to amend the merger agreement in such a manner that obviates the need or reason for the adverse recommendation change.

Termination

The Company, the Camuto Group, Investor Newco, Family Shareholders and Family Newco may, by mutual written consent terminate the merger agreement at any time prior to the effective time, whether before or after the adoption of the merger agreement by the Company’s shareholders.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

by any of Family Newco, the Camuto Group, Investor Newco or the Company, if:

•	the merger is not consummated on or before October 3, 2012 (the “outside date”); provided, however, that the right to terminate the merger agreement will not be available to any party if the failure of such party to perform any of its obligations under the merger agreement, the failure to act in good faith or the failure to use commercially reasonable efforts to consummate the merger and the other transactions contemplated by the merger agreement as required by the merger agreement, has been the cause of or resulted in the failure of the merger to be consummated on or before such date;
•	any restraint enjoining or otherwise prohibiting the consummation of the merger has become final and nonappealable; provided that the party seeking to terminate the merger agreement used commercially reasonable efforts to prevent the entry of and to remove such restraint as required by the merger agreement; or
•	upon a vote taken upon the merger at the shareholder meeting or any postponement or adjournment thereof, the shareholder approval shall not have been obtained.

by Family Newco, if:

•	the Camuto Group or Investor Newco breached any of their representations or warranties or failed to perform any of their covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in the merger agreement and (ii) is incapable of being cured by the outside date; provided that Family Newco will not have the right to terminate the merger agreement if Family Newco is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement.

by the Company, if:

•	the Camuto Group or Investor Newco breached any of their representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in the merger agreement and (ii) is incapable of being cured by the outside date; provided that the Company will not have the right to terminate the merger agreement if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

•	in accordance with the terms and subject to the conditions of the merger agreement, pertaining to the solicitation of takeover proposals.

by the Camuto Group or Investor Newco, if:

•	Family Newco or the Family Shareholders breached any of their representations or warranties or failed to perform any of their covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in the merger agreement and (ii) is incapable of being cured by the outside date; provided that neither the Camuto Group nor Investor Newco will have the right to terminate the merger agreement pursuant to the merger agreement if either the Camuto Group or Investor Newco is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or
•	in the event that an adverse recommendation change (as defined below) occurred.

Termination Fees and Reimbursement of Expenses

The Company is required to pay $225,000 as a termination fee and all of the Camuto Group and Investor Newco’s actual and reasonably documented out-of-pocket expenses and fees if the merger agreement is terminated:

•	by the Camuto Group or Investor Newco, in the event of an Adverse Recommendation Change; and
•	by the Company, in accordance with the terms and subject to the conditions of Section 4.02 of the merger agreement, pertaining to the solicitation of takeover proposals.

The Company is required to pay the Camuto Group all of the Camuto Group’s expenses if:

•	the Camuto Group voted in favor of the transactions contemplated by the merger agreement at the shareholder meeting; and
•	the merger agreement is terminated due to the failure to obtain shareholder approval.

Notwithstanding the foregoing, if the Camuto Group voted in favor of the transactions contemplated by the merger agreement at the shareholder meeting and the merger agreement is terminated due to the failure to obtain shareholder approval and at the time of the shareholder meeting a takeover proposal has been made public and not withdrawn or made directly to the shareholders of the Company, then in the event that, within six months after such termination, either (A) the Person making such takeover proposal acquires more than 50% of the voting securities of the Company, or (B) the Company enters into a definitive agreement in respect of such a takeover proposal, which transaction is subsequently consummated within twelve months of such termination, then in either case the Company shall pay to the Camuto Group, at the time of such acquisition or consummation, a fee of $225,000.

Expenses

Except in the event that the merger agreement is terminated, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Indemnification; Directors’ and Officers’ Insurance

The surviving corporation shall assume, as of the effective time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing in favor of the current or former directors, officers or employees of the Company as provided in the Company certificate, by-laws or any indemnification agreement between such directors, officers or employees and the Company (in each case, as in effect on the date of the merger agreement), which shall survive the merger and shall continue in full force and effect in accordance with their terms.

The certificate of incorporation and by-laws of the surviving corporation will contain provisions substantially similar with respect to indemnification, advancement of expenses and exculpation of individuals who were directors, officers or employees prior to the effective time than are presently set forth in the

Company certificate and the Company by-laws, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

From and after the effective time, in the event of any pending, threatened or actual claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the date of the merger agreement, or who becomes prior to the effective time, a director or officer of the Company, any of its subsidiaries or any of their respective predecessors (the “indemnified parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he or she is or was a director or officer of the Company, any of its subsidiaries or any of their respective predecessors, the surviving corporation will, and the Camuto Group and the Family Shareholders shall each vote in favor of causing the surviving corporation to, indemnify and hold harmless, as and to the fullest extent permitted by law, each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual claim, action, suit, proceeding or investigation. The surviving corporation will not settle, compromise or consent to the entry of any judgment in any threatened or actual claim, action, suit, proceeding or, investigation for which indemnification could be sought by an indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, proceeding or, investigation or such indemnified party otherwise consents in writing to such settlement, compromise or consent. The surviving corporation will, and the Camuto Group and the Family Shareholders will each vote in favor of causing the surviving corporation to, cooperate with an indemnified party in the defense of any matter for which such indemnified party could seek indemnification. Each of the Camtuo Group’s, the Family Shareholders’ and the surviving corporation’s obligations will continue in full force and effect for a period of six years from the effective time; provided, however, that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation asserted or made prior to the effective time or within such period will continue until the final disposition of such claim, action, suit, proceeding or investigation.

For six years after the effective time, the surviving corporation will, and the Camuto Group and the Family Shareholders will each vote in favor of causing the surviving corporation to, maintain in effect the Company’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the effective time, covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy on terms, including with respect to coverage and amount, no less favorable to such directors and officers than those of such policy in effect on the date of the merger agreement; provided, however, that the surviving corporation may substitute policies of the surviving corporation with carriers comparable in terms of creditworthiness to those that have written the Company’s current directors’ and officers’ liability insurance, containing terms, including with respect to coverage and amount, no less favorable to such directors and officers.

In the event that the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any person, then, and in each such case, the surviving corporation will cause proper provision to be made so that such successors and assigns shall expressly assume the indemnification obligations set forth in the merger agreement.

The indemnification provisions are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have from the Company or any other person by contract or otherwise.

Access

Subject to certain exceptions, the Company will afford to Family Newco, the Camuto Group and Investor Newco, and to each of their respective officers, employees, accountants, counsel, consultants, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the effective time or the termination of the merger agreement to all of its and its subsidiaries’ properties, books, personnel and records, and during such period, the Company will furnish as promptly as reasonably practicable to Family Newco, the Camuto Group and Investor Newco all information concerning its and its subsidiaries’ business, properties and personnel as Family Newco, the Camuto Group or Investor Newco may reasonably request (which shall not include any environmental testing or sampling).

Modification or Amendment

The merger agreement may be amended by the parties at any time before or after receipt of the shareholder approval. However, after such approval has been obtained, there may be made no amendment that is prohibited by applicable law. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Voting Agreements

In connection with the merger agreement, the Company, the Camuto Group, Family Newco, Investor Newco and the Family Shareholders have entered into a voting agreement pursuant to which Family Newco and the Family Shareholders have agreed to, amongst other things, vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the shares they own in favor of the adoption of the merger agreement and the approval of the merger. Collectively, Family Newco and the Family Shareholders have agreed to vote 18,837,991 shares held by them in favor of the merger. The following summary of certain provisions of the voting agreements is qualified in its entirety by reference to the voting agreement itself, which is incorporated herein by reference. The voting agreement has been filed as an exhibit to the Schedule 13E-3.

Interested parties should read the voting agreement in its entirety for a more complete description of the provisions summarized below.

Pursuant to the voting agreement, Family Newco and each of the Family Shareholders has irrevocably granted to and appointed the Camuto Group and any individual designated in writing by the Camuto Group, and each of them individually, as proxy and attorney-in-fact (with full power of substitution), for and in each of their name, place and stead, to vote or act by written consent with respect to all of the shares of Company common stock to which each has voting power with respect to any of the matters specified in, and in accordance and consistent with, the voting agreement.

During the term of the voting agreement, except as otherwise provided therein, Family Newco and each Family Shareholder agrees not to (a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of his, her or its shares of Company common stock, (b) deposit any such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares or grant any proxy or power of attorney with respect thereto that is inconsistent with the voting agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer or other disposition of any such shares.

The voting agreement shall terminate upon the first to occur of (a) the effective time, (b) the delivery of written notice of termination by the Camuto Group and Investor Newco, and (c) the termination of the merger agreement.

In the merger agreement, the Camuto Group agreed, among other things, to vote its shares of Company common stock in support of the merger. The Camuto Group owns 3,000,000 shares of Company common stock, or approximately 8% of the outstanding shares of Company common stock as of the date of this proxy statement.

In addition, on April 3, 2012, the Company entered into a memorandum of understanding with respect to pending litigation concerning the merger. Pursuant to the memorandum of understanding, certain shareholders of the Company agreed, among other things, to vote their shares of Company common stock in support of the merger. As of April 3, 2012, 5,038,846 shares of Company common stock were subject to the voting provisions of the memorandum of understanding, or approximately 13.44% of the outstanding shares of Company common stock as of that date.

The total number of shares subject to the voting agreement and the voting provisions of the merger agreement and the memorandum of understanding is 26,876,837, or approximately 72% of the outstanding shares of Company common stock, greater than the minimum number of shares of Company common stock needed to vote in favor of the adoption of the merger agreement in order for it to be adopted. Assuming that the parties to such agreements fulfill their voting obligations, the approval of the proposal to adopt the merger agreement is assured, regardless of how the unaffiliated shareholders of the Company cast their votes.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of more than 5% of the issued and outstanding shares of Company common stock as of June 12, 2012. The ownership of the Company after the effective time is described in the section captioned “Special Factors — Certain Effects of the Merger,” beginning on page 34.

Name and address of beneficial owner	Amount beneficially owned		Percent of class
Josephine Chaus 530 Seventh Avenue New York, New York 10018	16,837,308	(1)	44.9%
Barry J. Berkowitz 3497 Sweetgrass Avenue Simi Valley, CA 93065	5,038,846	(2)	13.4%
Camuto Consulting Inc. 411 West Putnam Avenue Greenwich, CT 06830	3,000,000		8.0%
Oceanroc Investments Limited P.O. Box 957 Offshore Incorporations Center Road Toan Tortola, British Virgin Islands	3,000,000		8.0%

(1)	All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 61,136 shares of Common Stock included in such amount, Josephine Chaus shares the power to dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children (but does not have the power to vote such shares). With respect to 683 shares of Common Stock included in such amount, such shares are owned by Ms. Chaus’ child, and Ms. Chaus is the custodian and, in such capacity, has the power to vote and dispose of them.

The shares beneficially owned by Ms. Chaus do not include an aggregate of 2,000,000 shares of Common Stock owned by certain trusts for the benefit of Ms. Chaus’ children or 683 shares of Common Stock owned by one of her children. She does not have any power to vote, direct the vote or dispose of these shares of Common Stock and disclaims beneficial ownership of these shares of Common Stock.

Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

(2)	Information based solely on a representation made by Dr. Berkowitz in the memorandum of understanding dated April 3, 2012.

The following table sets forth certain data with respect to the directors of the Company and each named executive officer, other than Josephine Chaus whose ownership is shown in the table above, as of June 12, 2012. The information below, stating amounts beneficially owned and percent of class owned, includes options exercisable within 60 days of June 12. Unless otherwise noted, the address of each person listed below is c/o Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York 10018.

Name	Number of Shares Beneficially Owned(1)	Percent of Shares of Common Stock Outstanding
Directors
Philip G. Barach(2)	50,000	*
Robert Flug(3)	143,579	*
All directors and executive officers as a group, other than Mrs. Chaus (3 persons)	193,579	*

*	Less than one percent.
(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.
(2)	Includes options to purchase 50,000 shares of Common Stock granted under the 1998 Stock Option Plan, as amended.
(3)	Includes 100,000 shares of Common Stock held in the name of an entity of which Mr. Flug is the principal shareholder; 33,579 shares of Common Stock held by R.F. Co. Pension Plan, for which Mr. Flug has sole voting and investment power; and 10,000 shares of Common Stock held by the Robert Flug Living Trust.

COMMON STOCK TRANSACTION INFORMATION

Transactions by the Camuto Group, Mr. Camuto, the Camuto Trust and Investor Newco

There have been no transactions in shares of Company common stock by the Camuto Group, Mr. Camuto, the Camuto Trust or Investor Newco, or their respective directors and executive officers, within the 60 days prior to the date of this proxy statement. The Camuto Group acquired from the Company 3,000,000 shares of Company common stock on February 9, 2011, at a price of $0.10 per share. There have been no other prior stock purchases by the Camuto Group, Mr. Camuto, the Camuto Trust or Investor Newco in shares of Company common stock during the past two years.

Transactions by Family Shareholders

There have been no transactions in shares of Company common stock by the Family Shareholders or Family Newco within the 60 days prior to the date of the proxy statement. In addition there have been no prior stock purchases by the Family Shareholders or Family Newco in shares of Company common stock during the past two years.

Transactions by the Company’s Executive Officers and Directors

There have been no transactions in shares of Company common stock by our directors and executive officers within the 60 days prior to the date of this proxy statement.

Transactions by the Company

The Company has not has made an underwritten public offering of Common securities during the past three years. In January 2011, in connection with the early termination of the KCP license agreement, the Company was required to repurchase 6,000,000 shares of Company common stock held by KCP at price of $0.10 per share. In addition to the sale of shares to the Camuto Group described above, on April 29, 2011, the Company sold to an affiliate of China Ting 3,000,000 shares of Company common stock at a price of $0.10 per share.

APPRAISAL RIGHTS

Holders of Company common stock entitled to vote on the approval and adoption of the merger agreement have rights to dissent from the merger and obtain the fair value of their shares of Company common stock in cash in accordance with the procedures established by New York law.

Sections 623 and 910 of the NYBCL provide that if the merger is consummated, holders of shares of common stock entitled to vote on the approval and adoption of the merger agreement who object to the merger in writing prior to the special meeting or at the special meeting, but before the vote and who follow the procedures specified in Section 623 (summarized below) will have the right to receive cash payment of the fair value of their shares of common stock. The express procedures of Section 623 must be followed precisely; if they are not, holders of shares of common stock will lose their right to dissent. As described more fully below, such “fair value” would potentially be determined in judicial proceedings, the result of which cannot be predicted. We cannot assure you that holders of shares of common stock exercising dissenters’ rights will receive consideration equal to or greater than the merger consideration.

The statutory procedures outlined below are complex. What follows is a summary and is qualified in its entirety by reference to the full text of Section 623 and Section 910 of the NYBCL, which is attached hereto as Annex C. Holders of shares of common stock wishing to exercise their dissenters’ rights should consult their own legal advisors to ensure that they fully and properly comply with the requirements of New York law.

Any holder of shares of common stock who is entitled to vote on the approval and adoption of the merger agreement will have the right to receive cash payment of the fair value of his or her shares of common stock and the other rights and benefits provided in Section 623 if such shareholder:

•	files with the Company a written objection to the merger prior to the vote by the Company shareholders on the approval and adoption of the merger agreement. The written objection must include: (1) notice of the shareholder’s election to dissent; (2) the shareholder’s name and residence address; (3) the number of shares of common stock as to which the shareholder dissents; and (4) a demand for payment of the fair value of such shares of common stock if the merger is consummated; and
•	does not vote in favor of the approval and adoption of the merger agreement.

A vote against approval and adoption of the merger agreement will not satisfy the requirement of filing a written objection. Failure to vote against approval and adoption of the merger agreement will not waive the right of a holder of shares of common stock to receive payment if such holder has filed a written objection in accordance with Section 623 and has not voted in favor of approval and adoption of the merger agreement. If a holder of shares of common stock abstains from voting on approval and adoption of the merger agreement, this will not waive his or her dissenters’ rights so long as the appropriate written objection to the merger is properly and timely filed. Since a proxy left blank will be voted for approval and adoption of the merger agreement, any holder of shares of common stock who wishes to exercise his or her dissenters’ rights must either vote against approval and adoption of the merger agreement or abstain. Written objection prior to the vote by the Company shareholders on the approval and adoption of the merger agreement may not be required from any holder of shares of common stock to whom the Company did not give proper notice of the special meeting of shareholders contemplated by this proxy statement.

A holder of shares of common stock may not dissent as to less than all shares of common stock held of record by him or her that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of shares of common stock as to less than all common stock of such owner held of record by the nominee or fiduciary.

All written objections to the merger and notices of election to dissent should be addressed to:

Bernard Chaus, Inc.
530 Seventh Avenue
New York, New York 10018
Attention: Chairwoman

If the merger agreement is approved and adopted by the Company’s shareholders, within 10 days after such action the Company will give written notice of the approval and adoption by registered mail to each holder of shares of common stock who filed a timely written objection, except for any holder of shares of common stock who voted in favor of approval and adoption of the merger agreement. Any holder of shares of common stock from whom objection was not required and who elects to dissent must file with the Company, within 20 days after the giving of notice to him or her, a written notice of election to dissent, stating his or her name and residence address, the number of shares of common stock as to which he or she dissents and a demand for payment of the fair value for his or her common stock.

Either at the time of filing of the notice of election to dissent or within one month after the filing of the notice of election to dissent, a dissenting holder of common stock must submit the certificates representing his or her dissenting common stock to the Company, or to its transfer agent, which shall note conspicuously on the certificates that a notice of election has been filed and will then return such certificates to such holder. Any holder of common stock who fails to submit his or her certificates for notation within one month after the filing of the notice of election to dissent shall, at the option of the Company upon written notice to such holder of common stock within 45 days from the date of filing such notice of election to dissent, lose his or her dissenters’ rights unless a court, for good cause shown, otherwise directs.

Within 15 days after the expiration of the period within which holders of common stock may file their notices of election to dissent, or within 15 days after the completion of the merger, whichever is later (but in no case later than 90 days after the company shareholders approve and adopt the merger agreement), the surviving corporation will make a written offer by registered mail to each holder of common stock who has filed a notice of election to pay for his or her dissenting shares at a specified price which the Company considers to be their fair value. If the merger has occurred, the Company must accompany the offer by an advance payment to each holder of common stock who has submitted his or her share certificates to the Company of an amount equal to 80% of the amount of the offer or, if such holder has not submitted his or her share certificates, a statement that an advance payment equal to 80% of the offer will be made by the Company promptly upon submission of his or her certificates. Acceptance of such payment does not constitute a waiver of any dissenters’ rights. The offer must be made at the same price per share to all the dissenting holders of Common stock. If, within 30 days after the making of an offer, the Company and any dissenting holder of Common stock agree on the price to be paid for dissenting shares, the balance of payment for such shares must be made within 60 days after the making of the offer or the completion of the merger, whichever is later, and upon surrender of the certificates representing such common stock.

If the Company fails to make an offer to dissenting holders of common stock within the 15-day period described above, or if it makes the offer and any dissenting holder of shares of common stock fails to agree with the Company within 30 days thereafter upon the price to be paid for his or her shares, the Company is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the Supreme Court of the State of New York in the judicial district required by New York corporate law to determine the rights of dissenting holders of shares of common stock and to fix the fair value of their Company common stock. If the Company fails to institute a proceeding within the 20-day period, any dissenting holder of shares of Common stock may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If a dissenting holder of shares of Common stock does not institute a proceeding within the 30-day period, all dissenters’ rights are lost unless the court, for good cause shown, otherwise directs.

During each proceeding, the court will determine whether each dissenting holder of shares of common stock who has not agreed to an offer by the Company is entitled to receive payment for his or her shares and, if so, will fix the value of such shares as of the close of business on the day prior to the date the Company shareholders voted to approve and adopt the merger agreement, taking into consideration the nature of the transactions giving rise to the right of the holder of shares of common stock to receive payment for his or her dissenting shares and its effect on the Company and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the common stock without a jury and without referral to an appraiser or referee. The court will also award interest on such amount to be paid from the date of the completion of the merger to the date of payment unless the court finds that the refusal by a holder of common stock to accept the Company’s offer of payment was arbitrary, vexatious or otherwise not in good faith. Each party to such proceeding will bear its own costs and expenses unless the court finds the refusal of payment by the holders of shares of common stock arbitrary, vexatious or otherwise not in good faith, in which case the Company’s costs will be assessed against any or all dissenting holders of shares of common stock who are party to such proceeding. The court, in its discretion, may also apportion or assess any part of the costs of dissenting holders of common stock against the Company if it finds that the fair value of the shares as determined materially exceeds the amount which the Company offered to pay, or that no offer or advance payment was made by the Company, or that the Company failed to institute such special proceeding within the specified period, or that the actions of the Company in complying with its obligations under Section 623 were arbitrary, vexatious or otherwise not in good faith. Within 60 days following the final determination of the applicable proceeding, the Company shall pay to each dissenting holder of shares of common stock the amount found to be due him or her upon the surrender by such holder of all certificates representing dissenting shares.

The enforcement by a holder of shares of common stock of his or her right to receive payment for shares in accordance with Section 623 excludes the enforcement by such holder of common stock of any other right to which he or she might otherwise be entitled by virtue of his or her ownership of shares (unless the holder of common stock withdraws his or her notice of election or the merger is abandoned), except that the holder of common stock will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the merger will be or is unlawful or fraudulent as to him or her. A notice of election by a holder of common stock may be withdrawn at any time prior to his or her acceptance in writing of an offer to purchase his or her dissenting shares of common stock by the Company, but no withdrawal may be made later than 60 days from the completion of the merger (unless the Company failed to make a timely offer) without the consent of the Company.

In view of the complexity of Sections 623 and 910 of the NYBCL, shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SELECTED FINANCIAL INFORMATION

Set forth below is certain selected historical consolidated financial data relating to the Company. The financial data has been derived from the audited financial statements filed as part of our Annual Report on Form 10-K for the year ended July 2, 2011 and the unaudited financial statements filed as part of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012. This financial data should be read in conjunction with the financial statements and the related notes and other financial information contained in that Form 10-K and Form 10-Q. See “Where You Can Find Additional Information” beginning on page 86.

	Nine Months Ended		Fiscal Year Ended
	March 31, 2012	April 2, 2011	2011	2010
	(In thousands, except per share data)
Statement of Operations Data:
Net revenue	$65,540	$67,885	$84,818	$100,153
Cost of goods sold	48,917	54,790	68,730	75,730
Gross profit	16,623	13,095	16,088	24,423
Operating expenses:
Selling, general and administrative expenses	20,750	21,262	27,557	29,597
Merger related costs	782	—	—	—
Gain on early termination of license agreement	—	(4,055)	(4,355)	—
Loss from operations	(4,909)	(4,112)	(7,114)	(5,174)
Interest Expense	418	541	726	811
Loss before income tax provision	(5,327)	(4,653)	(7,840)	(5,985)
Income tax provision	26	36	17	48
Net loss	(5,353)	(4,689)	(7,857)	(6,033)
Basic loss per share	$(0.14)	$(0.13)	$(0.22)	$(0.16)
Diluted loss per share	$(0.14)	$(0.13)	$(0.22)	$(0.16)
Weighted average number of common shares outstanding – basic	37,481	36,492	36,484	37,481
Weighted average number of common and common equivalent shares outstanding – diluted	37,481	36,492	36,484	37,481

	March 31, 2012	April 2, 2011	July 2, 2011	July 3, 2010
	(In thousands, except per share data)

Balance Sheet Data:
Current assets	$26,644	$22,709	$14,026	$30,579
Total assets	$29,358	$24,648	$16,185	$32,489
Current liabilities	$31,402	$30,191	$24,655	$32,879
Total liabilities	$48,142	$35,169	$29,616	$38,021
Stockholders’ deficiency	$(18,784)	$(10,521)	$(13,431)	$(5,532)

The ratio earnings to fixed charges for 2010 and 2011 has not been computed due to the negative earnings in both years.

The following sets forth certain historical data for our basic and diluted earnings per common share and book value per share for each of the periods shown.

	March 31, 2012	April 2, 2011	July 2, 2011	July 3, 2010
Net loss per share:
Basic	$(0.14)	$(0.13)	$(0.22)	$(0.16)
Diluted	$(0.14)	$(0.13)	$(0.22)	$(0.16)
Book value per share:
Basic	$(0.50)	$(0.30)	$(0.37)	$(0.15)
Diluted	$(0.50)	$(0.30)	$(0.37)	$(0.15)

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is traded on the over-the-counter market under the ticker “CHBD.” The following table sets forth, for the periods indicated, the range of high and low sales prices per share of our common stock as reported on the over-the-counter market. No cash dividends were declared on our common stock for the periods indicated.

	2011		2010		2009
	High	Low	High	Low	High	Low
First Quarter	$0.17	$0.10	$0.30	$0.11	$0.14	$0.07
Second Quarter	0.16	0.10	0.18	0.05	0.15	0.14
Third Quarter	0.20	0.08	0.17	0.06	0.32	0.13
Fourth Quarter	0.20	0.05	0.23	0.05	0.32	0.20

For the quarter beginning January 1, 2012 and ending March 31, 2012, the high sales price per share was $0.14 and the low sales price per share was $0.09. On June 11, 2012, the last sale price for our common stock was $0.20 per share. On June 12, 2012, there were approximately 394 holders of record of our common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS

As of the date of this proxy statement, the Board knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Inclusion of Proposals in Our Proxy Statement and Proxy Card Under the SEC’s Rules

The Company will notify the shareholders of a revised date for submitting notice to the Company of the deadline for submission of any proposal for inclusion in its proxy statement and form of proxy relating to the next annual meeting.

If the merger is completed, we do not expect to hold our 2012 annual meeting of shareholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. In many cases you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “predict,” or “expect” and similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. We cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the merger or on our business or operations. These forward-looking statements speak only as of the date on which the statements were made, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Risks, uncertainties and assumptions include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that various closing conditions for the merger (including the shareholder approval) may not be satisfied or waived; the possibility that alternative acquisition proposals will or will not be made; the failure of the merger to close for any reason; the amount of fees and expenses related to the merger; the diversion of management’s attention from ongoing business concerns; the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees; the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger; the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely matter or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the merger and other risks that are set forth in the Company’s filings with the SEC, which are available without charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	our Annual Report on Form 10-K for the fiscal year ended July 2, 2011, and the amendment thereto;
•	our Quarterly Reports on Form 10-Q for the quarters ended October 1, 2011, December 31, 2011 and March 31, 2012, and the amendments thereto; and
•	our Current Reports on Form 8-K filed on September 20, 2011, October 12, 2011, February 1, 2012 and April 5, 2012.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to Bernard Chaus, Inc., 530 Seventh Avenue, New York, New York 10018, Attention: Chairwoman, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our shareholders does not create any implication to the contrary.

BERNARD CHAUS, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

The other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and per share amounts)

	March 31, 2012	July 2, 2011	April 2, 2011
	(Unaudited)	(*)	(Unaudited)
Assets
Current Assets
Cash	$3	$3	$3
Accounts receivable – factored	17,923	6,466	14,467
Accounts receivable – net	1,375	1,004	1,648
Inventories – net	7,100	5,077	5,235
Prepaid expenses and other current assets	243	1,476	1,356
Total current assets	26,644	14,026	22,709
Fixed assets – net	1,714	1,159	936
Other assets	—	—	3
Trademarks	1,000	1,000	1,000
Total assets	$29,358	$16,185	$24,648
Liabilities and Stockholders’ Deficiency
Current Liabilities
Revolving credit borrowings	$7,517	$2,577	$9,966
Accounts payable	20,191	20,605	19,067
Accrued expenses	3,694	1,473	1,158
Total current liabilities	31,402	24,655	30,191
Notes payable – related party	12,000	—	—
Deferred income	2,534	2,834	2,934
Other long term liabilities	1,986	1,927	1,851
Deferred income taxes	220	200	193
Total liabilities	48,142	29,616	35,169
Commitments and Contingencies
Stockholders’ Deficiency
Preferred stock, $.01 par value, authorized shares – 1,000,000; issued and outstanding shares – none	—	—	—
Common stock, $.01 par value, authorized shares – 50,000,000; issued shares – 37,543,643 at March 31, 2012, July 2, 2011 and April 2, 2011	375	375	375
Additional paid-in capital	133,443	133,443	133,440
Deficit	(150,037)	(144,684)	(141,516)
Accumulated other comprehensive loss	(1,085)	(1,085)	(1,040)
Less: Treasury stock at cost – 62,270 shares at March 31, 2012 and July 2, 2011 and 3,062,270 at April 2, 2011	(1,480)	(1,480)	(1,780)
Total stockholders’ deficiency	(18,784)	(13,431)	(10,521)
Total liabilities and stockholders’ deficiency	$29,358	$16,185	$24,648

(*)	Derived from audited financial statements at July 2, 2011.

See accompanying notes to consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
	(Unaudited)
Net revenue	$27,467	$23,260	$65,540	$67,885
Cost of goods sold	20,528	18,812	48,917	54,790
Gross profit	6,939	4,448	16,623	13,095
Selling, general and administrative expenses	8,166	6,956	20,750	21,262
Merger related costs	415	—	782	—
Accrued gain on early termination of license agreement	—	(1,165)	—	(4,055)
Loss from operations	(1,642)	(1,343)	(4,909)	(4,112)
Interest expense	223	163	418	541
Loss before income tax provision	(1,865)	(1,506)	(5,327)	(4,653)
Income tax provision	8	12	26	36
Net loss	$(1,873)	$(1,518)	$(5,353)	$(4,689)
Basic loss per share	$(0.05)	$(0.04)	$(0.14)	$(0.13)
Diluted loss per share	$(0.05)	$(0.04)	$(0.14)	$(0.13)
Weighted average number of shares outstanding – basic	37,481,000	34,514,000	37,481,000	36,492,000
Weighted average number of common and common equivalent shares outstanding – diluted	37,481,000	34,514,000	37,481,000	36,492,000

See accompanying notes to consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended
	March 31, 2012	April 2, 2011
	(Unaudited)
Operating Activities
Net loss	$(5,353)	$(4,689)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	299	275
Loss on disposal of fixed assets	37	—
Amortization of deferred income	(300)	(300)
Deferred rent expense	44	78
Deferred income taxes	20	20
Changes in operating assets and liabilities:
Accounts receivable – factored	(11,457)	4,937
Accounts receivable	(371)	141
Inventories	(2,023)	3,611
Prepaid expenses and other assets	1,233	(820)
Accounts payable	11,586	(332)
Accrued expenses and other long term liabilities	2,236	(1,109)
Net cash provided by (used in) operating activities	(4,049)	1,812
Investing Activities
Purchases of fixed assets	(891)	(304)
Cash used in investing activities	(891)	(304)
Financing Activities
Net proceeds from (repayments of) revolving credit borrowings	4,940	(1,209)
Purchase of treasury stock	—	(600)
Proceeds from reissuance of treasury stock	—	300
Net cash provided by (used in) financing activities	4,940	(1,509)
Decrease in cash	—	(1)
Cash, beginning of year	3	4
Cash, end of period	$3	$3
Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Taxes	$4	$13
Interest	$335	$499

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

In January 2012, the Company converted $12 million of accounts payable into two notes payable (see Note 4).

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

1. Business and Summary of Significant Accounting Policies

Business:

Bernard Chaus, Inc. (the “Company” or “Chaus”) designs, arranges for the manufacture of and markets an extensive range of women’s career and casual sportswear principally under the VINCE CAMUTO®, JOSEPHINE CHAUS®, JOSEPHINE®, JOSEPHINE STUDIO®, CHAUS®, CHAUS SPORT®, CYNTHIA STEFFE®, SEAMLINE CYNTHIA STEFFE® and CYNTHIA CYNTHIA STEFFE® trademarks and under private label brand names. The Company’s products are sold nationwide through department store chains, specialty retailers, discount stores, wholesale clubs and other retail outlets. The Company’s CHAUS product lines sold through the department store channels are in the opening price points of the “better” category. The Company’s CYNTHIA STEFFE product lines are upscale contemporary women’s apparel lines sold through department stores and specialty stores. The Company’s private label product lines are designed and sold to various customers. On November 18, 2010, the Company entered into a trademark license agreement (“Camuto License Agreement”) with Camuto Consulting, Inc. d/b/a Camuto Group (“Camuto”). This agreement grants the Company an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark VINCE CAMUTO® in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico. The Company began shipping Camuto licensed products in June 2011.

The Company had a license agreement (the “KCP License Agreement”) with Kenneth Cole Productions, Inc. (“KCP”) to manufacture and sell women’s sportswear under various labels. On October 19, 2010, the Company entered into an agreement with KCP (the “KCP Termination Agreement”) pursuant to which the KCP License Agreement terminated on June 1, 2011.

Recent Developments:

On April 3, 2012, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Camuto, Camuto Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Camuto (“Investor Newco”), Josephine Chaus, the Company’s chief executive officer and chairwoman, and certain family members and entities associated with Mrs. Chaus (collectively, the “Family Shareholders”), and BC Family Merger Corp., a New York corporation beneficially owned by the Family Shareholders (“Family Newco”), providing for the merger (the “Merger”) of Investor Newco and Family Newco with and into the Company, with the Company surviving the Merger. The Merger Agreement was approved by the Company’s Board of Directors (the “Board”), acting upon the unanimous recommendation of the special committee composed of independent directors of the Board.

Prior to the Merger, the Family Shareholders will contribute all of their shares of Company common stock to Family Newco in exchange for shares of Family Newco, and Camuto will contribute all of its shares of Company common stock to Investor Newco in exchange for shares of Investor Newco. At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Family Newco and Investor Newco or (ii) shareholders who have properly exercised and perfected appraisal rights under New York law) will be converted automatically into the right to receive $0.21 in cash (the “Per Share Merger Consideration”), without interest. Each share of Family Newco and Investor Newco will be converted into one share of Company common stock. As a result of the Merger, all of the shares of the common stock of the Company will be owned by the Family Shareholders and Camuto, and the other shareholders of the Company immediately prior to the Merger will be entitled to receive the Per Share Merger Consideration. More information can be found in the Form 8-K filed by the Company on April 5, 2012.

The Merger must be approved by  2/3 of the Company’s shareholders. The Company plans to call a special meeting of the shareholders to vote on the proposed Merger, and has filed the preliminary proxy statement on April 13, 2012.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

1. Business and Summary of Significant Accounting Policies  – (continued)

On September 29, 2011, the Company was served with a summons and complaint in connection with a purported shareholder class action lawsuit relating to Camuto’s merger proposal. The lawsuit was filed in the Supreme Court of the State of New York and alleges, among other things, breach of fiduciary duties by certain current and prior directors of the Company. On April 3, 2012, the Company entered into a memorandum of understanding with Kenneth Braun, the Plaintiff in the putative class action, and with Dr. Barry Berkowitz, the owner of 4,688,591 shares of Company common stock, providing for the litigation to be settled with prejudice and for Dr. Berkowitz to support the Merger, so long as it has the approval of the Board. The memorandum of understanding is, among other things, subject to court approval and is attached as an exhibit to the Form 8-K filed by the Company on April 5, 2012.

In January 2012, the Company negotiated and signed a Debt Restructuring Agreement with an affiliate of China Ting Group Holdings Limited (“CTG”), a supplier and stockholder of the Company, to convert approximately $12 million of debt owed by the Company to CTG from accounts payable into a new interest-bearing debt obligation memorialized by two notes payable (see Note 4).

The Merger has not yet been approved by the shareholders of the Company. There is no assurance that any transactions or agreements contemplated by the Merger Agreement will take place or be entered into by the Company. In addition, the memorandum of understanding with Kenneth Braun and Barry Berkowitz has not yet been approved by the court, and therefore the Company cannot ensure settlement of the pending litigation or the terms of any such settlement.

Liquidity:

For the nine months ended March 31, 2012, the Company realized losses from operations of $5.4 million and as of March 31, 2012 had a working capital deficit of $4.8 million and stockholders’ deficiency of $18.8 million. The Company’s business plan requires the availability of sufficient cash flow and borrowing capacity to finance its product lines and to meet its cash needs. The Company expects to satisfy such requirements through cash on hand, cash flow from operations and borrowings from its lender. The Company’s fiscal 2012 business plan anticipates improvement from fiscal 2011, primarily by achieving increased revenues and improved gross margin percentages. The Company’s ability to achieve its fiscal 2012 business plan is critical to maintaining adequate liquidity. The Company relies on CIT, the sole source of its external financing, to borrow money in order to fund its operations. Should CIT cease funding its operations, the Company may not have sufficient cash flow from operations to meet its liquidity needs. In addition, CTG manufactures the majority of the Company’s product on favorable payment terms. In the event CTG terminates the supply agreement with the Company or requires a change in the favorable payment terms, the Company may be unable to locate alternative suppliers in a timely manner or obtain similarly favorable payment terms. For the fiscal year ended July 2, 2011, the KCP License Agreement accounted for approximately 54% of the Company’s revenues, and this agreement terminated on June 1, 2011. While the Company entered into the Camuto License Agreement, there can be no assurance that it will be able to derive revenue from this agreement sufficient to offset the loss in revenue resulting from the termination of the KCP License Agreement. There could be a material adverse effect on the Company’s business, liquidity and financial condition should any of the following occur: a) CIT ceases its funding of the Company’s operations, b) CTG terminates its supply agreement with the Company or requires a change in the favorable payment terms, or c) the Company fails to offset the revenue lost as a result of the termination of the KCP License Agreement.

Basis of Presentation:

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

1. Business and Summary of Significant Accounting Policies  – (continued)

fair presentation have been included. Operating results for the three and nine months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the year ending June 30, 2012 or any other period. The balance sheet as of July 2, 2011 is based on the audited financial statements as of that date. For further information, refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended July 2, 2011.

Fiscal Year:

The Company reports on a fifty-two/fifty-three week fiscal year-end. The three and nine months ended March 31, 2012 and April 2, 2011 each contained 13 and 39 weeks respectively.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

Sales are recognized upon shipment of products to customers since title and risk of loss pass upon shipment. Revenue relating to goods sold on a consignment basis is recognized when the Company has been notified that the buyer has resold the product. Provisions for estimated uncollectible accounts, discounts and returns and allowances are provided when sales are recorded based upon historical experience and current trends. While such amounts have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same rates as in the past.

Historically, the Company’s sales and operating results fluctuate by quarter, with the greatest sales typically occurring in the Company’s first and third fiscal quarters. It is in these quarters that the Company’s Fall and Spring product lines, which traditionally have had the highest volume of net sales, are shipped to customers, with revenues recognized at the time of shipment. As a result, the Company experiences significant variability in its quarterly results and working capital requirements. Moreover, delays in shipping can cause revenues to be recognized in a later quarter, resulting in further variability in such quarterly results.

Factoring Agreement and Accounts Receivable:

The Company has a financing agreement with CIT that includes a non-recourse factoring arrangement that provides notification factoring on substantially all of the Company’s sales. CIT, based on credit approved orders, assumes the accounts receivable risk of the Company’s customers in the event of insolvency or non-payment. The Company assumes the accounts receivable risk on sales factored to CIT but not approved by CIT as non-recourse factored receivables, which approximated $0.2 million as of March 31, 2012, $0.2 million as of July 2, 2011, and $0.4 million as of April 2, 2011. The Company receives payment on non-recourse factored receivables from CIT as of the earliest of: a) the date that CIT has been paid by the Company’s customers; b) the date of the customer’s longest maturity if the customer is in bankruptcy or insolvency proceedings; or c) the last day of the third month following the customer’s longest maturity date if the receivable remains unpaid. All other receivable risks for customer deductions that reduce the customer receivable balances are retained by the Company, including, but not limited to, allowable customer markdowns, operational chargebacks, disputes, discounts, and returns. These deductions, totaling $3.3 million as of March 31, 2012, $2.3 million as of July 2, 2011 and $2.0 million as of April 2, 2011, have been

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

1. Business and Summary of Significant Accounting Policies  – (continued)

recorded as a reduction of either accounts receivable – factored or accounts receivable — net based upon the classification of the respective customer balance to which they pertain. The Company also assumes the risk on accounts receivable not factored to CIT, which is shown as accounts receivable-net on the accompanying balance sheets.

Inventories:

Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out method. The majority of the Company’s inventory purchases are shipped FOB shipping point from the Company’s suppliers. The Company takes title, assumes the risk of loss and records inventory when the merchandise is received at the boat or airplane overseas. Reserves for slow moving and aged merchandise are provided to write down inventory costs to net realizable value based on historical experience and current product demand. Inventory reserves were approximately $0.5 million as of March 31, 2012, $0.4 million as of July 2, 2011 and $0.4 million as of April 2, 2011. Inventory reserves are based upon the level of excess and aged inventory and the Company’s estimated recoveries on the sale of the inventory. While markdowns have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same level of markdowns as in the past.

Long-Lived Assets and Trademarks:

Trademarks relate to the Cynthia Steffe trademarks and were determined to have an indefinite life. The Company does not amortize assets with indefinite lives and conducts impairment testing annually in the fourth quarter of each fiscal year, or sooner if events and changes in circumstances suggest that the carrying amount may not be recoverable from its estimated future cash flows including market participant assumptions, when available. The review of trademarks and long lived assets is based upon projections of anticipated future undiscounted cash flows. While the Company believes that its estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect evaluations. To the extent these future projections or the Company’s strategies change, the conclusion regarding impairment may differ from the current estimates. There were no impairment charges for the nine months ended March 31, 2012 and April 2, 2011.

Income Taxes:

The Company accounts for income taxes under the asset and liability method in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 740. Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end. The Company periodically reviews its historical and projected taxable income and considers available information and evidence to determine if it is more likely than not that a portion of the deferred tax assets will be realized. A valuation allowance is established to reduce the deferred tax assets to the amount that is more likely than not to be realized. As of March 31, 2012, July 2, 2011 and April 2, 2011, based upon its evaluation of the Company’s historical and projected results of operations, the current business environment and the magnitude of the net operating loss, the Company recorded a full valuation allowance on its deferred tax assets. If the Company determines that it is more likely than not that a portion of the deferred tax assets will be realized in the future, that portion of the valuation allowance will be reduced and the Company will provide for an income tax benefit in its Statement of Operations at its estimated effective tax rate.

The Company’s trademarks are not amortized for book purposes, however, they continue to be amortized for tax purposes and therefore the Company records a deferred tax liability on the temporary difference. The temporary difference will not reverse until such time as the assets are impaired or sold, therefore the likelihood of being offset by the Company’s net operating loss carryforward is uncertain.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

1. Business and Summary of Significant Accounting Policies  – (continued)

Earnings (Loss) Per Share:

Basic earnings (loss) per share have been computed by dividing the applicable net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share have been computed by dividing the applicable net income by the weighted average number of common shares outstanding and common share equivalents. Options to purchase approximately 125,000 and 689,000 shares of common stock were excluded from the computation of diluted earnings per share for the three and nine months ended March 31, 2012 and April 2, 2011, respectively, because their exercise prices were greater than the average market price.

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Denominator for loss per share (in millions):
Denominator for basic loss per share weighted-average shares outstanding	37.5	34.5	37.5	36.5
Assumed exercise of potential common shares	—	—	—	—
Denominator for diluted loss per share	37.5	34.5	37.5	36.5

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including accounts receivable, accounts payable and revolving credit borrowings, approximated fair value due to their short-term maturity or variable interest rates. The notes payable — related party were entered into in January 2012. Going forward it will not be practicable to estimate the fair value of these notes, as they are owed to a stockholder and are of a related-party nature.

New Accounting Pronouncements:

In June 2011, the FASB issued Accounting Standards Update (“ASU”) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be classified to net income. ASU 2011-05 should be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassification of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05, which defers only those changes in ASU 2011-05 related to the presentation of reclassification adjustments in order to allow the FASB time to redeliberate whether to present on the face of the financial statements the effects of the reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. ASU 2011-12 is effective at the same time as ASU 2011-05 and until determined, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before ASU 2011-05. The Company does not expect the adoption of ASU 2011-12 to have a material impact on the Company’s consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

2. Inventories — net

	March 31, 2012	July 2, 2011	April 2, 2012
	(in thousands)
	(unaudited)	(*)	(unaudited)
Raw materials	$89	$184	$288
Work-in-process	—	7	104
Finished goods	7,011	4,886	4,843
Total	$7,100	$5,077	$5,235

*	Derived from the audited financial statements as of July 2, 2011.

Included in finished goods inventories is merchandise in transit of approximately $3.5 million as of March 31, 2012, $2.8 million as of July 2, 2011 and $1.7 million as of April 2, 2011.

3. Financing Agreements

The Company has a financing agreement with CIT (the “CIT Financing Agreement”) that permits CIT to make loans and advances on a revolving basis at CIT’s “Sole Discretion,” which is defined as “the sole and absolute discretion exercised in good faith in accordance with customary business practices for similarly situated asset-based lenders in comparable asset-based lending transactions.” Borrowings are based on a borrowing base formula, as defined, and include a sublimit in the amount of $2 million for the issuance of letters of credit. The Company’s obligations under the agreement are secured by a first priority lien on substantially all of the Company’s assets, including the Company’s accounts receivable, inventory, intangibles, equipment, and trademarks, and a pledge of the Company’s interest in its subsidiaries. The agreement had an original maturity of September 30, 2011 with automatic annual extensions to September 30th (“Anniversary Date”) unless terminated by CIT with written notice at least sixty days in advance of the Anniversary Date. No such termination notice has been received by the Company from CIT.

The borrowings under the agreement accrue interest at a rate of 3.00% above prime; however, the applicable margin shall revert to the original 2.00% interest rate in the event that the Company achieves two successive quarters of profitable business. The interest rate as of March 31, 2012 was 6.25%. The Company has the option to terminate the agreement with CIT. If the Company terminates the agreement with CIT due to non-performance by CIT of certain of its obligations for a specified period of time, the Company will not be liable for any termination fees. Otherwise, in the event of an early termination by the Company, the Company will be liable for minimum factoring fees.

On March 31, 2012, the Company had $1.2 million of outstanding letters of credit, total availability of approximately $8.4 million and revolving credit borrowings of $7.5 million under the agreement. On April 2, 2011, the Company had $1.1 million of outstanding letters of credit, total availability of approximately $1.1 million, and $10.0 million of revolving credit borrowings, including a short-term extension of $0.3 million.

Factoring Agreement

The agreement with CIT also provides for a non-recourse factoring arrangement which provides notification factoring on substantially all of the Company’s sales. The proceeds of this agreement are assigned to CIT as collateral for all indebtedness, liabilities and obligations due to CIT. A factoring commission based on various rates is charged on the gross face amount of all accounts with minimum fees as defined in the agreement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Nine Months Ended March 31, 2012 and April 2, 2011

4. Notes Payable — Related Party

On January 20, 2012, the Company entered into a Debt Restructuring Agreement with an affiliate of CTG to convert $12 million of accounts payable into two interest-bearing senior unsecured notes payable. One note is in the principal amount of $2 million, matures on September 1, 2013 and is payable in two installments of $250,000 on April 1, 2013 and July 1, 2013 with the remaining balance of $1.5 million due at maturity. The other note is in the principal amount of $10 million (“$10 million Note”), matures on September 1, 2016 and is payable in four quarterly installments of $250,000 beginning July 1, 2014, five quarterly installments of $800,000 beginning July 1, 2015 with the remaining balance of $5 million due at maturity. If no event of default exists under the notes and the principal balance on the $10 million Note is $5,000,000 or less as of September 1, 2016, the $10 million Note can be extended by CTG for an additional two years. Both notes accrue interest at 5.25% per annum compounded quarterly beginning January 31, 2012. At March 31, 2012, there was approximately $53,000 of accrued interest related to the notes included in accrued expenses on the accompanying consolidated balance sheet. The notes contain customary representations and warranties, affirmative and negative covenants and events of default.

5. Deferred Income

The Company has an exclusive supply agreement with CTG. Under this agreement, CTG will act as the exclusive supplier of substantially all merchandise purchased by the Company, in addition to providing sample making and production supervision services. In consideration for the Company appointing CTG as the sole supplier of its merchandise in Asia/China for a term of 10 years, CTG paid the Company an exclusive supply premium of $4.0 million. The Company recorded this premium as deferred income and as of March 31, 2012, $0.4 million of the premium is included in accrued expenses and approximately $2.5 million is considered long-term. The Company will recognize the premium as income on a straight line basis over the 10-year term of the agreement. For each of the three and nine months ended March 31, 2012 and April 2, 2011, the Company recognized approximately $0.1 million and $0.3 million respectively of income as a reduction to cost of goods sold. As of March 31, 2012, July 2, 2011 and April 2, 2011, amounts owed to CTG for merchandise approximated $15.5 million, $17.4 million and $13.2 million, respectively, and are included in accounts payable on the accompanying consolidated balance sheet.

6. Pension Plan

Components of Net Periodic Benefit Cost

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
	(Unaudited)
	(In Thousands)
Service cost	$3	$2	$9	$6
Interest cost	31	28	93	84
Expected return on plan assets	(28)	(26)	(84)	(78)
Amortization of net loss	10	9	30	27
Net periodic benefit cost	$16	$13	$48	$39

Employer Contributions

The Company has contributed approximately $32,000 to the plan during the nine months ended March 31, 2012 and will be required to contribute an additional $30,000 during the remainder of fiscal 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bernard Chaus, Inc.
New York, New York

We have audited the accompanying consolidated balance sheets of Bernard Chaus, Inc. and subsidiaries as of July 2, 2011 and July 3, 2010 and the related consolidated statements of operations, stockholders’ equity (deficiency) and comprehensive loss and cash flows for the years then ended. Our audits also included the financial statement schedule listed in the Index at item 15 for the years ended July 2, 2011 and July 3, 2010. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Bernard Chaus, Inc. and subsidiaries at July 2, 2011 and July 3, 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
September 30, 2011

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and per share amounts)

	July 2, 2011	July 3, 2010
Assets
Current Assets
Cash	$3	$4
Accounts receivable – factored	6,466	19,404
Accounts receivable – net	1,004	1,789
Inventories – net	5,077	8,846
Prepaid expenses and other current assets	1,476	536
Total current assets	14,026	30,579
Fixed assets – net	1,159	885
Other assets	—	25
Trademarks	1,000	1,000
Total assets	$16,185	$32,489
Liabilities and Stockholders’ Deficiency
Current Liabilities
Revolving credit borrowings	$2,577	$11,175
Accounts payable	20,605	19,399
Accrued expenses	1,473	2,305
Total current liabilities	24,655	32,879
Deferred income	2,834	3,234
Long term liabilities	1,927	1,735
Deferred income taxes	200	173
Total liabilities	29,616	38,021
Commitments and Contingencies (Notes 6, 8, and 10)
Stockholders’ Deficiency
Preferred stock, $.01 par value, authorized shares – 1,000,000; issued and outstanding shares – none	—	—
Common stock, $.01 par value, authorized shares – 50,000,000; issued shares – 37,543,643 at July 2, 2011 and July 3, 2010	375	375
Additional paid-in capital	133,443	133,440
Deficit	(144,684)	(136,827)
Accumulated other comprehensive loss	(1,085)	(1,040)
Less: Treasury stock at cost – 62,270 shares at July 2, 2011 and July 3, 2010	(1,480)	(1,480)
Total stockholders’ deficiency	(13,431)	(5,532)
Total liabilities and stockholders’ deficiency	$16,185	$32,489

See accompanying notes to consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Fiscal Year Ended
	2011	2010
Net revenue	$84,818	$100,153
Cost of goods sold	68,730	75,730
Gross profit	16,088	24,423
Selling, general and administrative expenses	27,557	29,597
Gain on early termination of license agreement	(4,355)	—
Loss from operations	(7,114)	(5,174)
Interest expense	726	811
Loss before income tax provision	(7,840)	(5,985)
Income tax provision	17	48
Net loss	$(7,857)	$(6,033)
Basic loss per share	$(0.22)	$(0.16)
Diluted loss per share	$(0.22)	$(0.16)
Weighted average number of common shares outstanding – basic	36,484	37,481
Weighted average number of common and common equivalent shares outstanding – diluted	36,484	37,481

See accompanying notes to consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
AND COMPREHENSIVE LOSS
(In thousands, except number of shares)

	Common Stock				Treasury Stock
	Number of Shares	Amount	Additional Paid-in Capital	Deficit	Number of Shares	Amount	Accumulated Other Comprehensive Loss	Total
Balance at July 1, 2009	37,543,643	$375	$133,416	$(130,794)	62,270	$(1,480)	$(929)	$588
Stock option compensation expense	—	—	24	—	—	—	—	24
Net change in pension liability	—	—	—	—	—	—	(111)	(111)
Net loss	—	—	—	(6,033)	—	—	—	(6,033)
Comprehensive loss								(6,144)
Balance at July 3, 2010	37,543,643	375	133,440	(136,827)	62,270	(1,480)	(1,040)	(5,532)
Stock option compensation expense	—	—	3	—	—	—	—	3
Purchase of treasury stock	—	—	—	—	6,000,000	600		600
Reissuance of treasury stock	—	—	—	—	(6,000,000)	(600)		(600)
Net change in pension liability	—	—	—	—	—	—	(45)	(45)
Net loss	—	—	—	(7,857)	—	—	—	(7,857)
Comprehensive loss								(7,902)
Balance at July 2, 2011	37,543,643	$375	$133,443	$(144,684)	62,270	$(1,480)	$(1,085)	$(13,431)

See accompanying notes to consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year End
	2011	2010
Operating Activities
Net loss	$(7,857)	$(6,033)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	373	618
Loss on disposal of fixed assets	—	43
Amortization of deferred income	(400)	(366)
Stock compensation expense	3	24
Deferred rent expense	96	297
Deferred income taxes	27	26
Changes in operating assets and liabilities:
Accounts receivable – factored	12,938	(8,815)
Accounts receivable	785	(1,582)
Inventories	3,769	(5,007)
Prepaid expenses and other assets	(940)	(230)
Accounts payable	1,206	13,148
Accrued expenses and long term liabilities	(781)	(227)
Net cash provided by (used in) operating activities	9,219	(8,104)
Investing Activities
Purchases of fixed assets	(622)	(587)
Cash used in investing activities	(622)	(587)
Financing Activities
Net proceeds from (repayments of) revolving credit borrowings	(8,598)	4,569
Purchase of treasury stock	(600)	—
Proceeds from reissuance of treasury stock	600	—
Proceeds from supply premium	—	4,000
Net cash provided by (used in) financing activities	(8,598)	8,569
Decrease in cash	(1)	(122)
Cash, beginning of year	4	126
Cash, end of year	$3	$4
Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Taxes	$13	$14
Interest	$650	$743

See accompanying notes to consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

1. Business

Bernard Chaus, Inc. (the “Company” or “Chaus”) designs, arranges for the manufacture of and markets an extensive range of women’s career and casual sportswear principally under the JOSEPHINE CHAUS®, JOSEPHINE®, JOSEPHINE STUDIO®, CHAUS®, CHAUS SPORT®, CYNTHIA STEFFE®, SEAMLINE CYNTHIA STEFFE® and CYNTHIA CYNTHIA STEFFE® trademarks and under private label brand names. The Company’s products are sold nationwide through department store chains, specialty retailers, discount stores, wholesale clubs and other retail outlets. The Company’s CHAUS product lines sold through the department store channels are in the opening price points of the “better” category. The Company’s CYNTHIA STEFFE product lines are an upscale contemporary women’s apparel line sold through department stores and specialty stores. The Company’s private label product lines are designed and sold to various customers. On November 18, 2010, the Company entered into a trademark license agreement (“Camuto License Agreement”) with Camuto Consulting, Inc. d/b/a Camuto Group (“Camuto”). This agreement grants the Company an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark “Vince Camuto” in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico. The Company began shipping Camuto licensed products in June 2011. See Note 10 for further information.

The Company had a license agreement (the “KCP License Agreement”) with Kenneth Cole Productions, Inc. (“KCP”) to manufacture and sell women’s sportswear under various labels. On October 19, 2010, the Company entered into an agreement with KCP (the “KCP Termination Agreement”) pursuant to which the license agreement terminated on June 1, 2011. Under the KCP Termination Agreement, the Company was relieved of certain restrictions on engaging in transactions and activities in the apparel industry as well as the obligation to pay certain promotional, marketing and advertising fees required under the license agreement. KCPagreed to assume certain of the Company’s liabilities associated with the Company’s performance under the license agreement, as well as to pay the Company a termination fee upon termination of the agreement in June 2011 based on sales to certain customers through June 1, 2011, as specified in the agreement. Accordingly, the Company recorded a $4.4 million gain on early termination of the license agreement which is included in the accompanying Consolidated Statement of Operations for the year ended July 2, 2011.

For the year ended July 2, 2011, the Company realized losses from operations of $7.1 million and as of July 2, 2011 had a working capital deficit of $10.6 million and stockholders’ deficiency of $13.4 million. The Company’s business plan requires the availability of sufficient cash flow and borrowing capacity to finance its product lines and to meet its cash needs. The Company expects to satisfy such requirements through cash on hand, cash flow from operations and borrowings from its lender. The Company’s fiscal 2012 business plan anticipates improvement from fiscal 2011, by primarily achieving increased revenues and improved gross margin percentages. The Company’s ability to achieve its fiscal 2012 business plan is critical to maintaining adequate liquidity. The Company relies on The CIT Group/Commercial Services, Inc. (“CIT”), the sole source of its financing, to borrow money in order to fund its operations. Should CIT cease funding its operations, the Company may not have sufficient cash flow from operations to meet its liquidity needs. In addition, China Ting Group Holdings Limited (“CTG”) manufactures the majority of the Company’s product on favorable payment terms (see Note 7). In the event CTG terminates the agreement or requires a change in the favorable payment terms, the Company may be unable to locate alternative suppliers in a timely manner or obtain similarly favorable payment terms. For the fiscal year ended July 2, 2011, the KCP License Agreement accounted for approximately 54% of the Company’s revenues, and this agreement terminated on June 1, 2011. While the Company entered into the Camuto License Agreement, there can be no assurance that it will be able to derive revenue from this agreement sufficient to offset the loss in revenue resulting from the termination of the KCP License Agreement. There could be a material adverse effect on the Company’s business, liquidity and financial condition should any of the following occur: a) CIT ceases its funding of the Company’s operations, b) CTG terminates its agreement with the Company or requires a change in the favorable payment terms, or c) the Company fails to offset the revenue lost as a result of the termination of the KCP License Agreement.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

2. Summary of Significant Accounting Policies

Fiscal Year:

On June 18, 2010, the Board of Directors of the Company approved a change to the Company’s fiscal year end from June 30th to the Saturday closest to June 30th and effective immediately the Company reported on a fifty-two/fifty-three week fiscal year-end. The years ended July 2, 2011 and July 3, 2010 each contained fifty-two weeks however due to the change, the year ended July 3, 2010 also contained an extra three days. Net sales for these three days was approximately $4.9 million.

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

The Company recognizes sales upon shipment of products to customers since title and risk of loss pass upon shipment. Revenue relating to goods sold on a consignment basis is recognized when the Company has been notified that the buyer has resold the product. Provisions for estimated uncollectible accounts, discounts and returns and allowances are provided when sales are recorded based upon historical experience and current trends. While such amounts have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same rates as in the past.

Historically, the Company’s sales and operating results fluctuate by quarter, with the greatest sales typically occurring in the Company’s first and third fiscal quarters. It is in these quarters that the Company’s Fall and Spring product lines, which traditionally have had the highest volume of net sales, are shipped to customers, with revenues recognized at the time of shipment. As a result, the Company experiences significant variability in its quarterly results and working capital requirements. Moreover, delays in shipping can cause revenues to be recognized in a later quarter, resulting in further variability in such quarterly results.

Shipping and Handling:

Shipping and handling costs are included as a component of selling, general and administrative expenses in the consolidated statements of operations. In fiscal year 2011 and 2010 shipping and handling costs approximated $2.5 million and $3.2 million, respectively.

Cooperative Advertising:

Cooperative advertising allowances are recorded in selling, general and administrative expenses in the period in which the costs are incurred. In fiscal 2011 and 2010 cooperative advertising expenses approximated $0.5 million and $0.4 million, respectively.

Factoring Agreement and Accounts Receivable:

On March 29, 2010, the Company entered into an amended and restated factoring and financing agreement (“New Financing Agreement”) with CIT. The New Financing Agreement provides for a non-recourse factoring arrangement which provides notification factoring on substantially all of the Company’s sales on terms substantially similar to those in effect under the previous factoring and financing agreement whereby CIT, based on credit approved orders, assumes the accounts receivable risk of the Company’s customers in the event of insolvency or non-payment. The Company assumes the accounts receivable risk on sales factored to CIT but not approved by CIT as non-recourse which approximated $.2 million and

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

2. Summary of Significant Accounting Policies  – (continued)

$.7 million at July 2, 2011 and July 3, 2010, respectively. The Company receives payment on non-recourse factored receivables from CIT as of the earlier of: a) the date that CIT has been paid by the Company’s customers; b) the date of the customer’s longest maturity if the customer is in a bankruptcy or insolvency proceedings; or c) the last day of the third month following the customer’s longest maturity date if the receivable remains unpaid. All other receivable risks for customer deductions that reduce the customer receivable balances are retained by the Company, including, but not limited to, allowable customer markdowns, operational chargebacks, disputes, discounts and returns. These deductions totaling $2.3 million and $2.2 million as of July 2, 2011 and July 3, 2010, respectively, have been recorded as a reduction of either accounts receivable — factored or accounts receivable — net based upon the classification of the respective customer balance to which they pertain. The Company also assumes the risk on accounts receivable not factored to CIT which is shown as accounts receivable-net on the accompanying balance sheets.

During fiscal 2011 approximately 27% of the Company’s net revenue was from two corporate entities — TJX Companies (14%) and Dillard’s Department Stores (13%). During fiscal 2010 approximately 38% of the Company’s net revenue was from three corporate entities - TJX Companies (14%), Dillard’s Department Stores (13%) and Nordstrom (11%). As a result of the Company’s dependence on its major customers, such customers may have the ability to influence the Company’s business decisions. The loss of or significant decrease in business from any of its major customers could have a material adverse effect on the Company’s financial position and results of operations.

Inventories:

Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out method. The majority of the Company’s inventory purchases are shipped FOB shipping point from the Company’s suppliers. The Company takes title, assumes the risk of loss and records inventory when the merchandise is received at the boat or airplane overseas. Reserves for slow moving and aged merchandise are provided to write-down inventory costs to net realizable value based on historical experience and current product demand. Inventory reserves were $0.4 million at July 2, 2011 and $0.5 million at July 3, 2010. Inventory reserves are based upon the level of excess and aged inventory and the Company’s estimated recoveries on the sale of the inventory. While markdowns have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same level of markdowns as in the past.

Cost of goods sold:

Cost of goods sold includes the costs incurred to acquire and produce inventory for sale, including product costs, freight-in, duty costs, commission cost and provisions for inventory losses. During fiscal 2011, the Company purchased approximately 69% of its finished goods from CTG. In July 2009 the Company entered into an exclusive supply agreement with CTG (see Note 7). The Company believes that CTG has the resources to manufacture its products in accordance with the Company’s specification and delivery schedules. In the event CTG is unable to meet the Company’s requirements and/or the agreement was to terminate, the Company believes that it would have the ability to develop, over a reasonable period of time, adequate alternate manufacturing sources. However, there can be no assurance that the Company would find alternate manufacturers of finished goods on satisfactory terms to permit it to meet its commitments to its customers on a timely basis. In such event, the Company’s operations could be materially disrupted, especially over the short-term.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

2. Summary of Significant Accounting Policies  – (continued)

Cash and Cash Equivalents:

All highly liquid investments with an original maturity of three months or less at the date of purchase are classified as cash equivalents.

Long-Lived Assets and Trademarks:

At July 2, 2011 and July 3, 2010, trademarks relate to the Cynthia Steffe division and were determined to have an indefinite life. The Company does not amortize assets with indefinite lives and conducts impairment testing annually in the fourth quarter of each fiscal year, or sooner if events and changes in circumstances suggest that the carrying amount may not be recoverable from its estimated future cash flows including market participant assumptions, when available. The review of trademarks and long lived assets is based upon projections of anticipated future undiscounted cash flows. While the Company believes that its estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect evaluations. To the extent these future projections or the Company’s strategies change, the conclusion regarding impairment may differ from the current estimates. There was no impairment recorded for fiscal 2011 or 2010.

Income Taxes:

The Company accounts for income taxes under the asset and liability method in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 740. Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end. The Company periodically reviews its historical and projected taxable income and considers available information and evidence to determine if it is more likely than not that a portion of the deferred tax assets will be realized. A valuation allowance is established to reduce the deferred tax assets to the amount that is more likely than not to be realized. As of July 2, 2011 and July 3, 2010, based upon its evaluation of the Company’s historical and projected results of operations, the current business environment and the magnitude of the net operating loss, the Company recorded a full valuation allowance on its deferred tax assets. If the Company determines that it is more likely than not that a portion of the deferred tax assets will be realized in the future, that portion of the valuation allowance will be reduced and the Company will provide for an income tax benefit in its Statement of Operations at its estimated effective tax rate.

Stock-based Compensation:

The Company has a Stock Option Plan and accounts for the plan under FASB ASC 718, “Compensation-Stock Compensation” which requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. No option grants were issued in fiscal 2011 and 2010.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

2. Summary of Significant Accounting Policies  – (continued)

Earnings (Loss) Per Share:

Basic earnings (loss) per share has been calculated by dividing the applicable net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share has been calculated by dividing the applicable net income by the weighted-average number of common shares outstanding and common share equivalents. Options to purchase approximately 689,000 and 814,000 common shares were excluded from the computation of diluted earnings per share for the years ended July 2, 2011 and July 3, 2010, respectively, because their exercise price was greater than the average market price.

	For the Year Ended
	July 2, 2011	July 3, 2010
Denominator for earnings (loss) per share (in millions):
Denominator for basic earnings (loss) per share weighted-average shares outstanding	36.5	37.5
Assumed exercise of potential common shares	—	—
Denominator for diluted earnings (loss) per share	36.5	37.5

Advertising Expense:

Advertising costs are expensed when incurred. Advertising expenses (including co-op advertising) of $1.3 million, and $1.5 million, were included in selling, general and administrative expenses for the fiscal years ended 2011 and 2010 respectively.

Fixed Assets:

Furniture and equipment are depreciated using the straight-line method over a range of three to eight years. Leasehold improvements are amortized using the straight-line method over either the term of the lease or the estimated useful life of the improvement, whichever period is shorter. Computer hardware and software is depreciated using the straight-line method over three to five years.

Foreign Currency Transactions:

The Company negotiates substantially all of its purchase orders with foreign manufacturers in United States dollars. The Company considers the United States dollar to be the functional currency of its overseas subsidiaries. All foreign currency transaction gains and losses are recorded in the Consolidated Statement of Operations.

Fair Value Measurements:

The Company measures fair value in accordance with FASB ASC 820 “Fair Value Measurements and Disclosures”, which provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are Level 1 inputs which utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access, Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly and may also include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals, and Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

2. Summary of Significant Accounting Policies  – (continued)

assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration factors specific to the asset or liability.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including accounts receivable, accounts payable and revolving credit borrowings approximated fair value due to their short-term maturity or variable interest rates.

Deferred Rent Obligations:

The Company accounts for rent expense under non-cancellable operating leases with scheduled rent increases on a straight-line basis over the lease term. The excess of straight-line rent expense over scheduled payment amounts is recorded as a deferred liability included in long-term liabilities. Deferred rent obligations amounted to $1.1 million at July 2, 2011 and $1.0 million at July 3, 2010.

Other Comprehensive Loss:

Other comprehensive loss is reflected in the consolidated statements of stockholders’ equity (deficiency) and comprehensive loss. Other comprehensive loss reflects adjustments for pension liabilities.

Segment Reporting:

The Company has determined that it operates in one segment, women’s career and casual sportswear. In addition, less than 3% of total revenue is derived from customers outside the United States. Substantially all of the Company’s long-lived assets are located in the United States.

New Accounting Pronouncements:

In January 2010, FASB issued Accounting Standards Update (“ASU”) 2010-06, Improving Disclosures about Fair Value Measurements, which provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-06 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-06 was effective for financial statements issued for interim and annual periods ending after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which were effective for interim and annual periods ending after December 15, 2010. The adoption of ASU 2010-06 did not have a material impact on the Company’s consolidated financial statements.

In July 2010, the FASB issued ASU 2010-20, Receivables (Topic 310) Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, which improves the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. ASU 2010-20 was effective for financial statements issued for interim and annual periods ending on or after December 15, 2010 except for disclosures about activity that occurs during a reporting period, which were effective for interim and annual reporting periods beginning on or after December 15, 2010. The adoption of ASU 2010-20 did not have a material impact on the Company’s consolidated financial statements.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

2. Summary of Significant Accounting Policies  – (continued)

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be classified to net income. ASU 2011-05 should be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning after December 31, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material impact on the Company’s consolidated financial statements.

3. Inventories — net

At July 2, 2011 and July 3, 2010, inventories consisted of the following:

	July 2, 2011	July 3, 2010
	(In thousands)
Raw materials	$184	$457
Work-in-process	7	63
Finished goods	4,886	8,326
Total	$5,077	$8,846

Inventories are stated at the lower of cost, using the first-in first-out (FIFO) method, or market. Included in finished goods inventories is merchandise in transit of approximately $2.8 million at July 2, 2011 and $4.3 million at July 3, 2010.

4. Fixed Assets

At July 2, 2011 and July 3, 2010, fixed assets consisted of the following:

	July 2, 2011	July 3, 2010
	(In thousands)
Computer hardware and software	$4,947	$4,733
Furniture and equipment	1,969	1,567
Leasehold improvements	3,405	3,402
	10,321	9,702
Less: accumulated depreciation and amortization	9,162	8,817
	$1,159	$885

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

5. Income Taxes

The following are the major components of the provision for income taxes for the fiscal years ended 2011 and 2010:

	Fiscal Year Ended
	2011	2010
	(In thousands)
Current:
Federal	$—	$—
State	(10)	21
	(10)	21
Deferred:
Federal	23	23
State	4	4
	27	27
Total	$17	$48

The significant components of the Company’s net deferred tax assets and deferred tax liabilities at July 2, 2011 and July 3, 2010 are as follows:

	July 2, 2011	July 3, 2010
	(In thousands)
Deferred tax assets:
Net federal, state and local operating loss carryforwards	$23,800	$29,300
Costs capitalized to inventory for tax purposes	400	900
Inventory valuation	100	200
Excess of book over tax depreciation	1,300	1,500
Sales allowances not currently deductible	1,000	1,100
Reserves and other items not currently deductible	600	600
	27,200	33,600
Less: valuation allowance for deferred tax assets	(27,200)	(33,600)
Net deferred tax asset	$—	$—

	July 2, 2011	July 3, 2010
	(In thousands)
Deferred tax liability:
Deferred tax liability related to indefinite lived intangibles	$(200)	$(173)

As of July 2, 2011 and July 3, 2010, based upon its evaluation of historical and projected results of operation and the current business environment, the Company recorded a full valuation allowance on its deferred tax assets. In fiscal 2011, the valuation allowance was decreased by $6.4 million to $27.2 million at July 2, 2011 from $33.6 million at July 3, 2010 primarily due to the partial expiration of net operating loss carryforwards, offset by the Company’s current year net operating loss and other changes in deferred tax assets. If the Company determines that it is more likely than not that a portion of the deferred tax assets will be realized in the future, that portion of the valuation allowance will be reduced and the Company will provide for an income tax benefit in its Statement of Operations at its effective tax rate.

The Company’s trademarks are not amortized for book purposes. As the Company continues to amortize trademarks for tax purposes, it will provide a deferred tax liability on the temporary difference. The temporary

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

5. Income Taxes  – (continued)

difference will not reverse until such time as the assets are impaired or sold therefore the likelihood of being offset by the Company’s net operating loss carryforward is uncertain. There were no sales or impairments during the years ended July 2, 2011 and July 3, 2010.

At July 2, 2011, the Company has a federal net operating loss carryforward for income tax purposes of approximately $59.5 million, which will expire between fiscal 2012 and 2031. During each of the years ended July 2, 2011 and July 3, 2010, the Company had approximately $24.1 million and $26.3 million, respectively, of federal net operating loss carryforwards that expired. Approximately 15% of the Company’s net operating loss carryforward expires in fiscal 2012. Approximately $0.8 million of the operating loss carryforwards relate to the exercise of nonqualified stock options.

The Company’s reconciliation (in $’s) for the benefit at the effective rate for fiscal years 2011 and 2011 are as follows:

	Fiscal Year Ended
	2011	2010
	(In thousands)
Benefit for federal income taxes at the statutory rate	$(2,660)	$(2,035)
State and local taxes, net of federal benefit	(6)	14
Other	68	73
Changes in valuation allowance	2,614	1,996
Provision for income taxes	$17	$48

The Company classifies any interest and penalty payments or accruals within operating expenses on the financial statements. There have been no accruals of interest or penalty payments, nor are there any unrecognized tax benefits as of July 2, 2011. The Internal Revenue Service has reviewed the Company’s income tax returns through the period ended June 30, 2003 and proposed no changes to the tax returns filed by the Company.

6. Financing Agreements

On March 29, 2010, the Company entered into the New Financing Agreement with CIT which amended and restated the previous factoring and financing agreement. In connection with entering into the New Financing Agreement, CIT waived the events of default under the previous factoring and financing agreement resulting from the Company’s failure to comply with the financial covenants as of December 31, 2009 set forth in that agreement.

The New Financing Agreement eliminates the Company’s $30 million revolving line of credit and permits CIT to make loans and advances on a revolving basis at CIT’s “Sole Discretion,” which is defined as “the sole and absolute discretion exercised in good faith in accordance with customary business practices for similarly situated asset-based lenders in comparable asset-based lending transactions.” Borrowings are based on a borrowing base formula, as defined, and include a sublimit in the amount of $2 million for the issuance of letters of credit. The New Financing Agreement also eliminates most of the financial reporting and financial covenants that had been required under the previous financing agreement, as well as eliminating the early termination fee and the fee for any unused line of credit. The New Financing Agreement calls for an increase in the applicable margin interest rate on borrowing by one point (from 2.00% to 3.00%) above the JP Morgan Chase Bank Rate, however, the applicable margin shall revert to the original 2.00% interest rate in the event that the Company achieves two successive quarters of profitable business. The Company’s obligations under the New Financing Agreement continue to be secured by a first priority lien on substantially all of the Company’s assets, including the Company’s accounts receivable, inventory, intangibles, equipment, and trademarks, and a pledge of the Company’s interest in its subsidiaries. The New Financing Agreement has an original maturity of September 30, 2011 with automatic annual extensions to September 30th (“Anniversary

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

6. Financing Agreements  – (continued)

Date”) unless terminated by CIT with at least sixty days written notice of the Anniversary Date. No such termination notice has been received by the Company from CIT.

The borrowings under the New Financing Agreement accrue interest at a rate of 3% above prime. The interest rate as of July 2, 2011 was 6.25%. The Company has the option to terminate the New Financing Agreement with CIT. If the Company terminates the agreement with CIT due to non-performance by CIT of certain of its obligations for a specified period of time, the Company will not be liable for any termination fees. Otherwise in the event of an early termination by the Company will be liable for minimum factoring fees.

Prior to the New Financing Agreement, the Company’s previous agreements with CIT provided the Company with a $30.0 million revolving line of credit including a sub-limit in the amount of $12.0 million for issuance of letters of credit. The agreements contained various financing and operating covenants and charged various interest rates that were increased due to covenant defaults. The Company’s obligations under the previous agreements were secured by the same assets as the New Financing Agreement.

On July 2, 2011, the Company had $1.2 million of outstanding letters of credit, total availability of approximately $3.0 million and revolving credit borrowings of $2.6 million under the New Financing Agreement. On July 3, 2010, the Company had $2.0 million of outstanding letters of credit, total availability of approximately $3.2 million and revolving credit borrowings of $11.2 million under the new financing agreement.

Factoring Agreement

The New Financing Agreement provides for a non-recourse factoring arrangement which provides notification factoring on substantially all of the Company’s sales on terms substantially similar to those in effect under the previous factoring and financing agreement. The proceeds of this agreement are assigned to CIT as collateral for all indebtedness, liabilities and obligations due to CIT. A factoring commission based on various rates is charged on the gross face amount of all accounts with minimum fees as defined in the agreement. The previous factoring agreements operated under similar conditions.

7. Deferred Income

In July 2009, the Company entered into an exclusive supply agreement with CTG. Under this agreement, CTG will act as the exclusive supplier of substantially all merchandise purchased by the Company in addition to providing sample making and production supervision services. In consideration for the Company appointing CTG as the sole supplier of its merchandise in Asia/China for a term of 10 years, CTG paid the Company an exclusive supply premium of $4.0 million. The Company recorded this premium as deferred income and as of July 2, 2011, $0.4 million of the premium is included in accrued expenses and approximately $2.8 million is considered long term. The Company will recognize the premium as income on a straight line basis over the 10 year term of the agreement. For the years ended July 2, 2011 and July 3, 2010, the Company recognized approximately $0.4 million in each year which was recorded as a reduction to cost of goods sold. For the year ended July 3, 2010 the Company also recorded a charge of $0.2 million reflecting net severance costs related to the closure of the Company’s Hong Kong office and the transfer of the majority of the staff to CTG. At July 2, 2011 and July 3, 2010, amounts owed to CTG for merchandise approximated $17.4 million and $12.2 million, respectively, and are included in accounts payable on the accompanying consolidated balance sheet. In May 2011, CTG became a stockholder of the Company (see Note 9).

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

8. Employee Benefit Plans

Pension Plan:

Pursuant to a collective bargaining agreement, the Company’s union employees are eligible to participate in the Company’s defined benefit pension plan after completion of one year of eligible service. Pension benefits are based on the number of years of service multiplied by a predetermined factor. Pension expense amounted to approximately $52,000 and $49,000 in fiscal 2011 and 2010 respectively.

Obligations and Funded Status

The reconciliation of the benefit obligation and funded status of the pension plan as of July 2, 2011 and July 3, 2010 is as follows:

	2011	2010
	(in thousands)
Change in benefit obligation – projected and accumulated
Benefit obligation at beginning of year	$2,106	$1,945
Service cost	6	8
Interest cost	113	114
Actuarial loss	31	11
Change in assumption	131	116
Benefits paid	(93)	(88)
Benefit obligation at end of year	$2,294	$2,106
Change in plan assets
Fair value of plan assets at beginning of year	$1,400	$1,399
Actual return on plan assets	184	89
Employer contributions	—	—
Benefits paid	(93)	(88)
Fair value of plan assets at end of year	$1,491	$1,400
Funded status	$(803)	$(706)
Unrecognized net actuarial loss	1,085	1,040
Net amount recognized	$282	$334
Amounts recognized in the statement of financial position consist of:
Accrued benefit cost	$(803)	$(706)
Accumulated other comprehensive loss	1,085	1,040
Net amount recognized	$282	$334

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

8. Employee Benefit Plans  – (continued)

The total accrued benefit cost of $803,000 and $706,000 is included in long-term liabilities on the consolidated balance sheet as of July 2, 2011 and July 3, 2010, respectively. As of July 2, 2011, the amount in accumulated other comprehensive loss that has not yet been recognized as a component of net periodic benefit cost is comprised entirely of net actuarial losses. The changes in assumptions included in the benefit obligation calculations during fiscal year 2011 reflects a change in the mortality table used and during fiscal year 2010 reflects a change in the methodology for amortizing gains and losses based on the life expectancies of inactive participants. The amount of the net actuarial losses expected to be recognized as a component of net periodic benefit cost over the next fiscal year is approximately $38,000.

	Fiscal Year
(In thousands)	2011	2010
Components of Net Periodic Benefit Cost:
Service cost	$6	$8
Interest cost	113	114
Expected return on plan assets	(105)	(105)
Amortization of accumulated unrecognized net loss	37	32
Net periodic benefit cost	$52	$49
Additional Information

The adjustment to the funded status included in other comprehensive loss was $45,000 and $111,000, for the years ended July 2, 2011 and July 3, 2010, respectively.

Assumptions

Weighted average assumptions used to determine:

Net periodic benefit cost for the fiscal years ended:	2011	2010
Discount Rate	5.50%	6.00%
Expected Long Term Rate of Return on plan assets	7.75%	7.75%

Benefit Obligation at end of year:	2011	2010
Discount Rate	5.50%	5.50%
Expected Long Term Rate of Return on plan assets	7.75%	7.75%

The expected long-term rate of return on plan assets was determined based on long-term return analysis for equity, debt and other securities as well as historical returns. Long-term trends are evaluated relative to market factors such as inflation and interest rates.

Plan Assets

The Company’s pension plan weighted-average asset allocations at July 2, 2011 and July 3, 2010, by asset category are as follows:

Asset Category	Plan Assets at July 2, 2011	Plan Assets at July 3, 2010
Equity securities	50%	40%
Debt securities	36%	37%
Cash equivalents	14%	23%
Total	100%	100%

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

8. Employee Benefit Plans  – (continued)

The Company’s investment strategy for the pension plan is to invest in a diversified portfolio of assets managed by an outside portfolio manager. The Company’s goal is to provide for steady growth in the pension plan assets, exceeding the Company’s expected return on plan assets of 7.75%. The portfolio is balanced to maintain the Company’s targeted allocation percentage by type of investment. See table below. Investments are made by the portfolio manager based upon guidelines of the Company.

The guidelines to be maintained by the portfolio manager are as follows:

Percentage of Total Portfolio	Asset Category
25 – 35%	Cash and short term investments
25 – 35%	Long-term fixed income/debt securities
25 – 40%	Common stock/equity securities

The following sets forth by level, within the fair value hierarchy, pension plan investments at fair value as of July 2, 2011 and July 3, 2010:

	Investments at Fair Value as of July 2, 2011
	Level 1	Level 2	Level 3	Total
Pooled separate accounts
Large US Equity		$535		$535
Small US Equity		74		74
International Equity		30		30
Money Market		221		221
Fixed Income		531		531
Total investments at Fair Value		$1,491		$1,491

	Investments at Fair Value as of July 3, 2010
	Level 1	Level 2	Level 3	Total
Pooled separate accounts
Large US Equity		$414		$414
Small US Equity		54		54
International Equity		97		97
Money Market		318		318
Fixed Income		517		517
Total investments at Fair Value		$1,400		$1,400

The plan’s assets are held in pooled separate accounts which are valued at the net fair value of the underlying assets as determined generally by using quotation services.

Contributions

The Company will be required to contribute approximately $62,000 to the pension plan in fiscal 2012.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

8. Employee Benefit Plans  – (continued)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid (in thousands):

Fiscal Year	Pension Benefits
2012	$111
2013	122
2014	129
2015	138
2016	147
2017 – 2021	818

Savings Plan:

The Company has a savings plan (the “Savings Plan”) under which eligible employees may contribute a percentage of their compensation. The Company (subject to certain limitations) had contributed 10% of the employee’s contribution until July 2009 when the Company suspended its contribution. The Company contributions are invested in investment funds selected by the participants and were subject to vesting provisions of the Savings Plan. There were no contributions to the Savings Plan in fiscal 2011 and in fiscal 2010 the contributions were funded by the plan’s forfeiture account.

9. Stockholders’ Equity:

Treasury Stock:

In connection with the KCP Termination Agreement, in January 2011, the Company repurchased 6 million shares of common stock owned by KCP for $0.6 million utilizing a short term extension of credit by CIT. In February 2011, the Company sold 3 million of the repurchased shares to Camuto for $0.3 million and in May 2011, the Company sold the remaining 3 million repurchased shares to CTG for $0.3 million. The proceeds of these sales were used to repay the short term extension of credit by CIT.

Stock Based Compensation:

Stock Option Plan

The Company has a shareholder-approved Stock Option Plan (the “Option Plan”). Pursuant to the Option Plan, the Company may grant to eligible individuals incentive stock options, as defined in the Internal Revenue Code of 1986, and non-incentive stock options. Generally, vesting periods range from two to five years with a maximum term of ten years. Under the Option Plan, 7,750,000 shares of Common Stock are reserved for issuance. The maximum number of Shares that any one Eligible Individual may be granted in respect of options may not exceed 4,000,000 shares of Common Stock. No stock options may be granted subsequent to October 29, 2007. The exercise price may not be less than 100% of the fair market value on the date of grant for incentive stock options.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

9. Stockholders’ Equity:  – (continued)

Information regarding the Company’s stock options is summarized below:

	Stock Options
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding at July 4, 2010	813,604	$.59
Options forfeited/expired	(125,000)	$.75
Outstanding at July 2, 2011	688,604	$.56	0.49
Vested and exercisable at July 2, 2011	688,604	$.56	0.56

There were no options exercised during fiscal 2011 and 2010. The total fair value of shares vested during the fiscal years ended 2011 and 2010 was $4,000 and $9,000, respectively. There was no aggregate intrinsic value of options outstanding or options currently exercisable at July 2, 2011 and July 3, 2010.

A summary of the status of the Company’s nonvested shares as of July 2, 2011, and changes during the year ended July 2, 2011, is presented below:

Nonvested Shares:	Shares	Weighted-Average Grant Date Fair Value
Nonvested, July 4, 2010	5,000	$0.81
Vested	(5,000)	0.81
Nonvested, July 2, 2011	—

All stock options are granted at fair market value of the Common Stock at grant date. The outstanding stock options have a weighted average contractual life of 0.49 years and 1.72 years in 2011 and 2010, respectively. The number of stock options exercisable at July 2, 2011 and July 3, 2010 were 688,604 and 808,604 respectively. As of July 2, 2011, all of the compensation cost has been recognized related to share-based compensation arrangements granted under the Option Plan.

Restricted Stock Inducement Plan

The Company also has the Bernard Chaus, Inc. 2007 Restricted Stock Inducement Plan (the “Plan”). The maximum number of shares of the Company’s common stock that may be granted under the Plan is 100,000, which may consist of authorized and unissued shares or treasury shares. The number and kind of shares available under the Plan are subject to adjustment upon changes in capitalization of the Company affecting the shares. Whenever any outstanding award is forfeited, cancelled or terminated, the underlying shares will be available for future issuance, to the extent of the forfeiture, cancellation or termination. The Plan will remain in effect until the earlier of ten years from the date of its adoption by the Board or the date it is terminated by the Board. The Board has discretion to amend and/or terminate the Plan without the consent of participants, provided that no amendment may impair any rights previously granted to a participant under the Plan without such participant’s consent. In January 2008, the Company granted to its then Chief Operating Officer, 100,000 shares of restricted stock which vested in two annual installments of 50,000 shares. The Restricted stock was issued at the fair market value at date of grant. The fair market value of approximately $59,000 was recognized over the two year vesting period with approximately $15,000 during the fiscal year ended 2010.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

10. Commitments, Contingencies and Other Matters

Lease Obligations:

The Company leases showroom, distribution and office facilities, and equipment under various non-cancellable operating lease agreements which expire through fiscal 2019. Rental expense for the fiscal years ended 2011 and 2010 was approximately $2.0 million and $2.1 million, respectively.

The minimum aggregate rental commitments at July 2, 2011 are as follows (in thousands):

Fiscal year ending:
2012	$1,954
2013	1,964
2014	1,776
2015	1,804
2016	1,858
Thereafter	5,574
$14,930

Letters of Credit:

The Company was contingently liable for standby letters of credit issued by banks of approximately $1.2 million as of July 2, 2011.

Inventory purchase commitments:

The Company was contingently liable for contractual commitments for merchandise purchases of approximately $15.1 million at July 2, 2011

Camuto License Agreement:

On November 18, 2010, the Company entered into the Camuto License Agreement, which grants the Company an exclusive license to design, manufacture, sell and distribute women’s sportswear and ready-to-wear apparel under the trademark “Vince Camuto” in approved department stores, specialty retailers and off-price channels in the United States, Canada and Mexico and in February 2011, Camuto became a stockholder in the Company (see Note 9). The Company began shipping Camuto licensed products in June 2011. The initial term of the Camuto License Agreement expires on December 31, 2015. The Company has the option to renew the agreement for an additional term of three years if it meets specified sales targets and is in compliance with the terms of the agreement. In addition, Camuto has the ability to terminate the agreement under certain circumstances, as described in the agreement. The Company is required to pay Camuto certain royalties on net sales and has agreed to guaranteed minimum yearly royalty and advertising amounts. In addition, it is obligated to expend a minimum amount each quarter on marketing. Royalty and advertising expense recorded in fiscal 2011 was approximately $0.1 million and is included in accrued expenses at July 2, 2011 on the accompanying consolidated balance sheet.

BERNARD CHAUS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JULY 2, 2011 AND JULY 3, 2010

10. Commitments, Contingencies and Other Matters  – (continued)

Future minimum commitments are as follows:

Fiscal year ending:	Amount
(in thousands)
2012	$2,140
2013	1,350
2014	1,635
2015	1,860
2016	975
Total	$7,960

Litigation:

The Company is involved in legal proceedings from time to time arising out of the ordinary conduct of its business. The Company believes that the outcome of these proceedings will not have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

11. Subsequent Events

On September 15, 2011, the Company received a cash merger proposal from Camuto pursuant to which shareholders other than members of the Chaus family, CTG and Camuto would receive $0.13 per share. The proposal is subject to a number of conditions including, among other things, the negotiation and execution of definitive agreements, the approval of the transaction by Chaus’ Board and shareholders, the receipt of a fairness opinion, the approval of the transaction by the Boards of Camuto and CTG, the conversion of certain amounts owed by Chaus to CTG into term loans and the entry by Chaus into a new financing agreement with CIT on terms satisfactory to all parties. The proposal from Camuto must be approved by 2/3 of the Company’s shareholders and is currently being considered by the Company’s independent directors, assisted by legal and financial advisers.

In addition, the Company is currently in negotiations with CTG to convert approximately $12 million of debt owed by the Company to CTG from accounts payable into two interest-bearing term loans with initial terms of two years and five years. Additionally, the Company is currently in discussions with CIT about a new or amended financing agreement that would, among other things, permit the conversion of the CTG accounts payable into a secured term obligation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of April 3, 2012

Among

BERNARD CHAUS, INC.,

THE SHAREHOLDERS OF BERNARD CHAUS, INC. LISTED ON EXHIBIT A HERETO,

BC FAMILY MERGER CORP.,

CAMUTO CONSULTING, INC.

and

CAMUTO MERGER SUB, INC.

A-i

EXHIBITS:

Exhibit A	Family Shareholders
Exhibit B	Certificate of Incorporation of the Surviving Corporation
Exhibit C	Directors of the Surviving Corporation
Exhibit D	Officers of the Surviving Corporation
Exhibit E	Shareholder Agreement

A-ii

TABLE OF DEFINED TERMS

Page
1998 Stock Option Plan	A-7
2007 Stock Plan	A-7
Adverse Recommendation Change	A-25
Affiliate	A-8, A-35
Agreement	A-1
business day	A-35
Cancelled Shares	A-3
CCI	A-1
CCI Expenses	A-33
Certificate	A-3
Certificate of Merger	A-2
CIT Agreement	A-35
Closing	A-2
Closing Date	A-2
Code	A-5
Company	A-1
Company Benefit Agreement	A-13
Company Benefit Plan	A-13
Company Board	A-1
Company By-laws	A-6
Company Capital Stock	A-7
Company Certificate	A-2
Company Common Stock	A-1
Company Disclosure Letter	A-6
Company Intellectual Property	A-17
Company Meeting	A-9
Company Pension Plan	A-13
Company Preferred Stock	A-7
Company Stock Options	A-7
Company Stock Plans	A-7
Continuing Employee	A-27
Contract	A-8
Contributions	A-1
Dissenting Shares	A-6
Effective Time	A-2
Environmental Claims	A-13
Environmental Law	A-13
ERISA	A-13
Exchange Act	A-9
Exchange Fund	A-3
Excluded Party	A-35
Family Contribution	A-1
Family Material Adverse Effect	A-36
Family Newco	A-1
Family Shareholders	A-1
GAAP	, A-9
Governmental Entity	A-9

A-iii

Page
Hazardous Materials	A-13
Indebtedness	A-23
Indemnified Parties	A-28
Intellectual Property Rights	A-17
Investor Newco	A-1
Judgment	A-8
Knowledge	A-36
Law	A-8
Liens	A-7
Material Adverse Effect	A-36
Material Contract	A-12
Merger	A-2
Merger Consideration	A-3
Multiemployer Plan	A-13
No-Shop Period Start Date	A-24
NYBCL	A-2
Option Consideration	A-5
Outside Date	A-32
Parent Material Adverse Effect	A-0
Paying Agent	A-3
Paying Agent Agreement	A-3
Permits	A-12
Permitted Liens	A-16
Person	A-36
Proxy Statement	A-9
Release	A-13
Representatives	A-24
Required Company Shareholder Vote	A-9
Restraints	A-30
Rollover Agreement	A-1
Sarbanes-Oxley Act	A-10
Schedule 13E-3	A-9
SEC	A-9
SEC Documents	A-9
Securities Act	A-8
Shareholder Approval	A-18
Shareholder Meeting	A-26
Subsidiary	A-36
Superior Proposal	A-25
Surviving Corporation	A-2
Takeover Proposal	A-24
Tax	A-15
Tax Return	A-15
Termination Fee	A-33
Trademark License Agreement	A-36
Voting Agreement	A-1

A-iv

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 3, 2012, among BERNARD CHAUS, INC., a New York corporation (the “Company”), the shareholders of the Company listed on Schedule A hereto (together, the “Family Shareholders”), BC FAMILY MERGER CORP., a New York corporation (“Family Newco”), CAMUTO CONSULTING, INC., a Connecticut corporation, (“CCI”), and CAMUTO MERGER SUB, INC., a New York corporation (“Investor Newco”) and a wholly owned direct subsidiary of CCI.

WHEREAS, the parties intend that Family Newco and Investor Newco be merged with and into the Company, with the Company surviving the Merger (as defined herein) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement for the parties to enter into this Agreement, the Family Shareholders, Family Newco, Investor Newco, the Company and CCI entered into a Rollover Agreement (as amended, restated or otherwise modified from time to time, the “Rollover Agreement”) providing that, among other things, the Family Shareholders contribute (the “Family Contribution”) to Family Newco prior to the consummation of the Merger, and subject to the terms and conditions therein, the number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) set forth therein, representing all of the Company Common Stock owned by the Family Shareholders, and CCI contribute (together with the Family Contribution, the “Contributions”) to Investor Newco prior to the consummation of the Merger, and subject to the terms and conditions therein, the amount of cash and the number of shares of Company Common Stock set forth therein, representing all of the Company Common Stock owned by CCI;

WHEREAS, the Company, the Family Shareholders and CCI have agreed to enter into at the Effective Time a Shareholder Agreement substantially in the form attached hereto as Exhibit E providing for the governance of the Surviving Corporation (as defined herein) following the Effective Time;

WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement for the parties to enter into this Agreement, the Family Shareholders and Family Newco entered into a Voting Agreement (as amended, restated or otherwise modified from time to time, the “Voting Agreement”) with CCI and Investor Newco pursuant to which the Family Shareholders and Family Newco have, among other things, agreed to vote, or give CCI an irrevocable proxy to vote, all of the shares of Company Common Stock that the Family Shareholders and Family Newco own in favor of the adoption of this Agreement and the approval of the Merger;

WHEREAS, prior to the execution and delivery of this Agreement, China Ting Fashion Group (USA), LLC and the Company entered into a Debt Restructuring Agreement;

WHEREAS the Board of Directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the special committee of the Company Board, has (i) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) directed that the adoption of this Agreement and approval of the Merger be submitted to a vote at a meeting of shareholders of the Company, and (iii) recommended that the shareholders of the Company adopt this Agreement and approve the Merger;

WHEREAS, the Board of Directors of each of Family Newco and Investor Newco have approved this Agreement and declared it advisable for Family Newco and Investor Newco, respectively, to enter into this Agreement; and

WHEREAS Family Newco, CCI, Investor Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

The Merger

Section 1.01.  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New York Business Corporation Law, as amended (the “NYBCL”), Family Newco and Investor Newco shall be merged with and into the Company at the Effective Time (the “Merger”). Following the Effective Time, the separate corporate existence of Family Newco and Investor Newco shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02.  Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York time, on the first business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, or remotely via the exchange of PDF or facsimile documents and signatures, unless another time, date or place is agreed to in writing by Family Newco, CCI, Investor Newco and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03.  Effective Time.  Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Closing Date, the parties shall file with the Department of State of the State of New York a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed in accordance with, the relevant provisions of the NYBCL and shall make all other filings and recordings required under the NYBCL. The Merger shall become effective at such date and time as the Certificate of Merger is filed with the Department of State of the State of New York. The time on the Closing Date at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 1.04.  Effects of the Merger.  The Merger shall have the effects set forth in Section 906 of the NYBCL.

Section 1.05.  Certificate of Incorporation and By-laws.  i) The Restated Certificate of Incorporation of the Company, as amended (the “Company Certificate”), shall be amended at the Effective Time to be in the form of Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b)  The by-laws of Investor Newco, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06.  Directors.  The individuals set forth on Exhibit C shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07.  Officers.  The individuals set forth on Exhibit D shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates; Adjustments;
Company Stock Options

Section 2.01.  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock (as defined herein) or any shares of capital stock of Family Newco or Investor Newco:

(a)  Capital Stock of Family Newco.  Each share of capital stock of Family Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)  Capital Stock of Investor Newco.  Each share of capital stock of Investor Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(c)  Cancellation of Treasury Stock, Company Preferred Stock, Family Newco-Owned Stock and Investor Newco-Owned Stock.  Each share of Company Common Stock that is directly owned by Family Newco or Investor Newco or held by the Company as treasury shares and all outstanding shares of Company Preferred Stock immediately prior to the Effective Time (collectively, the “Cancelled Shares”) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d)  Conversion of Company Common Stock.  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Dissenting Shares and the Cancelled Shares) shall be converted into the right to receive $0.21 in cash per share of Company Common Stock, without interest (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time.

Section 2.02.  Exchange of Certificates.  ii) Paying Agent. Prior to the Closing Date, CCI shall appoint Citibank, N.A. to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration pursuant to the terms of a Paying Agent Agreement (the “Paying Agent Agreement”) to be entered into between CCI and the Paying Agent, which appointment shall be at the expense of the Surviving Corporation. At the Effective Time, Investor Newco shall, and CCI shall cause Investor Newco to, deposit with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration as and when required to be paid pursuant to this Agreement (such cash being hereinafter referred to as the “Exchange Fund”).

(b)  Exchange Procedures.  As promptly as reasonably practicable after the Effective Time, CCI shall cause the Paying Agent to mail to each holder of record of a Certificate: (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(d), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common

Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any fiduciary or surety bonds or any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of CCI that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II and any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

(c)  No Further Ownership Rights in Company Common Stock.  All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of cash to the holder thereof as provided in this Article II.

(d)  Termination of the Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for 12 months after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II.

(e)  No Liability.  None of the Surviving Corporation, CCI or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, Federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f)  Investment of Exchange Fund.  The Paying Agent shall invest the cash in the Exchange Fund as directed by CCI, prior to the Effective Time, or the Surviving Corporation, after the Effective Time; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any interest and other income resulting from such investments shall be paid solely to CCI, prior to the Effective Time, or the Surviving Corporation, after the Effective Time. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates to receive the Merger Consideration as provided herein.

(g)  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond or surety in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

(h)  Withholding Rights.  The Surviving Corporation, CCI or the Paying Agent shall be entitled to deduct and withhold from the consideration such amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock as the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

Section 2.03.  Company Stock Options.

(a)  Subject to Section 2.03(b), the Company shall take such action as shall be required: (i) to cause the vesting of any unvested Company Stock Options granted under any Company Stock Plans (as defined herein) to be accelerated in full effective immediately prior to the Effective Time; (ii) to effectuate the cancellation, as of the Effective Time, of all Company Stock Options outstanding immediately prior to the Effective Time (without regard to the exercise price of such Company Stock Options); and (iii) to cause, pursuant to the Company Stock Plans, each outstanding Company Stock Option to represent, as of the Effective Time, solely the right to receive, in accordance with this Section 2.03, a lump sum cash payment in the amount of the Option Consideration (as defined below), if any, with respect to such Company Stock Option and to no longer represent the right to purchase Company Common Stock or any other equity security of the Company, the Surviving Corporation or any other person or to any other consideration.

(b)  Except as otherwise agreed by CCI and any holder of a Company Stock Option, each holder of a Company Stock Option shall be entitled to receive from the Surviving Corporation, in respect and in consideration of each Company Stock Option so cancelled, as soon as practicable following the Effective Time (but in any event not later than five Business Days following the Effective Time), an amount, if any (net of applicable taxes) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option (whether or not then vested or exercisable), without any interest thereon (the “Option Consideration”). In the event that the exercise price of any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled and have no further force or effect without payment of any consideration in respect thereof.

(c)  As soon as practicable following the execution of this Agreement, the Company shall mail to each person who is a holder of Company Stock Options a letter describing the treatment of and payment for such Company Stock Options pursuant to this Section 2.03 and providing instructions for use in obtaining the Option Consideration, if any, with respect to the Company Stock Options held by such person.

(d)  The Company shall (i) terminate the Company Stock Plans in accordance with their terms as of or prior to the Effective Time and (ii) take such action as shall be required to suspend any current offering period under any Company Stock Plans and provide that no further offering period or purchase period shall commence under the Company Stock Plans at any time after the date of this Agreement.

Section 2.04.  Dissenting Shares.

(a)  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a shareholder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 910 of the NYBCL (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration, unless such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal. From and after the Effective Time, a shareholder who has properly exercised such appraisal rights shall not have any rights of a shareholder of the Company or the Surviving Corporation with respect to such shares of Company Common Stock, except those provided under Section 910 of the NYBCL. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by him, her or it in accordance with Section 910 of the NYBCL, unless, after the Effective Time, such shareholder fails to perfect or withdraws or loses his, her or its right to appraisal, in which case such shares of Company Common Stock shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificates, pursuant to Section 2.02.

(b)  The Company shall give Family Newco, CCI and Investor Newco: (i) prompt written notice of any written demands for appraisal (including copies of such demands), attempted withdrawals of such demands and any other instruments received by the Company relating to rights of appraisal; and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal. Except with the prior written consent of CCI and Investor Newco, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

ARTICLE III

Representations and Warranties

Section 3.01.  Representations and Warranties of the Company.  Except as set forth in the disclosure letter delivered by the Company to CCI and Investor Newco on or prior to the date of this Agreement (the “Company Disclosure Letter”) (it being understood that (i) an item disclosed for any Section of this Agreement shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other Section is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in such Company Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item constitutes a Material Adverse Effect), the Company represents and warrants to CCI and Investor Newco as follows:

(a)  Organization, Standing and Corporate Power.  The Company and each of its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and, with respect to jurisdictions in which such concept is recognized, is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. The Company has made available to Family Newco, CCI and Investor Newco prior to the execution of this Agreement a complete and correct copy of the Company Certificate, the Restated By-laws of the Company and any amendments thereto (the “Company By-laws”) and the comparable organizational documents of each of its Subsidiaries, in each case as in effect on the date of this Agreement.

(b)  Subsidiaries.  Section 3.01(b) of the Company Disclosure Letter lists each Subsidiary of the Company and, for each such Subsidiary, its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all commitments, pledges, options, voting or other agreements, liens, charges, claims, mortgages, encumbrances or security interests of any kind or nature whatsoever (collectively, “ Liens”), other than Permitted Liens. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party, or to the Knowledge of the Company, to which any Company shareholder is a party.

(c)  Capital Structure.  The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on April 2, 2012, (i) 37,543,643 shares of Company Common Stock were issued and outstanding (including shares of Company Common Stock held by the Company as treasury shares), (ii) 62,270 shares of Company Common Stock were held by the Company as treasury shares, (iii) 125,000 shares of Company Common Stock were reserved and available for issuance pursuant to the Company’s 1998 Stock Option Plan, as amended, (the “1998 Stock Option Plan”), no shares of Company Common Stock were reserved and available for issuance pursuant to the Company’s 2007 Restricted Stock Inducement Plan (the “2007 Stock Plan”), and 7,750,000 shares of Company Common Stock were reserved and available for issuance pursuant to the Company’s 2008 Equity Incentive Plan, (together with the 1998 Stock Option Plan and the 2007 Stock Plan, the “Company Stock Plans”), of which an aggregate of 125,000 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock from the Company (the “Company Stock Options”) and (iv) no shares of Company Preferred Stock were issued or outstanding or held by the Company as treasury shares. Except as set forth above, at the close of business on April 2, 2012 through the date of this Agreement, no shares of Company Common Stock or other capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Since the close of business on April 2, 2012, other than in connection with the issuance of Company Common Stock pursuant to the exercise of Company Stock Options outstanding as of April 2, 2012, no shares of Company Common Stock or other capital stock or voting securities of the Company were issued and there has been no change in the number of outstanding Company Stock Options. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NYBCL, the Company Certificate, the Company By-laws or any Contract (as defined herein) to which the Company is a party or otherwise bound. Except for any obligations under any Company Stock Plans or as otherwise set forth above, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, in either case obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Except as contemplated by this Agreement, there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company. No shares of Company Common Stock are owned by any Subsidiary of the Company.

(d)  Authority; Noncontravention.

(i)  The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations pursuant to this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to receipt of the Shareholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii)  Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, duly adopted resolutions (a) determining that the Merger is fair from a financial point of view to the shareholders of the Company, (b) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (c) directing that the adoption of this Agreement be submitted to a vote at a meeting of the shareholders of the Company, (d) recommending that the shareholders of the Company adopt this Agreement and approve the Merger, and (e) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement, which resolutions have not been heretofore rescinded, modified or withdrawn in any way except as permitted under Section 4.02(b).

(iii)  The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (a) the Company Certificate, the Company By-laws or the comparable organizational documents of any of its Subsidiaries or (b) subject to the filings and other matters referred to in the following sentence, except as set forth at Section 3.01(d) of the Company Disclosure Letter, (1) any contract, lease, indenture, note, bond or other agreement (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or (2) assuming the consents, approvals and authorizations referred to below are duly and timely made or obtained, any statute, law, ordinance, rule or regulation of any Governmental Entity (“Law”) or any judgment, order or decree of any Governmental Entity (“Judgment”), in each case binding on the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of subclause (1) of clause (b) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and, in the case of subclause (2) of clause (b) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not be material to the Company. The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, give rise to any payment obligation to any third party. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state, local or foreign government, any court, any administrative, regulatory (including any stock market or stock exchange) or other governmental agency, commission or authority (each, a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a proxy statement relating to the approval by the shareholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”), (B) the Rule 13E-3 transaction statement on Schedule 13E-3 relating to the adoption of this Agreement by the shareholders of the Company (as amended or supplemented from time to time and including any document incorporated by reference therein, the “Schedule 13E-3”), and (C) such reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Certificate of Merger with the Department of State of the State of New York and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, would not have a Material Adverse Effect.

(iv)  The affirmative vote for approval of the Merger by the holders of at least two-thirds of the outstanding shares of Company Common Stock on the record date for the meeting of the Company’s shareholders (the “Company Meeting”) to consider the Company Voting Proposal (the “Required Company Shareholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the approval of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

(e)  SEC Documents.  (1) The Company has filed all registration statements, reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company since July 1, 2009. All such registration statements, reports, schedules, forms, statements and other documents are referred to herein as the “SEC Documents”. The SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, in each case as in effect at such time, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) of the Company included in the SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly or other stub statements, as permitted by Form 10-Q of the SEC or the published rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments). Except as set forth in the financial statements (including the notes thereto) included in the SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities and obligations that (A) were incurred since the date of the most recent audited balance sheet included in such financial statements in the ordinary course of business or (B) individually or in the aggregate, would not reasonably be expected to result in a liability to the Company in excess of $500,000.

(ii)  The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) with respect to the Company’s filings pursuant to the Exchange Act. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) that are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. To the Knowledge of the Company, it has disclosed, based on its most recent evaluation of internal controls over financial reporting, to the Company’s outside auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the Knowledge of the individuals set forth on Section 3.01(e)(ii) of the Company Disclosure Letter, since July 2, 2011, (i) none of the Company, any of its Subsidiaries, or any director, officer, auditor, or accountant of the Company or any of its Subsidiaries, has received any material complaint, allegation, assertion or claim, in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation under applicable Laws by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company.

(f)  Information Supplied.  None of the information supplied or to be supplied by, or on behalf of, the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date it or any amendment to it is first mailed to the shareholders of the Company and at the time of the Shareholder Meeting, in the case of the Proxy Statement, or at the date it or any amendment to it is filed with the SEC, in the case of the Schedule 13E-3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, shareholders of the Company, CCI or Investor Newco for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

(g)  Absence of Certain Changes or Events.  Since July 2, 2011, the Company and its Subsidiaries have conducted their business only in the ordinary course, and during such period there has not been:

(i)  any Material Adverse Effect or, to the Company’s Knowledge, any facts or circumstances which would reasonably be expected to result in or lead to a Material Adverse Effect;

(ii)  any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company;

(iii)  any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in substitution for shares of capital stock of the Company;

(iv)  (A) any granting by the Company or any of its Subsidiaries to any director or executive officer of the Company or any of its Subsidiaries of any increase in compensation, except for increases in the ordinary course of business or increases required under any Company Benefit Plan or Company Benefit Agreement or (B) any granting to any director or executive officer of the Company or its Subsidiaries of the right to receive any severance or termination pay not provided for under any Company Benefit Plan or Company Benefit Agreement except as required to comply with applicable Law;

(v)  any payment, loan or advance to, or sale, transfer or lease of any properties or assets to any of the Company’s Affiliates, employees, officers, directors or holders of Company Common Stock or any Affiliate or immediate family member of any of the foregoing (for purposes of this Agreement, the term “immediate family” when used with respect to any party shall having the meaning set forth in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended), other than the payment of base salaries and director’s fees and the reimbursement of reasonable business-related expenses;

(vi)  any waiver or release by the Company of any material right or claim; or

(vii)  any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar (A) as may have been required by a change in GAAP (or any interpretation thereof) or Regulation S-X under the Securities Act, (B) as may be required by a change in Law or (C) as disclosed in the SEC Documents or as required by a Governmental Entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization).

(h)  Litigation.  There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened through written contact by counsel to the plaintiff or claimant against the Company or any of its Subsidiaries, that individually or in the aggregate, would reasonably be expected to result in a liability of the Company greater than $100,000, nor to the Knowledge of the Company, is there any material unsatisfied Judgment outstanding against the Company or any of its Subsidiaries.

(i)  Contracts.  (i) The Company has made available to Family Newco, CCI and Investor Newco complete and correct copies (including by filing with the SEC), and Schedule 3.01(i) of the Company Disclosure Letter contains a complete and correct list of:

(A)  each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(B)  each Contract to which the Company or any of its Subsidiaries is a party that (i) restricts the ability of the Company or any of its Subsidiaries to compete in any business or with any Person in any geographical area in any manner or (ii) grants any exclusive rights to make, sell, license, lease or distribute the Company’s products;

(C)  each loan and credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness of the Company or any of its Subsidiaries, in each case in excess of $100,000 is outstanding or may be incurred, other than any such Contract between or among any of the Company or any of its Subsidiaries;

(D)  each Contract to which the Company or any of its Subsidiaries is a party that by its terms calls for aggregate payments by the Company or any of its Subsidiaries of more than $100,000 over the remaining term of such Contract, except for (1) Real Property Leases or (2) any such Contract that may be cancelled, without any penalty or other liability to the Company or any of its Subsidiaries in excess of $100,000 within one year;

(E)  each Contract entered into within five years of the date of this Agreement, to which the Company or any of its Subsidiaries is a party for the acquisition or disposition, whether absolute or by lease, license or otherwise, by the Company or any of its Subsidiaries of properties or assets for, in each case, aggregate consideration of more than $100,000, except for acquisitions and dispositions of properties and assets in the ordinary course of business (including acquisitions and dispositions of inventory);

(F)  each Contract to which the Company or any of its Subsidiaries is a party constituting a joint venture, partnership, limited liability or other similar agreement (excluding licensing Contracts) relating to the formation, creation, operation, management or control of any partnership or joint venture;

(G)  any employment, consulting, independent contractor, confidentiality, invention assignment, non-disclosure, non-compete, non-solicitation, management service and indemnification agreement to which the Company or any of its Subsidiaries is a party;

(H)  any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations to which the Company or any of its Subsidiaries is a party;

(I)  any Contract to license any third party the right to manufacture or reproduce any of the Company’s or its Subsidiaries’ products, services or technology or any Contract to sell or distribute any of the Company’s or its Subsidiaries’ products, services or technology;

(J)  any mortgage, indenture, guarantee, loan or credit agreement, security agreement or other contract or instrument relating to the borrowing of money or extension of credit, and any other letter of credit, financing, surety, bonding or similar arrangement pursuant to which the Company or any of its Subsidiaries is a party that secures any of its obligations (including insurance obligations), other than accounts receivable and payable in the ordinary course of business;

(K)  any Contract under which the Company or any of its Subsidiaries has licensed Intellectual Property Rights owned by it to a third party;

(L)  any Contract under which the Company or any of its Subsidiaries has received a license to any Intellectual Property Rights (excluding generally commercially available, off-the-shelf software programs) used in and material to the conduct of the Company’s business; and

(M)  any Contract that has a change of control or other similar provision.

Each such Contract described in clauses (A) through (L) is referred to herein as a “Material Contract”.

(ii)  Each of the Material Contracts is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable against them in accordance with its terms. None of the Company or any Subsidiary of the Company has received written notice of default under any Material Contract by the Company or any of its Subsidiaries and, to the Knowledge of the Company, there is no default by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto.

(j)  Compliance with Laws; Regulations.  (2) Each of the Company and its Subsidiaries is in compliance with all Laws applicable to its business or operations in all material respects. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, franchises, licenses, permits and consents of Governmental Entities (collectively, “Permits”) necessary for it to conduct its business as presently conducted, and all such Permits are in full force and effect in all material respects. This Section 3.01(j)(i) does not relate to matters relating to the Sarbanes-Oxley Act, which are the subject of Section 3.01(e)(ii), environmental matters, which are the subject of Section 3.01(k), employee benefit matters, which are the subject of Section 3.01(l) and (m), and Taxes, which are the subject of Section 3.01(n).

(ii)  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to any enforcement action by any Governmental Entity which has jurisdiction over the operations of the Company and its Subsidiaries except where such action would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)  Environmental Matters.  Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect: (A) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication alleging that the Company is in violation of, or has any liability under, any Environmental Law which is pending and unresolved; (B) each of the Company and its Subsidiaries validly possesses and is in compliance with all Permits required under Environmental Laws to conduct its business as presently conducted, and all such Permits are valid and in good standing; (C) there are no Environmental Claims pending or, to the Knowledge of the Company, overly threatened against the Company or any of its Subsidiaries; and (D) neither the Company nor any Subsidiary has received any unresolved written request for information, demand or notification that any of them is or may be potentially responsible for the investigation or cleanup of a Release of Hazardous Materials in connection with its business. The representation and warranties contained in this Section 3.01(k) shall be the exclusive representation and warranties with respect to environmental matters.

The term “Environmental Claims” means any administrative or judicial actions, suits, orders, claims, proceedings or written notices of noncompliance by or from any Person alleging liability arising out of the Release of any Hazardous Material or the failure to comply with any Environmental Law. The term “Environmental Law” means any Law relating to pollution, the environment or natural resources. The term “Hazardous Materials” means (1) petroleum and petroleum by-products, asbestos and asbestos-containing materials, radioactive materials, medical or infectious wastes, or polychlorinated biphenyls and (2) any hazardous or toxic, material, substance or waste that is prohibited, limited or regulated by applicable Environmental Law. The term “Release” means any release, spill, emission, leaking, pumping, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment.

(l)  Absence of Changes in Company Benefit Plans and Company Benefit Agreements.  Each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, “phantom” stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefits plan or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, other than (a) any “multiemployer plan” (within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Multiemployer Plan”)) or (b) any plan, arrangement or policy mandated by applicable Law to be maintained or contributed to by the Company, is herein referred to as a “Company Benefit Plan”. Each employment, consulting, indemnification, severance or termination agreement or arrangement between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries, other than any agreement or arrangement mandated by applicable Law, is herein referred to as a “Company Benefit Agreement”. Except for changes required pursuant to applicable Law, from the date of the most recent financial statements of the Company included in the SEC Documents to the date of this Agreement, there has not been any adoption, entry into or material amendment by the Company or any of its Subsidiaries of any Company Benefit Plan or Company Benefit Agreement.

(m)  ERISA Compliance; Section 280G.  (3) Section 3.01(m) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Company Benefit Plan, including any Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (a “Company Pension Plan”), and each Company Benefit Agreement. Each Company Benefit Plan and each Company Benefit Agreement has been administered in compliance with its terms, other than instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Family Newco, CCI and Investor Newco complete and correct copies of (A) each Company Benefit Plan and each Company Benefit Agreement, (B) the three most recent annual reports on Form 5500 filed with the United States Department of Labor with respect to each Company Benefit Plan (if any such report was required by applicable Law), (C) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by applicable Law and (D) the three most recent actuarial reports and/or financial statements for each Company Pension Plan, if applicable.

(ii)  All Company Pension Plans that are intended to meet the qualification requirements of Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are so qualified and exempt from United States federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened. Except as set forth in Section 3.01(m) of the Company Disclosure Letter, the Company and each Company Pension Plan are in compliance with the currently applicable provisions of ERISA and the Code and all applicable interpretations and regulations thereunder, as well as all other applicable Laws, other than instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have made all required contributions with respect to each Company Benefit Plan in accordance with applicable Laws.

(iii)  Except as set forth in Section 3.01(m) of the Company Disclosure Letter, none of the Company Benefit Plans is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. None of the Company, any of its Subsidiaries or any other Person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code participates in, is required to contribute to or has any obligation with respect to any Multiemployer Plan. With respect to any Company Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA, (A) neither the Company nor any Subsidiary has incurred any material liability under Title IV of ERISA (other than for benefits under such Company Benefit Plans and premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code, and no condition exists that presents a risk to the Company or any Subsidiary of incurring any such material liability, (B) no such Company Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS, nor has any Lien in favor of any Company Benefit Plan arisen under Section 430(k) or 412(n) of the Code or Section 302(f) or 303(k) of ERISA, (C) neither the Company nor any Subsidiary has been required to provide security to any such Company Benefit Plan pursuant to Section 401(a)(29) of the Code, (D) no such Company Benefit Plan is subject to any benefit restrictions as defined in Section 436 of the Code, and (E) there has been no “reportable event” within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the Pension Benefit Guaranty Corporation (“PBGC”) to institute termination proceedings with respect to any such Company Benefit Plan.

(iv)  Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, none of the Company, any of its Subsidiaries or any officer of the Company or any such Subsidiary has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan or Company Benefit Agreement that would subject the Company or any of its Subsidiaries to the Tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any liability under Section 502 of ERISA.

(v)  No Company Benefit Plan or Company Benefit Agreement provides any health, life or other welfare benefits (whether or not insured) with respect to employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries after retirement or other termination of service (other than coverage or benefits required to be provided under Part 6 of Title I of ERISA or any other similar applicable Law.

(vi)  No payment which is or may be made by, from or with respect to any Company Benefit Plan or Company Benefit Agreement in connection with the transactions contemplated by this Agreement could properly be characterized as an “excess parachute payment” under Section 280G of the Code.

(vii)  There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Benefit Plans and Company Benefit Agreements and proceedings with respect to qualified domestic relations orders) against or involving any Company Benefit Plan or Company Benefit Agreement or asserting any rights or claims to benefits under any Company Benefit Plan or Company Benefit Agreement that would reasonably be expected to result in a Material Adverse Effect.

(n)  Taxes.  (4) Except as would not reasonably be expected to have a Material Adverse Effect or as set forth on Section 3.01(n) of the Company Disclosure Letter: (a) Each of the Company and its Subsidiaries has filed, or has caused to be filed, all Tax Returns required to be filed by it, and all such returns are complete and accurate. Each of the Company and its Subsidiaries has either paid, or caused to be paid, all material Taxes currently due and owing, or the most recent financial statements contained in the SEC Documents reflect an adequate reserve in accordance with GAAP, for all material Taxes payable by the Company and its Subsidiaries, for all Taxable periods and portions thereof ending on or before the date of such financial statements. The federal net operating losses of the Company, including carryforwards, are not currently subject to limitation under Section 382 of the Code.

(B)  No material deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy with respect to Taxes (other than Taxes that are not yet due and payable, that may thereafter be paid without interest or penalty, that have been adequately provided for in accordance with GAAP or for amounts being contested in good faith) have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries which have not been settled and paid. All assessments for material Taxes due and owing by the Company or any of its Subsidiaries or any with respect to completed and settled examinations or concluded litigation have been paid. There is no currently effective agreement or other document with respect to the Company or any of its Subsidiaries extending, or having the effect of extending, the period of assessment or collection of any material Taxes.

(C)  Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) which would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(D)  The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any United States Federal, state, local or foreign Laws) and have, within the time and the manner prescribed by Law, withheld from and paid over to the proper Governmental Entities what the Company reasonably believes to be all Taxes required to be so withheld and paid over under applicable Laws.

(ii)  The term “Tax” means all income, profits, capital gains, goods and services, branch, payroll, unemployment, customs duties, premium, compensation, windfall profits, franchise, gross receipts, capital, net worth, sales, use, withholding, turnover, value added, ad valorem, registration, general business, employment, social security, disability, occupation, real property, personal property (tangible and intangible), stamp, transfer (including real property transfer or gains), conveyance, severance, production, excise and other Taxes, withholdings, duties, levies, imposts, license and registration fees and other similar charges and assessments (including any and all fines, penalties and additions attributable to or otherwise imposed on or with respect to any such Taxes, charges, fees, levies, customs duties or other assessments, and interest thereon) imposed by or on behalf of any Governmental Entity. The term “Tax Return” means any return, statement, report, form, filing, customs entry, customs reconciliation and any other entry or reconciliation, including in each case any amendments, schedules or attachments thereto, required to be filed with any Governmental Entity or with respect to Taxes of the Company or its Subsidiaries.

(iii)  As a result of the Merger and the consummation of the transactions contemplated by the Agreement, none of the losses of the Company, including carryforwards, will be subject to limitation under Section 382 of the Code.

(o)  Title to Properties; Sufficiency of Assets.  (5) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all of its real property and material tangible personal property except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business. All such real property and material tangible personal property are free and clear of all Liens, except for (A) mechanics’, carriers’, workmen’s, repairmen’s, warehousemen’s or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the Company or any of its Subsidiaries, (B) Liens for Taxes, assessments and other governmental charges that are not yet due and payable, that may thereafter be paid without interest or penalty, that have been adequately provided for in accordance with GAAP or for amounts being contested in good faith, (C) with respect to real property only: easements, covenants, rights-of-way and other encumbrances or restrictions and other imperfections in title that, individually or in the aggregate, would not reasonably be expected to impair the continued use and operation of the assets to which they relate as currently conducted, (D) with respect to real property only, zoning, building and other similar codes and regulations, (E) Liens that have been placed by any developer, landlord or other third party on any real property in which the Company or any of its Subsidiaries has a leasehold interest and subordination or similar agreements relating thereto, and (F) Liens that, individually or in the aggregate, would not have a Material Adverse Effect (collectively, “Permitted Liens”).

(ii)  Section 3.01(o)(ii) of the Company Disclosure Letter sets forth a complete and accurate list of all real property leased, subleased or licensed by the Company or any of its Subsidiaries (collectively “Company Leases”) and the location of the premises. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to any Company Lease is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and each Company Lease is valid and binding and is enforceable by the Company and its Subsidiaries in accordance with its respective terms, except for such failures to be valid, binding or enforceable that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. The Company has made available to the CCI complete and accurate copies of all Company Leases.

(iii)  The assets and properties of the Company are adequate for the purposes for which such assets are currently used or are held for use, and the tangible personal property assets and properties of the Company are in good repair and operating condition (subject to normal wear and tear) and have been maintained in accordance with normal industry practice and in a manner consistent with all requirements of applicable Law.

(p)  Intellectual Property.

(i)  Section 3.01(p) of the Company Disclosure Letter sets forth a list of (i) all registrations of, or applications for, all Intellectual Property Rights (including, without limitation, patents, trademarks, service marks, trade names and copyrights) in the name of the Company or any of its Subsidiaries, whether alone or jointly with other Persons, and all pending applications therefor and (ii) all agreements relating to Intellectual Property Rights, technology, know how and processes under which the Company or its Subsidiaries is licensed or authorized to use by others or that the Company or its Subsidiaries has licensed or authorized for use to others. To the Knowledge of the Company, each of the Company and its Subsidiaries owns (free and clear of all Liens), licenses, sublicenses or otherwise possesses legally enforceable rights to use all Intellectual Property Rights used in the conduct of the business of the Company and its Subsidiaries as currently conducted and as currently planned to be conducted. For purposes of this Agreement, the term “Intellectual Property Rights” means (A) all intellectual property including, without limitation, patents, trademarks, service marks, trade names, brand names, domain names, copyrights, designs and trade secrets, (B) applications for and registrations of patents, trademarks, service marks, trade names, domain names, copyrights and designs, (C) processes, formulae, methods, schematics, technology, know-how, inventions, works of authorship, computer software programs and applications, and (D) other tangible or intangible proprietary or confidential information and materials.

(ii)  The execution and delivery of this Agreement by the Company and the Company’s consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to any Intellectual Property Rights owned or otherwise used by the Company or its Subsidiaries (the “Company Intellectual Property”), other than such breaches or rights that, individually or in the aggregate, would not reasonably be expected to result in a liability to the Company in excess of $10,000.

(iii)  Except as set forth in Section 3.01(p) of the Company Disclosure Letter, all patents and registrations for trademarks, service marks and copyrights owned by the Company or its Subsidiaries are subsisting and have not expired or been cancelled or abandoned and, to the Knowledge of the Company, are valid. To the Knowledge of the Company, no third party is infringing, violating or misappropriating any of the Company Intellectual Property. No action, suit, proceeding or investigation involving the Company or its Subsidiaries is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, to invalidate, cancel or render unenforceable any Company Intellectual Property.

(iv)  Except as set forth in Section 3.01(p) of the Company Disclosure Letter, (A) to the Knowledge of the Company, the conduct of the Company and its Subsidiaries’ business as currently conducted and as currently planned to be conducted does not infringe, misappropriate or dilute any Intellectual Property Rights of any third party, (B) the Company has no unresolved written claims or notices alleging any such infringement, misappropriation or dilution, and (C) the Company has not received any written notice of, and is not otherwise aware of, any infringement, misappropriation or dilution by others of any Company Intellectual Property or any violation of the confidentiality of any of its confidential business information.

(q)  Insurance.  The Company and its Subsidiaries own or hold policies of insurance that provide coverage in the amounts and against the risks required to comply with applicable Law. With respect to each insurance policy owned or held by the Company or any of its Subsidiaries, except as, individually or in the aggregate, would not have a Material Adverse Effect: (i) such policy is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and, except for any policy that has expired in accordance with its terms, is in full force and effect, (ii) none of the Company or any Subsidiary of the Company has received written notice of default under any such policy by the Company or any of its Subsidiaries and, to the Knowledge of the Company, there is no default by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, (iii) to the Knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation and (iv) no notice of cancellation or termination has been received other than in connection with ordinary renewals.

(r)  Labor and Employment Matters.  The Company has made available to Family Newco, CCI and Investor Newco complete and correct copies of each collective bargaining agreement or other agreement with any labor union applicable to employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, no labor union, as of the date of this Agreement, is engaged in any formal campaign or proceeding to organize any employees of the Company or any of its Subsidiaries and no such campaign or proceeding is currently contemplated. There are no unfair labor practice complaints pending or, to the Knowledge of the Company, overtly threatened against the Company or any of its Subsidiaries before the National Labor Relations Board. There are no strikes, slowdowns, work stoppages or lockouts pending or, to the Knowledge of the Company, overtly threatened by or with respect to any employees of the Company or any of its Subsidiaries. There are no pending or, to the Knowledge of the Company, threatened complaints before any employment standards tribunal or human rights tribunal. There are no pending or, to the Knowledge of the Company, threatened workers’ compensation, discrimination or other such claims.

(s)  Voting Requirements.  Assuming the accuracy of the representations and warranties of Family Newco, CCI and Investor Newco set forth in Section 3.02(g), the affirmative vote of two-thirds of the Shareholders of Company Common Stock entitled to vote thereon at the Shareholder Meeting or any adjournment or postponement thereof to adopt this Agreement (the “Shareholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement and approve the transactions contemplated hereby.

(t)  State Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. The Company Board has taken all action so that Family Newco, CCI and Investor Newco will not be prohibited from entering into a “business combination” with the Company or any of its Affiliates as an “interested shareholder” (in each case as such term is used in Section 912 of the NYBCL) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

(u)  Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person, other than National Securities Corp., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s or financial advisor’s or other similar fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(v)  Opinion of Financial Advisor.  National Securities Corp. has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date and based upon and subject to the matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the non-affiliated holders of the Company Common Stock, and, such opinion has not been rescinded, repudiated or, except as set forth therein, qualified.

(w)  No Other Representations or Warranties.  To the Knowledge of the Company, the representations and warranties set forth in this Section 3.01 do not contain any misstatement of a material fact or omit to state a material fact necessary to prevent the statements made herein from being misleading. Except for the representations and warranties contained in this Section 3.01, neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Family Newco, CCI or Investor Newco in connection with the transactions contemplated by this Agreement. The Company has not relied upon any express or implied representation with respect to Family Newco, CCI or Investor Newco except for the representations and warranties contained in Section 3.02.

Section 3.02.  Representations and Warranties of the Family Shareholders and Family Newco.  The Family Shareholders and Family Newco jointly and severally represent and warrant to the Company, CCI and Investor Newco as follows:

(a)  Organization, Standing and Corporate Power.  Family Newco is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted. Family Newco is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so organized, existing, qualified, licensed or in good standing, individually or in the aggregate, would not have a Family Material Adverse Effect.

(b)  Authority; Noncontravention.  Family Newco and the Family Shareholders have all requisite authority and, to the extent applicable, corporate power to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, have been duly authorized by all necessary corporate action on the part of Family Newco and, to the extent applicable, the Family Shareholders, and no other corporate proceedings (including no shareholder action) on the part of Family Newco or, to the extent applicable, the Family Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly executed and delivered by Family Newco and Family Shareholders and, assuming the due authorization, execution and delivery by the Company, CCI and Investor Newco, constitutes a legal, valid and binding obligation of Family Newco and the Family Shareholders, enforceable against them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Family Newco or any Family Shareholder under, any provision of (i) the certificate of incorporation or by-laws of Family Newco or (ii) subject to the filings and other matters referred to in the following sentence, (A) any Contract or Permit to which Family Newco or any Family Shareholder is a party or by which any of its properties or assets is bound or (B) any Law or Judgment, in each case applicable to Family Newco or the Family Shareholders or their respective properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have a Family Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Family Newco in connection with the execution and delivery of this Agreement by Family Newco or the consummation by Family Newco of the Merger or the other transactions contemplated by this Agreement except for (i) the filing with the SEC of the Schedule 13E-3, (ii) the filing of the Articles of Merger with the Department of State of the State of New York and appropriate documents with the relevant authorities of other jurisdictions in which Family Newco is organized or qualified to do business and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Family Material Adverse Effect.

(c)  Information Supplied.  None of the information supplied or to be supplied by, or on behalf of, Family Newco for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date it or any amendment to it is first mailed to the shareholders of the Company and at the time of the Shareholder Meeting, in the case of the Proxy Statement, or at the date it or any amendment to it is filed with the SEC, in the case of the Schedule 13E-3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Family Newco with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, shareholders of the Company, the Company, CCI or Investor Newco for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3. The Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

(d)  Capitalization of Family Newco; Operations.  The authorized share capital of Family Newco consists of 20,000,000 shares of common stock, $0.001 par value per share, 18,837,991 of which will be validly issued and outstanding immediately prior to the Effective Time. All of the issued and outstanding share capital of Family Newco is, and immediately prior to the Effective Time will be, owned by the Family Shareholders. Family Newco has not conducted any business prior to the date of this Agreement and does not have, and prior to the Effective Time will not have, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to or in connection with this Agreement, the Rollover Agreement and the Merger and the other transactions contemplated by this Agreement and the Rollover Agreement.

(e)  Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Family Newco.

(f)  NYBCL Section 912.  Section 912 of the NYBCL does not prohibit Family Newco from consummating the Merger or any of the transactions contemplated hereby.

(g)  Litigation.  There is no suit, action or proceeding pending or, to the Knowledge of Family Newco or any of the Family Shareholders, overtly threatened through written contact by counsel to the plaintiff or claimant against Family Newco or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to have a Family Material Adverse Effect, nor is there any Judgment outstanding against Family Newco or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to have a Family Material Adverse Effect.

(h)  No Other Representations or Warranties.  Except for the representations and warranties contained in this Section 3.02, neither Family Newco nor any other Person on behalf of Family Newco makes any other express or implied representation or warranty with respect to Family Newco or with respect to any other information provided to the Company, CCI and Investor Newco in connection with the transactions contemplated by this Agreement. Family Newco has not relied upon any express or implied representation with respect to the Company, CCI or Investor Newco except for the representations and warranties contained in Section 3.01 and Section 3.03, respectively.

Section 3.03.  Representations and Warranties of CCI and Investor Newco.  CCI and Investor Newco, jointly and severally, represent and warrant to the Company and Family Newco as follows:

(a)  Organization, Standing and Corporate Power.  Each of CCI and Investor Newco is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted. Each of CCI and Investor Newco is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so organized, existing, qualified, licensed or in good standing, individually or in the aggregate, would not have an Investor Material Adverse Effect.

(b)  Authority; Noncontravention.  Each of CCI and Investor Newco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, have been duly authorized by all necessary corporate action on the part of each of CCI and Investor Newco, and no other corporate proceedings (including no shareholder action) on the part of either CCI or Investor Newco is necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly executed and delivered by each of CCI and Investor Newco and, assuming the due authorization, execution and delivery by the Company and Family Newco, constitutes a legal, valid and binding obligation of each of CCI and Investor Newco, enforceable against CCI and Investor Newco in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of either CCI or Investor Newco under, any provision of (i) their respective certificates of incorporation or by-laws or (ii) subject to the filings and other matters referred to in the following sentence, (A) any Contract or Permit to which either CCI or Investor Newco is a party or by which any of their properties or assets is bound or (B) any Law or Judgment, in each case applicable to either CCI or Investor Newco or their properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have an Investor Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to CCI or Investor Newco in connection with the execution and delivery of this Agreement by CCI or Investor Newco or the consummation by CCI or Investor Newco of the Merger or the other transactions contemplated by this Agreement except for (i) the filing with the SEC of the Schedule 13E-3, (ii) the filing of the Articles of Merger with the Department of State of the State of New York and appropriate documents with the relevant authorities of other jurisdictions in which either CCI or Investor Newco is organized or qualified to do business and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have an Investor Material Adverse Effect.

(c)  Information Supplied.  None of the information supplied or to be supplied by, or on behalf of, CCI and Investor Newco for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date it or any amendment to it is first mailed to the shareholders of the Company and at the time of the Shareholder Meeting, in the case of the Proxy Statement, or at the date it or any amendment to it is filed with the SEC, in the case of the Schedule 13E-3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by CCI or Investor Newco with respect to statements made or incorporated by reference therein based on information supplied by, or on behalf of, shareholders of the Company, the Company or Family Newco for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3. The Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

(d)  Financial Capability.  CCI and Investor Newco have cash available in sufficient amounts to deliver the Merger Consideration on the terms and conditions contained in this Agreement, and will have sufficient funds to deliver the Merger Consideration on the Closing Date and to fund or pay all expenses or obligations required to be paid by them pursuant to this Agreement. Neither CCI nor Investor Newco is aware of any reason, fact or circumstance that has caused or is reasonably likely to cause the delivery of the Merger Consideration to not be made in full or the obligations of CCI or Investor Newco set forth in the Rollover Agreement to not be satisfied.

As of the date of this Agreement, no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default),event has occurred which would constitute a breach or default (or an event with notice or lapse of time or both would constitute a default) on the part of CCI or Investor Newco under the Rollover Agreement, or to the Knowledge of CCI or Investor Newco, any other party to the Rollover Agreement, and CCI and Investor Newco do not have any reason to believe that any of the conditions to the Contributions under the Rollover Agreement will not be satisfied on the Closing Date.

(e)  Capitalization of Investor Newco; Operations.  The authorized share capital of Investor Newco consists of 30,000,000 shares of common stock, $0.001 par value per share, 18,643,382 of which will be validly issued and outstanding immediately prior to the Effective Time. All of the issued and outstanding share capital of Investor Newco is, and immediately prior to the Effective Time will be, owned by CCI. Investor Newco has not conducted any business prior to the date of this Agreement and does not have, and prior to the Effective Time will not have, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to or in connection with this Agreement, the Rollover Agreement and the Merger and the other transactions contemplated by this Agreement and the Rollover Agreement.

(f)  Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CCI or Investor Newco.

(g)  NYBCL Section 912.  Other than by reason of this Agreement, the Rollover Agreement or the transactions contemplated hereby and thereby, neither CCI nor Investor Newco is prohibited from entering into the Merger or any of the transactions contemplated hereby an “interested shareholder” (as defined in Section 912 of the NYBCL) of the Company.

(h)  Litigation.  There is no suit, action or proceeding pending or, to the Knowledge of CCI or Investor Newco, overtly threatened through written contact by counsel to the plaintiff or claimant against CCI or Investor Newco or any of their Affiliates that, individually or in the aggregate, would reasonably be expected to have an Investor Material Adverse Effect, nor is there any Judgment outstanding against CCI or Investor Newco or any of their Affiliates that, individually or in the aggregate, would reasonably be expected to have an Investor Material Adverse Effect.

(i)  No Other Representations or Warranties.  Except for the representations and warranties contained in this Section 3.03, none of CCI, Investor Newco or any other Person on behalf of CCI or Investor Newco makes any other express or implied representation or warranty with respect to CCI or Investor Newco or with respect to any other information provided to the Company or Family Newco in connection with the transactions contemplated by this Agreement. Neither CCI nor Investor Newco have relied upon any express or implied representation with respect to the Company or Family Newco except for the representations and warranties contained in Section 3.01 and Section 3.02, respectively.

ARTICLE IV

Covenants Relating to Conduct of Business

Section 4.01.  Conduct of Business.  iii) Except as set forth in Section 4.01 of the Company Disclosure Letter, contemplated or permitted by this Agreement, required by Law or consented to in writing by Investor Newco (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and, to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its current business organization, to keep available the services of its current officers and employees and to preserve its relationships with material customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having business dealings with it.

(b)  Except as set forth in Section 4.01 of the Company Disclosure Letter, contemplated or permitted by this Agreement, required by Law or consented to in writing by Investor Newco (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)  (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock or property) with respect to, any of its capital stock, other than regular quarterly cash dividends on Company Common Stock and dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire (1) any shares of its capital stock or other voting securities or, (2) any options, warrants, calls or rights to acquire, or any securities convertible into or exchangeable for, any such shares or voting securities (except upon the exercise of options, warrants, calls or rights disclosed in the Company Disclosure Letter to the extent net exercises are provided for in the plans or agreements governing such options, warrants, calls or rights);

(ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or other voting securities or any options, warrants, calls or rights to acquire any such shares or other voting securities;

(iii)  amend the Company Certificate or the Company By-laws or other comparable charter or organizational documents of any of its Subsidiaries;

(iv)  merge or consolidate with, or purchase an equity interest in all or substantially all of the assets of, any Person or any division or business thereof;

(v)  sell, lease or otherwise dispose of any of its real or personal properties or assets (including capital stock of any Subsidiary of the Company) that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, other than sales of inventory and other assets in the ordinary course of business;

(vi)  (A) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities (collectively, “Indebtedness”) of the Company or any of its Subsidiaries or guarantee Indebtedness of another Person, other than (1) Indebtedness incurred or otherwise assumed or entered into in the ordinary course of business under the Company’s or its Subsidiaries’ existing revolving credit facilities, the CIT Agreement, trade letters of credit or other existing arrangements, (2) Indebtedness incurred to finance capital expenditures permitted by clause (vii) below and (3) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into pursuant to this clause (vi) or (B) make any loans or capital contributions to, or investments in, any other Person, other than as set forth on Section 4.01 of the Company Disclosure Letter;

(vii)  make any capital expenditures, other than (A) in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) or (B) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (B) not to exceed $500,000;

(viii)  enter into any Material Contract of a nature, or modify, amend or terminate any Material Contract to which the Company or any of its Subsidiaries is a party in a manner, that would be required to be filed as an exhibit to Form 10-K under the Exchange Act;

(ix)  (A) grant any increase in compensation to any executive officer or director of the Company or any of its Subsidiaries, except (1) as required under the terms of a Company Benefit Agreement or Company Benefit Plan as in effect on the date of this Agreement or (2) for employment arrangements for, or grants of compensatory awards to, promoted or newly hired employees, (B) enter into or materially amend any Company Benefit Agreement with any executive officer or director of the Company or any of its Subsidiaries or (C) adopt or amend in any material respect any Company Benefit Plan, except as required to comply with the terms of applicable Laws;

(x)  make any change in accounting methods, principles or practices that would materially affect the consolidated assets, liabilities or results of operations of the Company, except insofar (A) as may have been required by a change in GAAP (or any interpretation thereof) or Regulation S-X under the Securities Act, (B) as may be required by a change in Law or (C) as required by a Governmental Entity or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization); or

(xi)  authorize any of, or commit or agree in writing to take any of, the foregoing actions.

(c)  Nothing contained in this Agreement shall give Family Newco, CCI or Investor Newco, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Family Newco’s, CCI’s or Investor Newco’s or their respective Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Family Newco, CCI and Investor Newco shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 4.02.  No Solicitation.  iv) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on May 3, 2012, the Company and its Subsidiaries and their respective officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives (collectively, “Representatives”) shall have the right to directly or indirectly enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any confidential information with respect to, any Takeover Proposal; provided, that prior to engaging in any such discussions or negotiations, the Company shall have delivered written notice to CCI of the terms and conditions relating to the Takeover Proposal in reasonable detail.

(b)  Except as permitted by this Section 4.02 and except as may relate to any Excluded Party (for as long as such Person or group is an Excluded Party), the Company shall and shall cause each of its Subsidiaries and Representatives to (i) from 12:00 a.m. (New York City time) on May 3, 2012 (the “No-Shop Period Start Date”), immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal and (ii) from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Section 7.01, not, directly or indirectly, (A) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, or (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Family Newco or its Representatives, CCI or its Representatives, Investor Newco or its Representatives, or the Company’s Representatives) any confidential information with respect to, any Takeover Proposal. Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Shareholder Approval, the Company may, in response to a written Takeover Proposal that the Company Board determines constitutes or could reasonably be expected to lead to a Superior Proposal, and subject to compliance with Sections 4.02(a)(i) through 4.02(a)(iii) and 4.02(d), (i) furnish confidential information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement and (ii) participate in discussions and negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

The term “Takeover Proposal” means any inquiry, proposal or offer from any third party (including “group” as defined under the Exchange Act) relating to any direct or indirect acquisition by such third party (or in the case of a direct merger between such third party and the Company, the equity holders of such third party), including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) assets that constitute or represent 15% or more of the total revenue or assets of the Company and its Subsidiaries, taken as a whole or (ii) 15% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly hold the assets referred to in clause (i) above, in each case other than the transactions contemplated by this Agreement.

(c)  The Company Board shall not (i) withdraw or modify in a manner adverse to CCI or Investor Newco, or propose publicly to withdraw or modify in a manner adverse to CCI or Investor Newco, the recommendation by the Company Board of this Agreement or the Merger or resolve or agree to take any such action (any such action, resolution or agreement being referred to herein as an “Adverse Recommendation Change”), (ii) recommend, adopt or approve any Takeover Proposal, or propose publicly to recommend, adopt or approve any Takeover Proposal or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to any Takeover Proposal (other than a confidentiality agreement) unless the Company Board determines that the failure to take any of the actions described in (i), (ii), or (iii) would be reasonably likely to be inconsistent with its duties under applicable Law; provided, that such determination shall be based on a written opinion letter received by the Company Board from the Company’s outside legal counsel. Notwithstanding this Section 4.02(c) or anything else in this Agreement to the contrary, but subject to Sections 4.02(a)(i) through (iii), the Company Board may, in response to a Superior Proposal, cause the Company to enter into a definitive agreement with respect to a Superior Proposal and terminate this Agreement pursuant to Section 7.01(h); provided, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 7.01(h) until after (i) the period of two (2) business days following CCI’s receipt of written notice from the Company advising CCI that the Company Board has received a Superior Proposal (or, in the event of a material modification of a Superior Proposal with respect to which prior written notice has been provided, the period shall be one business day), specifying the material terms and conditions of the Superior Proposal (or material modification thereto) and stating that the Company Board intends to exercise its right to terminate this Agreement pursuant to Section 7.01(i) and (ii) a determination by the Company Board that the Takeover Proposal described in such written notice constitutes a Superior Proposal after taking into account any changes to this Agreement proposed and irrevocably committed to by CCI and Investor Newco during such two (2) business day period.

The term “Superior Proposal” means any Takeover Proposal (i) made on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of shares of Company Common Stock (other than those holders of shares of Company Common Stock who are party to the Rollover Agreement) than the Merger, taking into account all the terms and conditions of such Takeover Proposal and this Agreement (including any commitment by Family Newco, CCI and Investor Newco to amend the terms of this Agreement and the Merger during the two (2) business day period referred to herein) and (ii) that the Company Board believes is reasonably capable of being completed, taking into account all financial, regulatory, legal, timing and other aspects of such Takeover Proposal.

(d)  Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal or (ii) making any disclosure to its shareholders if, in the good faith judgment of the Company Board, failure so to disclose would be inconsistent with applicable Law.

(e)  Notwithstanding the foregoing, the Company Board may make an Adverse Recommendation Change in the absence of an Takeover Proposal if the Company Board has concluded in good faith, after consultation with its outside legal counsel, that an Adverse Recommendation Change is necessary to comply with its fiduciary duties, provided, however, that the Company Board shall not make an Adverse Recommendation Change unless the Company has (A) provided to CCI at least two (2) business days’ prior written notice advising CCI that the Company Board intends to take such action and specifying the reasons therefore in reasonable detail and (B) during such two (2) business day, or shorter, period, if requested by CCI, engaged in good faith negotiations with CCI to amend this Agreement in such a manner that obviates the need or reason for the Adverse Recommendation Change.

ARTICLE V

Additional Agreements

Section 5.01.  Preparation of the Proxy Statement and Schedule 13E-3; Shareholder Meeting; Post Execution SEC Documents.  v) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company, Family Newco, CCI and Investor Newco shall jointly prepare and file the Schedule 13E-3. The Company, Family Newco, CCI and Investor Newco shall cooperate with each other in connection with the preparation of the foregoing. Family Newco, CCI and Investor Newco shall provide to the Company all information concerning Family Newco, CCI and Investor Newco, respectively, as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments referred to below. The Company shall promptly notify Family Newco, CCI and Investor Newco upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Schedule 13E-3 and shall provide Family Newco, CCI and Investor Newco with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable following the date of this Agreement. Prior to filing or mailing the Proxy Statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Family Newco, CCI and Investor Newco a reasonable opportunity to review and comment on such document or response.

(b)  The Company shall, as promptly as reasonably practicable following the date of this Agreement and the date on which the Proxy Statement is cleared by the SEC for mailing in definitive form to shareholders of the Company, duly call, give notice of, convene and hold a meeting of its shareholders (the “Shareholder Meeting”) for the purpose of obtaining the Shareholder Approval. Subject to the ability of the Company Board to make an Adverse Recommendation Change pursuant to Section 4.02(b), the Company shall, through the Company Board, recommend to its shareholders the approval of this Agreement and shall include such recommendation in the Proxy Statement.

(c)  The Company shall file all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company from the date hereof until the Closing. All such reports, schedules, forms statement and other documents are referred to herein as the “Post Execution SEC Documents”. The Post Execution SEC Documents will comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Post Execution SEC Documents, in each case as in effect at such time, and none of the Post Execution SEC Documents will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) of the Company included in the Post Execution SEC Documents when filed will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, will be prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly or other stub statements, as permitted by Form 10-Q of the SEC or the published rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

Section 5.02.  Access to Information; Confidentiality.  The Company shall afford to Family Newco, CCI and Investor Newco, and to each of their respective officers, employees, accountants, counsel, consultants, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries’ properties, books, personnel and records, and during such period, the Company shall furnish as promptly as reasonably practicable to Family Newco, CCI and Investor Newco all information concerning its and its Subsidiaries’ business, properties and personnel as Family Newco, CCI or Investor Newco may reasonably request (which shall not include any environmental testing or sampling). Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or contravene any Law or any Contract to which the Company or any of its Subsidiaries is a party. Family Newco, CCI and Investor Newco shall hold, and shall cause their respective partners, members, directors, officers, employees, agents, advisors (including financial and legal advisors, consultants and accountants), controlling Persons, financing sources and other Representatives to hold, all information received from the Company or its Representatives, directly or indirectly, in confidence.

Section 5.03.  Efforts.  vi) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing (in the case of the Company, to the extent consistent with the fiduciary duties of the Company Board), all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as reasonably practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)  CCI agrees that it shall vote all of the shares of Company Common Stock over which it has voting control in favor of the transactions contemplated by this Agreement.

(c)  Each of the Company (to the extent consistent with the fiduciary duties of the Company Board), Family Newco, CCI and Investor Newco agrees that, between the date of this Agreement and the Closing Date, except as permitted by Section 4.02, they shall not, and shall cause their Affiliates not to, directly or indirectly, take any action that, individually or in the aggregate, would, or would reasonably be expected to, prevent or impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

Section 5.04.  Employee Matters.  vii) Surviving Corporation shall honor in accordance with its terms each Company Benefit Agreement and Company Benefit Plan and all obligations thereunder, including any obligations arising as a result of the consummation of the transactions contemplated hereby, and the Company, Family Newco, CCI and Investor Newco acknowledge that the consummation of the Merger constitutes a change in control or change of control, as the case may be, for all purposes under the Company Benefit Plans and Company Benefit Agreements.

(b)  Excluding any applicable collective bargaining agreements, from the Effective Date through December 31, 2013, the Surviving Corporation shall provide (i) base salary and bonus opportunities to each Person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) that are substantially similar in the aggregate than those in effect immediately prior to the Effective Time, and (ii) employee benefit plans and arrangements (other than base salary and bonus opportunities) to each Continuing Employee that are substantially similar in the aggregate than those provided by the Company to each Continuing Employee under the Company Benefit Plans and Company Benefit Agreements immediately prior to the Effective Time.

(c)  From and after the Effective Time, the Surviving Corporation shall give or cause to be given to each Continuing Employee full credit for purposes of eligibility to participate, early retirement eligibility and early retirement subsidies, and vesting under any employee benefit plans and arrangements provided, maintained or contributed to by the Surviving Corporation or any of its Subsidiaries with respect to such Continuing Employees, for such Continuing Employee’s service with the Company or any of its Subsidiaries, to the same extent recognized by the Company or any of its Subsidiaries immediately prior to the Effective Time, except to the extent such credit would result in duplication of benefits for the same period of service.

(d)  With respect to any employee welfare benefit plan maintained by the Surviving Corporation or any of its Subsidiaries in which Continuing Employees are eligible to participate after the Effective Time, the Surviving Corporation shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to the Continuing Employees and their dependents and beneficiaries under such plan and (ii) provide each Continuing Employee and his or her eligible dependents and beneficiaries with credit under such plan for any co-payments and deductibles paid under corresponding Company Benefit Plans prior to the Effective Time in the calendar year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements (and any annual and lifetime maximums).

Section 5.05.  Indemnification, Exculpation and Insurance.  viii) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors, officers or employees and the Company (in each case, as in effect on the date of this Agreement) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)  The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions substantially similar with respect to indemnification, advancement of expenses and exculpation of individuals who were directors, officers or employees prior to the Effective Time than are presently set forth in the Company Certificate and the Company By-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c)  From and after the Effective Time, in the event of any pending, threatened or actual claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he or she is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors, the Surviving Corporation shall, and CCI and the Family Shareholders shall each vote in favor of causing the Surviving Corporation to, indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual claim, action, suit, proceeding or investigation. The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any threatened or actual claim, action, suit, proceeding or, investigation for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or, investigation or such Indemnified Party otherwise consents in writing to such settlement, compromise or consent. The Surviving Corporation shall, and CCI and the Family Shareholders shall each vote in favor of causing the Surviving Corporation to, cooperate with an Indemnified Party in the defense of any matter for which such Indemnified Party could seek indemnification hereunder. Each of CCI’s, the Family Shareholders’, and the Surviving Corporation’s obligations under this Section 5.05(c) shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation asserted or made prior to the Effective Time or within such period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

(d)  For six years after the Effective Time, the Surviving Corporation shall, and CCI and the Family Shareholders shall each vote in favor of causing the Surviving Corporation to, maintain in effect the Company’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy on terms, including with respect to coverage and amount, no less favorable to such directors and officers than those of such policy in effect on the date of this Agreement; provided, however, that the Surviving Corporation may substitute therefor policies of the Surviving Corporation with carriers comparable in terms of creditworthiness to those that have written the Company’s current directors’ and officers’ liability insurance, containing terms, including with respect to coverage and amount, no less favorable to such directors and officers.

(e)  In the event that CCI or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person, then, and in each such case, CCI or the Surviving Corporation, as applicable, shall cause proper provision to be made so that such successors and assigns shall expressly assume the obligations set forth in this Section 5.05.

(f)  The provisions of this Section 5.05 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have from the Company or any other Person by contract or otherwise.

Section 5.06.  Public Announcements.  The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Family Newco, CCI, Investor Newco and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any other press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules or regulations of any national securities exchange or national securities quotation system and except for any matters referred to in Section 4.02.

Section 5.07.  Fees and Expenses.  Except as set forth in Section 7.02, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 5.08.  Resignation of Directors.  At the Closing, the Company shall deliver to Family Newco, CCI and Investor Newco evidence reasonably satisfactory to Family Newco, CCI and Investor Newco of the resignation of the directors of the Company and, as specifically requested by Family Newco, CCI and Investor Newco reasonably in advance of Closing, the directors of any Subsidiary of the Company, in each case, effective at the Effective Time.

Section 5.09.  Rule 16b-3.  Prior to the Effective Time, the Company shall be permitted to take such steps as may be necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.10.  Covenant of the Family Shareholders Regarding Section 382.  Except as contemplated in this Agreement or the Rollover Agreement, each of the Family Shareholders covenants that it will not knowingly take any action, or permit the Company or any other holder of a direct or indirect interest in Family Newco to knowingly take any action, prior to the Effective Time which to the Knowledge of such Family Shareholder would, taking into account any other prior or contemporaneous events occurring within the relevant “testing period” for purposes of Section 382 of the Code, result, whether at, before or after the Effective Time, in an ownership change of the Company for purposes of Section 382 of the Code.

Section 5.11.  Covenant of the Company Regarding Section 382.  The Company covenants that it shall not knowingly take any action prior to the Effective Time which to the Knowledge of the Company would, taking into account any other prior or contemporaneous events occurring within the relevant “testing period” for purposes of Section 382 of the Code, result, whether at, before or after the Effective Time, in an ownership change of the Company for purposes of Section 382 of the Code.

Section 5.12.  Equity Issuances.  Except for the issuance of Company Capital Stock in order to satisfy the Company’s obligations with respect to any Company Stock Options, the Company covenants that, prior to the Effective Time, it shall not issue, and shall cause its Subsidiaries not to issue, any shares of Company Capital Stock, other equity securities of any class of the Company, any security exchangeable into or exercisable for such equity securities, options, warrants, calls, rights, commitments or agreements of any character obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company, or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests.

Section 5.13.  Consent.  CCI hereby consents under Section 24 of the Trademark License Agreement to the Merger and the other transactions contemplated by this Agreement and the Rollover Agreement.

ARTICLE VI

Conditions Precedent

Section 6.01.  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a)  Shareholder Approval.  The Shareholder Approval shall have been obtained.

(b)  Contributions.  The Contributions shall have been consummated on the terms set forth in the Rollover Agreement.

(c)  No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any Federal or state court of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the Merger.

Section 6.02.  Conditions to Obligations of Family Newco.  The obligations of Family Newco to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties of CCI and Investor Newco.  The representations and warranties of CCI and Investor Newco set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to materiality or “Investor Material Adverse Effect” set forth therein, individually or in the aggregate, would not have an Investor Material Adverse Effect.

(b)  Performance of Obligations of CCI and Investor Newco.  CCI and Investor Newco shall have in all material respects performed all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date except where the failure of CCI or Investor Newco to have performed would not have an Investor Material Adverse Effect.

(c)  Closing Certificate from CCI and Investor Newco.  Family Newco shall have received a certificate of an executive officer of CCI and an executive officer of Investor Newco certifying that the conditions set forth in Sections 6.02(a) and (b) have been satisfied.

Section 6.03.  Conditions to Obligations of CCI and Investor Newco.  The obligations of CCI and Investor Newco to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties of Company.  The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to materiality or “Material Adverse Effect” set forth therein, individually or in the aggregate, would not have a Material Adverse Effect.

(b)  Representations and Warranties of the Family Shareholders and Family Newco.  The representations and warranties of the Family Shareholders and Family Newco set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to materiality or “Family Material Adverse Effect” set forth therein, individually or in the aggregate, would not have a Family Material Adverse Effect.

(c)  Performance of Obligations of the Company.  The Company shall have in all material respects performed all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date except where the failure of the Company to have performed would not have a Material Adverse Effect.

(d)  Performance of Obligations of the Family Shareholders and Family Newco.  The Family Shareholders and Family Newco shall have in all material respects performed all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date except where the failure of the Family Shareholders and Family Newco to have performed would not have a Family Material Adverse Effect.

(e)  Closing Certificate from the Company.  CCI and Investor Newco shall have received a certificate of an executive officer of the Company certifying that the conditions set forth in Sections 6.03(a) and (c) have been satisfied.

(f)  Closing Certificate from the Family Shareholders and Family Newco.  CCI and Investor Newco shall have received a certificate of an executive officer of Family Newco and the Family Shareholders certifying that the conditions set forth in Sections 6.03(b) and (d) have been satisfied.

(g)  Opinion.  CCI shall have received a copy of the written opinion of National Securities Corp., dated as of the date of this Agreement, delivered pursuant to Section 3.01(v).

Section 6.04.  Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties of CCI and Investor Newco.  The representations and warranties of CCI and Investor Newco set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct as of such dates without giving effect to any qualification and limitations as to materiality or “Investor Material Adverse Effect” set forth therein, individually or in the aggregate, would not have an Investor Material Adverse Effect.

(b)  Performance of Obligations of CCI and Investor Newco.  CCI and Investor Newco shall have in all material respects performed all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date except where the failure of CCI or Investor Newco to have performed would not have an Investor Material Adverse Effect.

(c)  Closing Certificate from CCI and Investor Newco.  The Company shall have received a certificate of an executive officer of CCI and an executive officer of Investor Newco certifying that the conditions set forth in Sections 6.04(a) and (b) have been satisfied.

Section 6.05.  Frustration of Closing Conditions.  None of the Company, Family Newco, CCI or Investor Newco may rely on the failure of any condition set forth in Section 6.01, 6.02, 6.03 or 6.04, as the case may be, to be satisfied if such failure was caused by such party’s failure to perform any of its obligations under this Agreement, to act in good faith or to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

Section 7.01.  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

(a)  by mutual written consent of Family Newco, the Family Shareholders, CCI, Investor Newco and the Company;

(b)  by any of Family Newco, CCI, Investor Newco or the Company:

(i)  if the Merger shall not have been consummated on or before October 3, 2012 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the failure of such party to perform any of its obligations under this Agreement, the failure to act in good faith or the failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement as required by and subject to Section 5.03, has been the cause of or resulted in the failure of the Merger to be consummated on or before such date; or

(ii)  if any Restraint enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint as required by Section 5.03; or

(iii)  if, upon a vote taken thereon at the Shareholder Meeting or any postponement or adjournment thereof, the Shareholder Approval shall not have been obtained.

(c)  by Family Newco, if CCI or Investor Newco shall have breached any of their representations or warranties or failed to perform any of their covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (ii) is incapable of being cured by the Outside Date; provided that Family Newco shall not have the right to terminate this Agreement pursuant to this Section 7.01(c) if Family Newco is then in breach of any of its representations, warranties, covenants or agreements hereunder;

(d)  by CCI or Investor Newco, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(c) and (ii) is incapable of being cured by the Outside Date; provided that neither CCI nor Investor Newco shall have the right to terminate this Agreement pursuant to this Section 7.01(d) if CCI or Investor Newco is then in breach of any of its representations, warranties, covenants or agreements hereunder;

(e)  by CCI or Investor Newco, if Family Newco or the Family Shareholders shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(b) or 6.03(d) and (ii) is incapable of being cured by the Outside Date; provided that neither CCI nor Investor Newco shall have the right to terminate this Agreement pursuant to this Section 7.01(e) if either CCI or Investor Newco is then in breach of any of its representations, warranties, covenants or agreements hereunder;

(f)  by the Company, if CCI or Investor Newco shall have breached any of their representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.04(a) or 6.04(b) and (ii) is incapable of being cured by the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(f) if the Company is then in breach of any of its representations, warranties, covenants or agreements hereunder;

(g)  by CCI or Investor Newco, in the event that an Adverse Recommendation Change shall have occurred; or

(h)  by the Company, in accordance with the terms and subject to the conditions of Section 4.02.

Section 7.02.  Effect of Termination.

(a)  Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to Section 7.01(g) or (h), then the Company shall immediately pay to CCI a break-up fee of (i) $225,000 (the “Termination Fee”) and (ii) all of CCI and Investor Newco’s actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys’ fees) actually incurred by CCI, Investor Newco and their respective Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (the “CCI Expenses”). In addition, if CCI shall have voted all of the shares of Company Common Stock over which it has voting control in favor of the transactions contemplated by this Agreement at the Shareholder Meeting and this Agreement is terminated pursuant to Section 7.01(b)(iii), the Company shall immediately pay to CCI all of the CCI Expenses. Notwithstanding the foregoing, if CCI shall have voted all of the shares of Company Common Stock over which it has voting control in favor of the transactions contemplated by this Agreement at the Shareholder Meeting, this Agreement is terminated pursuant to Section 7.01(b)(iii), and at the time of the Shareholder Meeting a Takeover Proposal has been made public and not withdrawn or made directly to the shareholders of the Company, then in the event that, within six months after such termination, either (A) the Person making such Takeover Proposal acquires more than 50% of the voting securities of the Company, or (B) the Company enters into a definitive agreement in respect of such a Takeover Proposal, which transaction is subsequently consummated within twelve months of such termination, then in either case the Company shall pay to CCI, at the time of such acquisition or consummation, a fee equal to the Termination Fee. The parties hereto agree that the Termination Fee and the fee paid pursuant to the immediately preceding sentence are not penalties, but rather are liquidated damages in a reasonable amount that will compensate CCI for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

(b)  In the event of termination of this Agreement by either the Company, Family Newco, CCI or Investor Newco as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Family Newco, CCI, Investor Newco or the Company, other than the provisions of the last sentence of Section 5.02, Section 5.07, this Section 7.02 and Article VIII, which provisions shall survive such termination; provided, however that nothing herein shall relieve the Company, the Family Shareholders, Family Newco, CCI or Investor Newco from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

Section 7.03.  Amendment.  This Agreement may be amended by the parties hereto at any time before or after receipt of the Shareholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that is prohibited by applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.04.  Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII

General Provisions

Section 8.01.  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.02.  Notices.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) at the facsimile telephone number specified in this Section 8.02 prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile (with confirmation) at the facsimile telephone number specified in this Section 8.02 later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) when received, if sent by nationally recognized overnight courier service (providing proof of delivery) or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communication shall be as follows:

if to the Family Shareholders or Family Newco, to:

c/o Bernard Chaus, Inc.
530 Seventh Avenue
New York, NY 10018

Attention: Josephine Chaus

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Facsimile: (215) 994-4000
Attention: Martin Nussbaum, Esq.
Geraldine A. Sinatra, Esq.

if to CCI or Investor Newco, to:

Camuto Consulting Inc.
411 West Putnam Avenue
Greenwich, CT 06830

Facsimile: (866) 257-8234
Attention: Jeffrey Howald, CFO

with a copy to:

Robinson & Cole LLP
1055 Washington Boulevard
Stamford, CT 06901

Facsimile: (203) 462-7599
Attention: Eric J. Dale, Esq.

if to the Company or the Surviving Corporation, to:

c/o Bernard Chaus, Inc.
530 Seventh Avenue
New York, NY 10018

Attention: Josephine Chaus

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Facsimile: (215) 994-4000 Attention:	Martin Nussbaum, Esq. Geraldine A. Sinatra, Esq.

and

Pryor Cashman LLP
7 Times Square
New York, NY 10036

Facsimile: (212) 798-6312
Attention: Richard S. Frazer, Esq.

Section 8.03.  Definitions.  For purposes of this Agreement:

(a)  an “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(b)  “business day” means any day on which banks are not required or authorized to be closed in the City of New York;

(c)  “CIT Agreement” means the Amended and Restated Factoring and Financing Agreement, dated March 29, 2010, by and among the Company, Cynthia Steffe Acquisition LLC, S.L. Danielle Acquisition, LLC and CIT Group/Commercial Services, Inc.;

(d)  “Excluded Party” means any Person, group of Persons or group that includes any Person (so long as such Person, together with all other members of such group, if any, who were members of such group or another group that included such Person immediately prior to the No-Shop Period Start Date, represent at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement) from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the No-Shop Period Start Date, a Takeover Proposal; provided, however, that, notwithstanding anything to the contrary contained herein, such Person or group shall cease to be an “Excluded Party” at 11:59 pm New York City time on May 3, 2012 unless, prior to 11:59 pm New York City time on May 3, 2012, the Company or any of its Representatives received from such Person or group a Takeover Proposal that the special committee of the Company Board determined, in good faith, prior to 11:59 pm New York City time on May 3, 2012 and after consultation with its financial advisor and outside legal counsel, constituted or could reasonably be expected to lead to a Superior Proposal;

(e)  “Family Material Adverse Effect” means any change, effect, event, occurrence or state of facts that prevents or materially impedes, interferes with, hinders or delays the consummation by Family Newco or the Family Shareholders of the Merger or the other transactions contemplated by this Agreement;

(f)  “Investor Material Adverse Effect” means any change, effect, event, occurrence or state of facts that prevents or materially impedes, interferes with, hinders or delays the consummation by CCI or Investor Newco of the Merger or the other transactions contemplated by this Agreement;

(g)  “Knowledge” of the Company means, with respect to any matter in question, the actual knowledge of Josephine Chaus, Ariel Chaus or William Runge after reasonable inquiry, and “Knowledge” of any other Person means, with respect to any matter in question, the actual knowledge of such Person’s executive officers after reasonable inquiry;

(h)  “Material Adverse Effect” means any change, effect, event or occurrence or state of facts that (i) is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole taking into account all relevant factors, including without limitation the size of the Company and the financial condition of the Company, or (ii) prevents or materially impedes, interferes with, hinders or delays the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, other than any change, effect, event or occurrence or state of facts relating to (A) economic, financial market or geographical conditions in general, (B) changes in Law or applicable accounting regulations or principles or interpretations thereof, (C) the business of manufacturing and marketing apparel, (D) any change, in and of itself, in the Company’s stock price or trading volume, or any failure, in and of itself, by the Company to meet revenue or earnings projections (it being understood that the facts giving rise or contributing to any such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect), (E) the announcement of this Agreement and the transactions contemplated hereby and performance of and compliance with the terms of this Agreement, or (F) any action taken by Family Newco, CCI, Investor Newco or any of their respective Affiliates (except, in the case of clauses (A), (B) and (C) of this subsection 8.03(i), to the extent such change, effect, event or occurrence or state of facts has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to others in the business of manufacturing and marketing apparel);

(i)  “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

(j)  a “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person.

(k)  “Trademark License Agreement” shall mean the Trademark License Agreement between CCI and the Company dated October 27, 2010.

Section 8.04.  Interpretation.  When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article of, section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.

Section 8.05.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the Rollover Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Rollover Agreement, and (b) except for the provisions of Article II and Section 5.05, are not intended to confer upon any Person other than the parties any legal or equitable rights or remedies.

Section 8.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 8.08.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8.09.  Specific Enforcement; Consent to Jurisdiction.  Notwithstanding anything in this Agreement to the contrary, the parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the Southern District of New York or in any state court in New York County, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Southern District of New York or of any state court in New York County in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the Southern District of New York or a state court in New York County.

Section 8.10.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

[Signature page follows]

[Signature page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Family Shareholders, Family Newco, CCI, Investor Newco and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

JOSEPHINE CHAUS,
/s/ Josephine Chaus
ARIEL CHAUS,
/s/ Ariel Chaus
AARON CHAUS,
by /s/ Josephine Chaus Name: Josephine Chaus Title: Custodian
AARON CHAUS 2003 TRUST,
by /s/ Ilya Chaus Hyatt Name: Ilya Chaus Hyatt Title: Trustee
ARIEL CHAUS 2003 TRUST,
by /s/ Ilya Chaus Hyatt Name: Ilya Chaus Hyatt Title: Trustee
BC FAMILY MERGER CORP,
by /s/ Josephine Chaus Name: Josephine Chaus Title: Chief Executive Officer
CAMUTO CONSULTING, INC.,
by /s/ Vincent Camuto Name: Vincent Camuto Title: Chairman and CEO
CAMUTO MERGER SUB, INC.,
by /s/ Vincent Camuto Name: Vincent Camuto Title: Chairman and CEO
BERNARD CHAUS, INC.,
by /s/ Josephine Chaus Name: Josephine Chaus Title: Chief Executive Officer

EXHIBIT A

FAMILY SHAREHOLDERS

Josephine Chaus

Aaron Chaus 2003 Trust

Ariel Chaus 2003 Trust

Aaron Chaus 1986 Trust

Ariel Chaus 1986 Trust

Ariel Chaus

Aaron Chaus

EXHIBIT B

Certificate of Incorporation of the Surviving Corporation

1.	The name of the corporation is Bernard Chaus, Inc. (the `Corporation`).
2.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the BCL, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.
3.	The office of the Corporation within New York is located in New York County.
4.	The total number of shares of common stock which the Corporation is authorized to issue is 40,000,000, at a par value of $0.01 per share.
5.	The Secretary of State of the State of New York is designated as agent of the Corporation on whom process against the Corporation may be served. The Secretary of State shall mail a copy of any process against the Corporation served on him or her to Corporation Service Company, 80 State Street, Albany, NY 12207-2543.
6.	In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation (the “By-laws”) or adopt new By-laws without any action on the part of the shareholders; provided, however, that no such adoption, amendment or repeal shall be valid with respect to any By-law that has been adopted, amended or repealed by the shareholders; and further provided that any By-law adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the shareholders.
7.	No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that this Article Eight shall neither eliminate nor limit liability: (a) if a judgment or other final adjudication adverse to such director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his acts violated Section 719 of the BCL or (b) for any act or omission prior to the effectiveness of this Section 7. Any repeal of or modification to the provisions of this Section 7 shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Section 7 immediately prior to such repeal or modification.

EXHIBIT C

Directors of the Surviving Corporation

Josephine Chaus
Ariel Chaus
Vince Camuto
Alex Del Cielo

EXHIBIT D

Officers of the Surviving Corporation

Josephine Chaus – Chairwoman and Chief Creative Officer

Ariel Chaus – Chief Executive Officer

William Runge – Chief Financial Officer

Annex B

NATIONAL SECURITIES CORPORATION
Member of FINRA & SIPC

April 3, 2012

PRIVATE & CONFIDENTIAL

The Special Committee of
the Board of Directors
Bernard Chaus Inc.
530 Seventh Avenue
New York, NY 10018

Gentlemen:

You have informed us that on or about September 15, 2011, Camuto Consulting Inc., a Connecticut corporation (“CCI”) sent a letter of intent (the “Letter”) to the “Independent Members” of the Board of Directors of Bernard Chaus, Inc., a New York corporation (“CHBD”), setting forth terms for a proposed funding and “going private” transaction. As more fully detailed in the Merger Agreement dated April 3, 2012, the proposed transaction would be structured whereby certain Chaus family members and trusts (such holders being collectively referred to herein as the “Family Shareholders”) would contribute their shares of CHBD to BC Family Merger Corp., a New York corporation (“Family Newco”), and CCI would contribute its shares of CHBD to Camuto Merger Sub, Inc., a New York corporation (“Investor Newco”), and wholly-owned subsidiary of CCI. The parties would then merge Family Newco and Investor Newco with and into CHBD (the “Merger”), with Bernard Chaus, Inc. surviving the Merger (“Surviving Corporation”). Upon completion of the Merger, all the issued and outstanding capital stock of Family Newco would be converted and become validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation. The capital stock of the Investor Newco would be treated in the same manner as the capital stock of Family Newco. Each common share of CHBD held in Treasury, all CHBD Preferred shares and all Family Newco and Investor Newco shares would be cancelled and shall cease to exist (“Cancelled Shares”), with no consideration being delivered in exchange therefor. All other shares of CHBD common stock (excluding those who vote against the Merger or assert appraisal rights (“Dissenting Shares”) and Cancelled Shares) would be cancelled and converted into a right to receive $0.21 cash per share of CHBD, without interest (the “Merger Consideration”). A number of other conditions, representations and warranties precedent to the closing of the Merger are noted in the Merger Agreement, including operational and financial conditions.

You have requested our opinion as investment bankers as to the fairness of the Merger Consideration, from a financial point of view, to CHBD’s non-affiliated stockholders.

National Securities Corporation (“National”), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. We do not perform tax, accounting, legal services or appraisal services, nor render such advice.

National has been retained by the Special Committee of the Board of Directors of CHBD to render this opinion in connection with a possible business combination transaction, including the “going private” transaction, and will receive a fee and reimbursement of its expenses for such services. No portion of our fee is contingent upon consummation of the Merger nor is it contingent upon any recommendation by National to the Board of Directors. In addition, CHBD has agreed to indemnify National for certain liabilities arising out of its engagement, including the rendering of this opinion. National has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Merger. In the ordinary course of business, National may trade the common stock of CHBD for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

In conducting our analyses and arriving at the opinion expressed herein, we have taken into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally. In addition, we have, among other things: (i) reviewed publicly available financial information and other data with respect to CHBD, including its Annual Report on Form 10-K for the Fiscal years ended July 3, 2010 and July 2, 2011, including the amendments filed on December 21, 2010 and November 1, 2011; Quarterly Reports on Form 10-Q for the periods ended October 2, 2010, January 1, 2011, April 2, 2011, October 1, 2011 and December 31, 2011, Proxy Statement on Form DEF14A filed on November 1, 2010, Form 13G filed by Barry Jay Berkowitz on October 13, 2010, as amended on November 1, 2011, Form 13D filed by CCI on April 14, 2011, as amended on September 19, 2011, and Form 13D filed by Oceanroc Investments Limited on May 11, 2011, and certain Current Reports on Form 8-K filed on May 4, 2011, September 20, 2011 and February 1, 2012; (ii) reviewed the CCI Licensing Agreement provided to us by or on behalf of CHBD management; (iii) reviewed the China Ting Group exclusive supply agreement provided to us by or on behalf of CHBD management; (iv) reviewed the Second Amended CIT Restated Factoring and Financing Agreement provided to us by or on behalf of CHBD management; (v) reviewed the Letter from the CCI, dated September 15, 2011, detailing the “going private” transaction; (vi) reviewed a draft of the Merger Agreement by and between Family Newco, the Investor Newco and CHBD; (vii) reviewed pro forma forecasts of CHBD’s operating results for fiscal years 2012 to 2016 prepared by CHBD’s management; (viii) reviewed other schedules relating to CHBD’s assets; (ix) considered the historical financial results and present financial condition of CHBD; (x) inquired about and discussed a business combination transaction involving Family Newco and CHBD and other matters related thereto with CHBD’s Special Committee of the Board of Directors and counsel to the Special Committee; and (xi) performed such other analyses and examinations as we deemed appropriate.

In forming our opinion, we have had full access to and full cooperation from CHBD’s management to ask questions and receive answers. Our opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

In connection with our review and analyses and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or which is publicly available, and have not attempted to verify independently any such information. We have relied solely on the information and estimates provided to us by CHBD’s management and have neither made nor obtained any independent appraisals or investigations of any properties, other assets or facilities of CHBD. With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of CHBD provided to us by CHBD’s management, we have assumed that the financial information has been reasonably prepared on a basis reflecting best currently available estimates and good faith judgments of the management of CHBD as to the future financial performance of CHBD.

This opinion is for the use of the Special Committee of the Board of Directors of CHBD and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to this opinion and to National and our relationship with CHBD may be included in, filings made by CHBD with the Securities and Exchange Commission as required by law or regulation. This opinion addresses only the fairness, from a financial point of view, of the Merger Consideration to the stockholders of CHBD other than CCI, the Chaus family stockholders of CHBD and/or their affiliates (the “Non-Affiliated Stockholders”), and does not address any other aspect of the Merger or any other proposed transactions. Furthermore, this opinion does not address the relative merits of the Merger or any other transactions or business strategies that the Special Committee of the Board of Directors of CHBD has considered or may be considering, nor does it address the decision of the Board of Directors of CHBD whether to recommend or proceed with the Merger. We have not been requested to explore, nor have we explored, any alternatives to the Merger, nor have we evaluated or addressed the relative merits of the Merger as compared to any alternative business strategies or transactions that might exist for CHBD.

We express no opinion as to the prices at which shares of common stock of CHBD would trade at any time following the announcement or consummation of the Merger. This opinion should not be viewed as providing any assurance that the market value of the shares of common stock of CHBD to be held by the stockholders of CHBD after the consummation of the Merger will be in excess of the market value of the shares of such common stock owned by such stockholders at any time prior to the announcement or the consummation of the Merger. We do not express any opinion as to the future performance of CHBD or the price at which such common stock would trade at any time in the future. Our opinion has been authorized for issuance by the fairness committee of National.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration of $0.21 per share is fair to the non-affiliated stockholders of CHBD from a financial point of view.

Very truly yours,

NATIONAL SECURITIES CORPORATION

Annex C

NYBCL § 623. Procedure to enforce shareholder’s right to receive payment for shares.

(a)  A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b)  Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c)  Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d)  A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e)  Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f)  At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g)  Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h)  The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1)  The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2)  If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3)  All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4)  The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5)  The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6)  The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7)  Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8)  Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i)  Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j)  No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1)  Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2)  Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3)  The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k)  The enforcement by a shareholder of his right to receive payment, for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l)  Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m)  This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

NYBCL § 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange.

(a)  A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1)  Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A)  Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i)  To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii)  To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii)  Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B)  Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C)  Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2)  Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3)  Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

BERNARD CHAUS, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Josephine Chaus and William Runge, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Bernard Chaus, Inc. (the “Company”) held of record by the undersigned on June 12, 2012, at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on July 9, 2012, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF OTHER MATTERS THAN THE PROPOSALS LISTED ON THE REVERSE SIDE ARE PRESENTED AT THE SPECIAL MEETING, THE PERSONS NAMED ABOVE WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO THOSE MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the Reverse Side)

The Board of Directors, acting on the unanimous recommendation of the special committee composed entirely of independent directors, recommends a vote “FOR” the adoption of the merger agreement and a vote “FOR” Proposal 2.

1.  To adopt the Agreement and Plan of Merger (the “merger agreement”) by and between the Company, the Camuto Consulting Inc., a Connecticut corporation beneficially owned by Vincent Camuto and a trust for the benefit of certain of Mr. Camuto’s family members (the “Camuto Group”), Camuto Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of the Camuto Group (“Investor Newco”), certain shareholders of the Company (the “Family Shareholders”), and Family Newco, a New York corporation wholly owned by the Family Shareholders (“Family Newco”) providing for the merger of Family Newco and Investor Newco with and into the Company (the “merger”), with the Company surviving the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.  To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated: , 2012

Signature

Signature

Title(s)

Note:  Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.